Exhibit 10.3

PURCHASE AND SALE AGREEMENT

BY AND BETWEEN

MARITECH RESOURCES, INC.

AS SELLER

AND

TANA EXPLORATION COMPANY LLC

AS BUYER

MARITECH 2011 DIVESTITURE PACKAGE

OFFSHORE GULF OF MEXICO

TABLE OF CONTENTS

ARTICLE 1 SALE AND PURCHASE OF THE ASSETS	1
1.1 Acquired Assets	1
1.2 Excluded Assets	3
1.3 Ownership of Production from the Assets	5
ARTICLE 2 Purchase Price	5
2.1 Purchase Price	5
2.2 Deposit	5
ARTICLE 3 Purchase Price Adjustments	6
3.1 Adjustments to the Base Purchase Price	6
3.2 Closing Statement	8
3.3 Post-Closing Adjustments.	8
3.4 Imbalances	9
3.5 Allocation of Revenues and Expenses Upon Closing.	10
ARTICLE 4 BUYER’S DUE DILIGENCE	11
4.1 Access	11
4.2 Buyer’s Environmental Assessment	11
4.3 Buyer’s Indemnification of Seller	12
ARTICLE 5 TITLE MATTERS	12
5.1 Certain Definitions.	12
5.2 Notice of Title Defects	15
5.3 Remedies for Title Defects	15
5.4 Title Benefits	16
ARTICLE 6 ENVIRONMENTAL ASSESSMENT	16
6.1 Certain Definitions.	16
6.2 Notice of Adverse Environmental Conditions	17
6.3 Remedies for Adverse Environmental Conditions	17
ARTICLE 7 INDEPENDENT EXPERT.	18
7.1 Independent Expert	18
ARTICLE 8 Casualty loss	19
8.1 Casualty Losses and Government Takings	19
8.2 Remedies for Casualty Losses and Government Takings	19
8.3 Change in Condition	19
ARTICLE 9 PREFERENTIAL RIGHTS AND CONSENTS	20
9.1 Consents	20
9.2 Preferential Rights.	20
ARTICLE 10 REPRESENTATIONS AND WARRANTIES OF SELLER	21

i

10.1 Seller’s Representations and Warranties	21
10.2 Scope of Representations of Seller.	25
ARTICLE 11 REPRESENTATIONS AND WARRANTIES OF BUYER	27
11.1 Buyer’s Representations and Warranties	27
ARTICLE 12 INTERIM OPERATIONS	29
12.1 Interim Operations	29
12.2 Disposal Barge and Equipment	30
ARTICLE 13 CONDITIONS PRECEDENT TO CLOSING OBLIGATIONS OF BUYER	30
13.1 No Litigation	30
13.2 Representations and Warranties; Covenants	30
13.3 Aggregate Adjustments Base to Purchase Price	30
ARTICLE 14 CONDITIONS PRECEDENT TO CLOSING OBLIGATIONS OF SELLER	31
14.1 No Litigation	31
14.2 Representations and Warranties; Covenants	31
14.3 Aggregate Adjustments Base to Purchase Price	31
14.4 Buyer’s Qualification and Bonding	31
ARTICLE 15 CLOSING	31
15.1 Closing	31
15.2 Deliveries by Seller	31
15.3 Deliveries by Buyer. At Closing, Buyer shall deliver to Seller:	32
ARTICLE 16 TERMINATION	33
16.1 Termination	33
16.2 Effect of Termination	33
ARTICLE 17 BUYER’S POST-CLOSING BONDING AND INSURANCE OBLIGATIONS	33
17.1 Governmental Bonds	33
17.2 Supplemental Bonding Requirements	34
17.3 Insurance Coverages	34
ARTICLE 18 OTHER POST-CLOSING COVENANTS	35
18.1 Seller’s	35
18.2 Records	36
18.3 Operatorship	36
18.4 Suspended Funds	36
18.5 Notice of Transfer	36
18.6 Work Bid Opportunities	36
18.7 Employee Matters	36
18.8 Contribution Agreement	37
18.9 EC 328 A_Platform P&A Obligations	37
18.10 Option to Lease Office Space	37
ARTICLE 19 TAXES	38

19.1 Asset Taxes.	38
19.2 Tax Reporting	39
19.3 Transfer Taxes	39
19.4 Income and Franchise Taxes	39
ARTICLE 20 ASSUMED OBLIGATIONS; INDEMNIFICATION	39
20.1 Buyer’s Assumption of Obligations After Closing	39
20.2 Indemnification By Buyer	41
20.3 Indemnification By Seller	41
20.4 Limitation on Seller’s Indemnity Obligations	42
20.5 Survival of Provisions	42
20.6 Notice of Claim	42
20.7 Exclusive Remedy	43
ARTICLE 21 MEDIATION AND ARBITRATION	43
21.1 Mediation and Arbitration	43
ARTICLE 22 MISCELLANEOUS	45
22.1 Confidentiality	45
22.2 Notice	45
22.3 Press Releases and Public Announcements	46
22.4 COMPLIANCE WITH EXPRESS NEGLIGENCE RULE	47
22.5 Governing Law	47
22.6 Exhibits	47
22.7 Fees, Expenses, and Recording	47
22.8 Assignment	47
22.9 Buyer’s Parent as a Party	48
22.10 Seller’s Parent as a Party	48
22.11 Entire Agreement	48
22.12 Severability	48
22.13 Captions	48
22.14 Counterpart Execution	48
22.15 Waiver of Certain Damages	48
22.16 Amendments and Waivers	48
22.17 Seller’s Knowledge	49
22.18 Like-Kind Exchanges	49
22.19 Further Cooperation	49

Exhibits:

1.1(A)                      Leases and Lands
1.1(B)                      Properties
1.1(C)                      Wells
1.1(D)                      Easements
1.1(G)                      Contracts and Material Contracts
1.1(H)                      Related Assets
1.1(J)                      Vessels and Vehicles
1.2(K)                      Excluded Claims
1.2(N)                      EC 328 A Platform P&A Obligations
1.2(O)                      Excluded Property and Easements
1.2(P)                      Disposal Barge and Equipment
15.2(A)                    Form of Assignment, Bill of Sale and Conveyance
15.2(B)                    Form of Certificate of Non-Foreign Status

Schedules:

1.3A                      Inventory Hydrocarbons
2.1                        Allocated Values
3.4                        Agreed Imbalance
5.1(G)                   Liens and Encumbrances
10.1(H)                 Taxes
10.1(I)                   Suspended Funds
10.1(J)                  Compliance with Laws and Regulations
10.1(K)                 Preferential Rights and Consents to Assign
10.1(M)                 Authorities for Expenditure
10.1(N)                 Take or Pay
10.1(Q)                 Personal Property and Fixture Condition
17.1                      Bonding Requirements
18.7                      Excluded Employees
18.8                      Contribution Agreement

INDEX OF CERTAIN DEFINED TERMS

AAA	44	GAAP	6
Accounting Referee	9	Government Taking	19
Actual Asset Taxes	39	Hydrocarbons	2
Adverse Environmental Condition	17	Imbalance	10
Agreed Imbalance	10	Indemnitee	43
Agreement	1	Indemnity Cap	43
Allocated Value	5	Independent Expert	19
Allocation	39	Individual Claim Threshold	43
Asset Taxes	8	Interim Period	29
Assets	1	Inventory Hydrocarbons	5
Assumed Environmental Obligations	41	Lands	1
Assumed Obligations	40	Leases	1
Assumed Plugging and Abandonment Obligations	40	MMMF	27
Base Purchase Price	5	NORM	27
BOEMRE	32	Overestimated Amount	39
BOEMRE Lease Bonds	34	Parties	1
Buyer	1	Party	1
Buyer’s Indemnified Claim	42	Permitted Encumbrance	13
Buyer’s Parent	1	Phase I Environmental Assessment	11
Casualty Loss	19	Phase II Environmental Assessment	11
Casualty Loss Amount	20	Post-Closing Adjustment Statement	9
Claimant	44	Preferential Rights	20
Closing	32	Properties	1
Closing Adjustment Statement	8	Purchase Price	6
Closing Date	32	Records	3
Confidentiality Agreement	46	Related Assets	2
Contracts	2	Respondent	44
Contribution Agreement	37	Revised Allocation	39
Contribution Amount	38	Royalties	6
Conveyance	32	Rules	45
curative	17	Seller	1
cure	17	Seller’s Indemnified Claim	42
Current Tax Period	8	Seller’s knowledge	49
Damages	42	Seller’s Parent	1
Defect Deductible	12	Seller’s Pro Rata Share	39
Defect Notice Deadline	12	Survival Period	43
Defensible Title	12	Title Benefit	13
Deposit	5	Title Benefit Amount	16
Disputes	44	Title Benefit Notice	16
Easements	2	Title Defect	13
Effective Time	1	Title Defect Notice	15
Environmental Defect Value	17	Title Defect Value	13
Environmental Laws	17	Transition Services Agreement	32
Estimated Asset Taxes	39	Underestimated Amount	39
Excluded Assets	3	Units	2
Excluded Employees	37	Wells	1

v

PURCHASE AND SALE AGREEMENT

This Purchase and Sale Agreement (this “Agreement”) is entered into the 1st day of April, 2011, by and among MARITECH RESOURCES, INC., a Delaware corporation (“Seller”), and TANA EXPLORATION COMPANY LLC, a Delaware limited liability company (“Buyer”), and, for the limited purposes described in Sections 22.9 and 22.10, respectively, TRT HOLDINGS, INC., a Delaware corporation (“Buyer’s Parent”) and TETRA TECHNOLOGIES, INC., a Delaware corporation (“Seller’s Parent”).  Buyer and Seller are sometimes collectively referred to herein as the “Parties” and each is sometimes individually referred to as a “Party.”

RECITALS

A.           Seller desires to sell to Buyer certain oil, gas and mineral properties and other assets on the terms and conditions set forth in this Agreement.

B.           Buyer desires to purchase from Seller such assets on the terms and conditions set forth in this Agreement.

AGREEMENT

In consideration of the mutual agreements contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer and Seller agree as follows:

ARTICLE 1
SALE AND PURCHASE OF THE ASSETS

1.1 Acquired Assets. Subject to the terms and conditions of this Agreement, Seller agrees to sell, assign and deliver to Buyer, and Buyer agrees to purchase and acquire from Seller, as of 7:00 a.m. (Central Time) on January 1, 2011 (the “Effective Time”), all of Seller’s right, title and interest in and to the following, less and except the Excluded Assets, as defined hereafter (collectively, the “Assets”):

(A)
The oil and gas leases described on Exhibit 1.1(A) (including all working interests, royalty interests, overriding royalty interests, net profits interests, production payments, reversionary rights and all other interests therein, whether described or not), insofar, and only insofar as such leases cover the lands and, where indicated, depths described on Exhibit 1.1(A) (the “Lands”) (such leases, insofar as they cover the Lands, being referred to herein as the “Leases”);

(B)	the facilities and lands described on Exhibit 1.1(B) (the “Properties”);

(C)	All wells located on or associated with the Leases or Lands (whether producing, not producing or abandoned) (the “Wells”), including, without limitation, the Wells identified on Exhibit 1.1(C);

(D)
To the extent assignable or transferable, all easements, rights of way, licenses, permits, servitudes and other rights, privileges, benefits and powers to the extent used in connection with the operation of the Leases, Units (hereinafter defined), Wells, or Related Assets (hereinafter defined) (collectively, the “Easements”), including, without limitation, the Easements identified on Exhibit 1.1(D);

(E)
All rights, obligations and interests in any unit or pooled area in which the Leases are included, including all interests in any Wells within the Units associated with the Leases, together with the rights in and to all existing and effective unitization, pooling and communitization agreements, declarations and orders, and the properties covered and the Units created thereby, to the extent they relate to or affect any of the Leases, Lands, Properties and Wells (the “Units”);

(F)
All of the oil and gas and associated hydrocarbons in, on and under or that may be produced from or otherwise attributable to the Lands, the Leases, the Units or the Properties (“Hydrocarbons”) from and after the Effective Time;

(G)
To the extent assignable and applicable to the Assets, all hydrocarbon purchase and sale agreements, farmin agreements, farmout agreements, bottom hole agreements, acreage contribution agreements, operating agreements, unit agreements, processing agreements, options, leases of equipment or facilities, joint venture agreements, pooling agreements, transportation agreements, rights-of-way and other contracts, agreements and rights, which are owned by Seller, in whole or in part, and are appurtenant to the Leases, Lands, Wells, Units or Properties, or used in connection with the sale, distribution or disposal of Hydrocarbons or water from the Leases, Lands, Wells, Units or Properties (collectively, the “Contracts”), including, without limitation, the Contracts identified on Exhibit 1.1(G);

(H)
All well equipment, platforms, caissons and other such structures, pipelines, flowlines, gathering systems, plants, piping, buildings, treatment facilities, disposal facilities, injection facilities, compressors, casing, tanks, tubing, pumps, pumping units, motors, fixtures, machinery and other equipment located in or on the Leases, Lands, Wells, Units or Properties or used in the operation thereof which are owned by Seller, in whole or in part (the “Related Assets”), including, without limitation, the Related Assets identified on Exhibit 1.1(H);

(I)
To the extent assignable, all governmental permits, licenses and authorizations, as well as any applications for the same, related to the Leases, Lands, Wells, Units, Properties, Contracts or Related Assets, or the use thereof;

(J)	All vehicles and vessels used in the operation of the Assets, including without limitation the vehicles and vessels listed on Exhibit 1.1(J); and

(K)
All of Seller’s files, records and data relating to the items described in subsections (A) through (J) above, including, without limitation, all lease, well, division order and other title records (including title curative documents); surveys, maps and drawings; contracts; correspondence; regulatory, geological records and information; production records, electric logs, core data, pressure data, decline curves, graphical production curves and all related matters and construction documents; and Seller’s proprietary geophysical and seismic records and interpretations of same, data and related information, if any, that is not subject to contractual restrictions on disclosure or transfer (collectively, the “Records”).

1.2 Excluded Assets.  Notwithstanding the foregoing, the Assets shall not include, and there is excepted, reserved and excluded from the purchase and sale contemplated herein, the following items (collectively, the “Excluded Assets”):

(A)
all credits, rebates, refunds, adjustments, accounts, instruments and general intangibles, and all insurance claims, all to the extent attributable to the Assets with respect to any period of time prior to the Effective Time and received by Buyer or Seller within eighteen (18) months after the Closing Date (hereinafter defined);

(B)
to the extent monetary settlement for same is received by Buyer or Seller within eighteen (18) months after the Closing Date all claims of Seller for refunds of or loss carry forwards with respect to (i) ad valorem, severance, production or any other taxes attributable to any period prior to the Effective Time, (ii) income or franchise taxes of Seller, or (iii) any taxes attributable to the other Excluded Assets, and such other refunds, and rights thereto, for amounts paid in connection with the Assets and attributable to the period prior to the Effective Time, including refunds of amounts paid under any gas gathering or transportation agreement;

(C)
all proceeds, income or revenues (and any security or other deposits made) attributable to (i) to the extent monetary settlement for same is received by Buyer or Seller within eighteen (18) months after the Closing Date, the Assets for any period prior to the Effective Time, or (ii) any other Excluded Assets;

(D)	all of Seller’s proprietary computer software, technology, patents, trade secrets, copyrights, names, trademarks, logos and other intellectual property;

(E)	all of Seller’s rights and interests in geological and geophysical data which cannot be transferred without the consent of, or payment to, any party, unless Buyer obtains the applicable consent or makes the applicable payment;

(F)	all documents and instruments of Seller that are protected by an attorney-client privilege (other than title opinions);

(G)	data and other information that cannot be disclosed or assigned to Buyer as a result of confidentiality or similar arrangements under agreements with persons unaffiliated with Seller;

(H)
any and all files, records, contracts and documents relating to Seller’s efforts to sell the Assets (or any other discussions or negotiations regarding the sale or other disposition of any of the Assets), including any research, valuation or pricing information prepared by Seller and/or its consultants in connection therewith, and any bids received for such interests and information and correspondence in connection therewith;

(I)
to the extent monetary settlement for same is received by Buyer or Seller within eighteen (18) months after the Closing Date, all audit rights arising under any of the Contracts or otherwise with respect to any period prior to the Effective Time or with respect to any of the other Excluded Assets;

(J)	all corporate, partnership, and income tax records of Seller;

(K)
all claims arising from acts, omissions or events, or damage to or destruction of the Assets before the Effective Time listed on Exhibit 1.2(K) and all rights, titles, claims and interests of Seller related thereto (i) under any policy or agreement of insurance or indemnity, (ii) under any bond or letter of credit, or (iii) to any insurance or condemnation proceeds or awards;

(L)	all bonds posted by Seller;

(M)	all of Seller’s right, title and interest in, to and under the Contribution Agreements, as more fully described in Section 18.8;

(N)
all obligations to plug, abandon and remove the East Cameron 328 A Platform (together with all obligations to plug, abandon and/or remove all wells, equipment, pipeline segments, subsurface debris and obstructions related thereto, as set forth on Exhibit 1.2(N), the “EC 328 A Platform P&A Obligations”);

(O)
the property described in Exhibit 1.2(O), together with an undivided interest in all easements, rights-of-way, licenses, permits, servitudes, surface leases, surface use agreements, and similar rights, obligations and interests, to the extent they are attributable and allocable to rights and interests so retained by Seller;

(P)	the equipment, material and barge currently located at Timbalier Bay and described on Exhibit 1.2(P) (the “Disposal Barge and Equipment”)

(Q)
all obligations, liability, and benefits related to claims and/or counterclaims asserted in the litigation listed on Schedule 10.1(H), to the extent related to production prior to the Effective Time, and the responsibility for the cost of defense thereof.

1.3 Ownership of Production from the Assets

(A)
Production Before the Effective Time.  Seller shall own all Hydrocarbons produced from or attributable to the Assets before the Effective Time.  If, at the Effective Time, merchantable Hydrocarbons produced from or attributable to the Assets are stored in tanks (the “Inventory Hydrocarbons”), Seller shall sell to Buyer, and Buyer shall purchase from Seller, the Inventory Hydrocarbons at the contract price in effect as of the Effective Time or the market value if there is no contract price in effect as of the Effective Time.   The Inventory Hydrocarbons have been gauged and measured as of the Effective Time as set forth on Schedule 1.3A, which the Parties may update prior to Closing.  Buyer shall pay Seller for the Inventory Hydrocarbons as an adjustment to the Purchase Price at Closing, as provided in Section 3.1(A)(ii).

(B)
Production After the Effective Time.  Upon Closing, Buyer will own all Hydrocarbons produced from or attributable to the Assets from and after the Effective Time; provided, however, that Seller may sell on Buyer’s behalf all Hydrocarbons produced from or attributable to the Assets between the Effective Time and the Closing Date, and Seller will credit Buyer with the proceeds received from such sales as an adjustment to the Purchase Price subject to adjustment as provided in Section 3.1(B)(i).

ARTICLE 2
PURCHASE PRICE

2.1 Purchase Price.  The purchase price for the Assets is Two Hundred Twenty-Two Million Two Hundred Fifty Thousand Dollars (U.S.) ($222,250,000) (the “Base Purchase Price”), subject to the adjustments provided for herein.  The Base Purchase Price is allocated among the Assets as provided in Schedule 2.1 (the portion of the Base Purchase Price so allocated to an Asset being referred to herein as its “Allocated Value.”)

2.2 Deposit.  Within two (2) business days after Buyer’s receipt of notice of the approval of this Agreement and the transactions contemplated by this Agreement by Board of Directors of Seller’s Parent, Buyer shall pay to Seller, by wire transfer of immediately available funds, a performance guarantee deposit (the “Deposit”) in the amount of five percent (5%) of the Base Purchase Price.  Said sum is considered and recognized by Buyer and Seller as a deposit on the above stated Base Purchase Price and as earnest money for Buyer’s performance hereunder.  If Buyer fails to pay the Deposit within two (2) business days after Buyer’s receipt of notice of the approval of this Agreement and the transactions contemplated by this Agreement by Board of Directors of Seller’s Parent, Seller may, at its sole discretion, terminate this Agreement upon written notice to Buyer, and, in such event, Seller and Buyer shall have no further obligation(s) to one another.  If the Board of Directors of Seller’s Parent fails or refuses to approve this Agreement and the transactions contemplated hereunder on or before April 8, 2011, then this Agreement shall terminate and in such event, Seller and Buyer shall have no further obligation(s) to one another.

ARTICLE 3
PURCHASE PRICE ADJUSTMENTS

3.1 Adjustments to the Base Purchase Price.  The Base Purchase Price shall be adjusted as follows (as so adjusted, the “Purchase Price”).

(A)	The Base Purchase Price shall be adjusted upward (without duplication) by:

(i)
an amount equal to the proceeds actually received by Buyer from the sale of Hydrocarbons produced from or attributable to the Assets prior to the Effective Time (other than Inventory Hydrocarbons), net of lessors’ royalties, overriding royalties, production payments, net profits interests, carried working interests and other similar burdens payable to third parties which burden the Assets (collectively, “Royalties”) and severance taxes paid by Buyer to third parties with respect thereto (without duplication of any amounts included in the downward adjustment to the Base Purchase Price pursuant to Section 3.1(B)(ii));

(ii)
an amount equal to the value of all Inventory Hydrocarbons, such value to be based upon the contract price governing Hydrocarbon sales from the applicable Asset in effect as of the Effective Time (or the market value if there is no price in effect as of the Effective Time), net of Royalties and severance taxes (without duplication of any amounts included in the downward adjustment to the Base Purchase Price pursuant to Section 3.1(B)(ii));

(iii)
without duplication of any adjustment pursuant to Section 3.1(B)(i), an amount equal to all operating and capital costs, expenses and other expenditures (whether capitalized or expensed), actually paid by Seller, in compliance with this Agreement, that are, in accordance with generally accepted accounting principles in the United States, consistently applied (“GAAP”), attributable to the ownership or operation of the Assets after the Effective Time, including, without duplication, all Royalties, rentals and other burdens on production, transportation and other fees and expenses relating to the transportation, processing and marketing of Hydrocarbons produced after the

Effective Time; rentals and other similar charges; expenses under applicable joint operating agreements or other contracts or agreements, including without limitation, drilling, completion, reworking, deepening, sidetracking, and plugging and abandonment costs; and ad valorem, property, production, excise, severance, and any other taxes (except income or franchise taxes) based upon or measured by the ownership of the Assets or the production of Hydrocarbons therefrom after the Effective Time;

(iv)
a fixed monthly rate, prorated if necessary, of $150,000 as compensation for overhead, operation and maintenance expenses (excluding workover costs, plugging and abandoning costs, and major costs) from and after the Effective Time to the Closing Date; provided, however, that Seller shall be entitled to retain amounts paid to Seller by third parties expressly designated as overhead charges pursuant to the  joint operating agreement governing the applicable Asset from and after the Effective Time to the Closing Date;

(v)	to the extent the Assets are, in the aggregate, underproduced, the value of such net Imbalance, calculated as provided in Section 3.4;

(vi)	adjustments with respect to Title Benefits, pursuant to Section 5.4; and

(vii)	any other amount agreed upon in writing by Seller and Buyer.

(B)	The Base Purchase Price shall be adjusted downward (without duplication) by:

(i)
an amount equal to the proceeds actually received by Seller from the sale of Hydrocarbons produced from or attributable to the Assets after the Effective Time, net of Royalties and severance taxes paid by Seller (without duplication of any amounts included in the adjustment to the Base Purchase Price pursuant to Section 3.1(A)(iii));

(ii)
an amount equal to all operating and capital costs, expenses and other expenditures (whether capitalized or expensed), actually paid by Buyer that are, in accordance with GAAP, attributable to the ownership or operation of the Assets prior to the Effective Time, including, without duplication, all Royalties, rentals and other burdens on production, transportation and other fees and expenses relating to the transportation, processing and marketing of Hydrocarbons produced prior to the Effective Time; rentals and other similar charges; expenses under applicable joint operating agreements or other contracts or agreements, including without limitation, drilling, completion, reworking, deepening, sidetracking, and plugging and abandonment costs; and, without duplication of any adjustment pursuant to Section 3.1(A)(i), ad valorem, property, production, excise, severance, and any other taxes (except income or franchise taxes) based upon or measured by the ownership of the Assets or the production of Hydrocarbons therefrom prior to the Effective Time;

(iii)	all amounts related to Preferential Rights as determined pursuant to Section 9.2;

(iv)	to the extent the Assets are, in the aggregate, overproduced, the value of such net Imbalance, calculated as provided in Section 3.4;

(v)	the amount of any adjustment for Title Defects and Adverse Environmental Conditions, determined as provided in Article 5 and Article 6, respectively;

(vi)
Seller’s share of the amount of all ad valorem, severance, property or other taxes (other than income and sales or use taxes) paid or payable with respect to or attributable to the Assets (“Asset Taxes”) for the tax period in which the Effective Time occurs (the “Current Tax Period”) which are unpaid as of the Closing Date, to the extent attributable to periods prior to the Effective Time, which amount shall, where possible, be computed based upon the tax rate and values applicable to the tax assessment period in question; otherwise, the amount of the adjustment under this paragraph shall be estimated based upon such taxes assessed against the applicable portion of the Assets for the immediately preceding tax assessment period just ended; and

(vii)	any other amount agreed upon in writing by Seller and Buyer.

3.2 Closing Statement.  Seller shall prepare, in accordance with the provisions of this Article 3, a statement (the “Closing Adjustment Statement”) setting forth each adjustment to the Base Purchase Price.  Seller shall submit the Closing Adjustment Statement to Buyer, together with reasonable documentation supporting the calculation of amounts presented on the Closing Adjustment Statement, no later than five (5) business days prior to the scheduled Closing Date.  In the event Buyer believes that the Closing Adjustment Statement does not accurately set forth the Purchase Price and/or the adjustments thereto, Buyer shall communicate to Seller in writing such inaccuracies no later than three (3) business days prior to Closing. The Parties shall cooperate to prepare a mutually agreeable Closing Adjustment Statement on or before the date that is two (2) days prior to Closing.  When available, actual figures will be used for the adjustments at Closing.  To the extent actual figures are not available, estimates shall be used, subject to final adjustments as described in Section 3.3 below.

3.3 Post-Closing Adjustments.

(A)
A post-closing adjustment statement (the “Post-Closing Adjustment Statement”) based on the actual income and expenses shall be prepared and delivered by Seller to Buyer within one hundred twenty (120) days after the Closing Date, proposing further adjustments to the calculation of the Purchase Price based on the information then available.  Seller and Buyer shall each be given access to and shall be entitled to review and audit the other Party’s records pertaining to the computation of amounts in such Post-Closing Adjustment Statement.

(B)
Within one hundred fifty (150) days after the Closing Date, Buyer shall deliver to Seller a written statement describing in reasonable detail its objections (if any) to any amounts or items set forth on or omitted from the Post-Closing Adjustment Statement.  If Buyer does not raise objections within such period, then the Post-Closing Adjustment Statement shall become final and binding upon the Parties at the end of such period.

(C)
If Buyer raises objections, the Parties shall negotiate in good faith to resolve any such objections.  If the Parties are unable to resolve any disputed item within fifteen (15) days after Seller’s receipt of Buyer’s written objections to the Post-Closing Adjustment Statement, any such disputed item shall be submitted to a nationally recognized independent accounting firm mutually agreeable to the Parties (the “Accounting Referee”) who shall be instructed to resolve such disputed item within thirty (30) days.  The resolution of disputes by the Accounting Referee shall be set forth in writing and shall be conclusive, binding upon and non-appealable by the Parties.  The fees and expenses of the Accounting Referee shall be paid one-half by Buyer and one-half by Seller.

(D)
Within five (5) days after the Post-Closing Adjustment Statement has become final and binding on the Parties or, if applicable, the issuance of the Accounting Referee’s decision, then, (i) in the event the estimated Purchase Price paid at Closing is greater than the final Purchase Price, as finally determined in the Post-Closing Adjustment Statement or by the Accounting Referee, as applicable, then Seller shall pay the amount of such difference to Buyer; and (ii) in the event the estimated Purchase Price paid at Closing is less than the final Purchase Price, as finally determined in the Post-Closing Adjustment Statement or by the Accounting Referee, as applicable, then Buyer shall pay the amount of such difference to Seller.

3.4 Imbalances.  Buyer shall assume all rights and obligations of Seller arising from Imbalances pertaining to the Assets from and after the Effective Time (whether overproduced or underproduced). The Net Imbalances attributable to the Assets as of the Effective Time are estimated to be as set forth on Schedule 3.4 (the “Agreed Imbalance”), notwithstanding that the actual Imbalance may be less or greater.  Seller shall use reasonable efforts to attempt to determine the actual net Imbalances in preparation of the Post-Closing Adjustment Statement.  The Base Purchase Price shall be increased in the Post-Closing Adjustment Statement by the actual Imbalance as of the Effective Time in the manner set forth below if the Assets are underproduced and shall be decreased in the same manner if the Assets are overproduced, in each case as provided in Section 3.1.  Such Imbalances shall be accounted for between the Parties at the price of $4.00 per MMBtu for gas and $90.00 per barrel for oil (and associated Hydrocarbons).  Such settlement shall be final and neither Party thereafter shall make claim upon the other concerning the Imbalances of the Assets, each Party hereby waiving any such claim to the extent permitted by applicable law.  The term “Imbalance” means any Hydrocarbons production or pipeline imbalance existing as of the Effective Time with respect to any of the Assets, together with any related rights or obligations as to future cash and/or gas or product balancing, as a result of, production or pipeline delivery imbalances.

3.5 Allocation of Revenues and Expenses Upon Closing.

(A)
Allocation of Refunds and Receivables as of the Effective Time.  Seller shall retain all receivables, refunds and other amounts attributable to the ownership or operation of the Assets prior to the Effective Time to the extent received by Buyer or Seller within eighteen (18) months after the Closing Date.  Except to the extent an upward adjustment of the Base Purchase Price has been made with respect thereto, if Buyer collects any such receivable, refund or other amount, then Buyer shall promptly remit any such amount to Seller.  After Closing, Buyer shall own all receivables, refunds and other amounts attributable to the ownership or operation of the Assets on or after the Effective Time.  Except to the extent a downward adjustment of the Base Purchase Price has been made with respect thereto, if Seller collects any such receivable, refund or other amount, then Seller shall promptly remit any such amount to Buyer.

(B)
Audit Adjustments.  Seller shall retain all rights and obligations relating to adjustments resulting from any operating agreement and other audit claims asserted by or against third party operators to the extent attributable to ownership or operation of the Assets prior to the Effective Time.  Any credit received by Buyer pertaining to such an audit claim shall be paid to Seller within thirty (30) days after receipt.

(C)
Refunds of Asset Taxes.  Refunds of Asset Taxes shall be promptly paid as follows (or to the extent payable but not paid due to offset against other Taxes shall be promptly paid (or retained, as appropriate) by the Party receiving the benefit of the offset as follows):  (i) to Seller to the extent attributable to periods prior to the Effective Time; and (ii) to Buyer to the extent attributable to periods from and after the Effective Time.

(D)
Other Proceeds and Expenses.  Upon and after Closing, subject to and except as otherwise provided herein and except to the extent an adjustment or an accounting with respect thereto has previously been made, (A) all monies, refunds, proceeds, receipts, credits, receivables, accounts and income attributable to the Assets conveyed hereunder (i) for all periods of time from and after the Effective Time shall be the property and entitlement of Buyer, and, to the extent received by Seller, Seller shall fully disclose and account therefor to Buyer promptly, and (ii) for the period of time prior to the Effective Time shall be the sole property and entitlement of Seller and to the extent received by Buyer, Buyer shall fully disclose and account therefor to Seller promptly and, similarly, (B) all operating expenses and capital expenditures relating to the ownership and operation of the Assets (i) which are attributable to periods prior to the Effective Time shall be the sole responsibility of Seller, and Seller shall promptly pay same, or if paid by Buyer, promptly reimburse Buyer for same and (ii) which are attributable to periods from and after the Effective Time shall be the sole obligation of Buyer and Buyer shall promptly pay same, or if paid by Seller, promptly reimburse Seller for same.

(E)	Cooperation. Each Party covenants and agrees to promptly inform the other with respect to amounts owing under this Section 3.5.

ARTICLE 4
BUYER’S DUE DILIGENCE

4.1 Access.  Prior to Closing, Seller shall grant to Buyer and its representatives, employees, consultants, independent contractors, attorneys and other advisors reasonable access during Seller’s normal  business hours to (i) the Contracts and the Records, which shall be made available for review in Seller’s offices; and (ii) the Leases and other Assets operated by Seller, provided that Buyer and its representatives shall first execute such boarding agreements as may be reasonably requested by Seller prior to entering the Leases, and, with respect to Leases and other Assets not operated by Seller, Seller shall reasonably cooperate with Buyer, at no cost or expense to Seller, to obtain the operator’s consent to Buyer’s access to such non-operated leases, but Seller cannot assure such access.

4.2 Buyer’s Environmental Assessment.  Buyer’s inspection of the Assets may include a Phase I Environmental Assessment and a limited Phase II Environmental Assessment of soil and water sampling and sampling interior building materials of any structure intended for human entry at sites selected by Buyer, subject to obtaining access rights pursuant to Section 4.1.  For purposes of this Agreement, a “Phase I Environmental Assessment” means (i) a review of Seller’s and governmental records with respect to the compliance of the Assets with environmental laws, and (ii) subject to access rights pursuant to Section 4.1, a site visit to visually inspect and survey the Assets and obtain data regarding Asset condition through non-invasive or non-destructive means.  For purposes of this Agreement, a “Phase II Environmental Assessment” means limited soil and water sampling and sampling interior building materials of any structure intended for human entry at sites selected by Buyer, subject to obtaining access rights pursuant to Section 4.1. Seller shall be provided at least forty-eight (48) hours’ prior notice of any such inspections, and Seller’s representative(s) shall have the right to witness all such inspections.  Buyer shall give Seller twenty-four (24) hours notice prior to conducting invasive testing or sampling of any kind.  Buyer shall conduct any sampling so as to be minimally invasive with respect to the Assets and so as to not interfere with or damage same.  With respect to any samples taken in connection with Buyer’s assessment, Buyer shall take split samples, providing one of each such sample, properly labeled and identified, to Seller.  Buyer will, if so requested by Seller, furnish Seller with a copy of any Phase I and Phase II Environmental Assessments and sampling results for the Assets including, without limitation, all final reports, data, and conclusions.  The cost and expense of Buyer’s assessments, if any, shall be borne solely by Buyer.

4.3 Buyer’s Indemnification of Seller.  Buyer hereby RELEASES and INDEMNIFIES and SHALL DEFEND AND HOLD HARMLESS Seller and its affiliates and their respective shareholders, officers, directors, employees, agents, representatives, contractors, successors, and assigns from and against any and all claims, demands, causes of action, damages, liabilities, payments, charges, costs, and expenses of any kind or character arising from Buyer’s inspection of the Assets, including, without limitation, claims for personal or bodily injuries to or death of any person or damage to the Assets or the property of any person.  THE FOREGOING INDEMNITY INCLUDES, AND THE PARTIES INTEND IT TO INCLUDE, AN INDEMNIFICATION OF THE INDEMNIFIED PARTIES FROM AND AGAINST CLAIMS ARISING OUT OF OR RESULTING, IN WHOLE OR PART, FROM THE CONDITION OF THE ASSETS OR THE SOLE, JOINT, COMPARATIVE, OR CONCURRENT NEGLIGENCE (BUT NOT GROSS NEGLIGENCE OR WILLFUL MISCONDUCT) OR STRICT LIABILITY OF, ANY OF THE INDEMNIFIED PARTIES.

ARTICLE 5
TITLE MATTERS

5.1 Certain Definitions.

(A)	“Defect Deductible” means an amount equal to two percent (2%) of the Base Purchase Price.

(B)	“Defect Notice Deadline” means 5:00 p.m. Central Time on the day which is the tenth (10th) day prior to the Closing Date.

(C)
“Defensible Title” means, with respect to an Asset, such title to the Asset that, subject to Permitted Encumbrances, (i) entitles Seller to receive not less than the percentage set forth in Exhibit 1.1(A) as Seller’s “Net Revenue Interest” of all Hydrocarbons produced, saved and marketed from the Asset; (ii) obligates Seller to bear not greater than the percentage set forth in Exhibit 1.1(A) as Seller’s “Working Interest” of the costs and expenses relating to the maintenance, development and operation of the Asset (unless there is a corresponding increase in the Net Revenue Interest); and (iii) is free and clear of all liens, claims and encumbrances.

(D)
“Title Benefit” shall mean that (i) Seller’s Net Revenue Interest in any Asset is greater than the Net Revenue Interest with respect to such Asset set forth in Exhibit 1.1(A), or (ii) Seller’s Working Interest in any Asset is less than the Working Interest set forth in Exhibit 1.1(A) for such Asset without a proportionate decrease in Seller’s Net Revenue Interest in such Asset.

(E)
“Title Defect” shall mean any particular defect in or failure of Seller’s ownership of all or any portion of any Asset that causes Seller to not have Defensible Title to all or a portion of such Asset.  Notwithstanding any other provision in this Agreement to the contrary, the following shall not be considered Title Defects:  (a) defects or irregularities that have been cured or remedied by the passage of time, including, without limitation, applicable statutes of limitation or statutes for prescription; (b) any individual matter having a Title Defect Value of $50,000 or less, net to Seller’s interest; or (c) any failure to record state or federal Leases, or assignments thereof, in county or parish records.

(F)
“Title Defect Value” means, with respect to an Asset, the amount by which the value of such Asset is impaired as a result of the existence of one or more Title Defects.  The Title Defect Value with respect to an Asset shall be determined taking into consideration the Allocated Value of the affected Asset, the portion of the Asset affected by such Title Defect, and the legal effect of such Title Defect on the Asset. If such Title Defect is in the nature of a lien, then Seller and Buyer agree that the Title Defect Value shall be equal to the amount required to fully discharge such lien.  If the Title Defect results from any matter not described above, the Title Defect Value shall be an amount equal to the difference between the value of the Asset as impaired by such Title Defect and the value of such Asset without such Title Defect (taking into account the Allocated Value of the Asset).

(G)	“Permitted Encumbrance” means:

(i)
Any materialman’s, mechanics’, repairman’s, employees’, contractors’, operators’, or other similar liens, security interests or charges for liquidated amounts arising in the ordinary course of business incidental to construction, maintenance, development, production or operation of the Assets, or the production or processing of Hydrocarbons therefrom, that are not delinquent or, if delinquent, are being contested in good faith by appropriate proceedings and are listed on Schedule 5.1(G);

(ii)
To the extent that the net cumulative effect of such contracts and documents, as to a particular Asset, do not operate to reduce the Net Revenue Interest of Seller in such Asset below that specified in Exhibit 1.1(D) or obligate Seller to bear a greater Working Interest in such Asset above that specified in Exhibit 1.1(D); production sales contracts; division orders; contracts for sale, purchase, exchange, refining, processing or fractionating of hydrocarbons; compression agreements; equipment leases; surface leases; unitization and pooling designations, declarations, orders and agreements; processing agreements; plant agreements; pipeline, gathering, and transportation agreements; injection, repressuring, and recycling agreements; salt water or other disposal agreements; seismic or geophysical permits or agreements; and any and all other agreements which are ordinary and customary in the oil and gas exploration, development, or extraction business, or in the business of processing of gas and gas condensate production for the extraction of products therefrom;

(iii)	Any liens for taxes not yet delinquent or, if delinquent, that are being contested in good faith by appropriate proceedings and are listed on Schedule 5.1(G);

(iv)
Any liens or security interests created by law or reserved in oil, gas and/or mineral leases for royalty, bonus, or rental or for compliance with the terms of any Asset which are not yet delinquent or, if delinquent, that are being contested in good faith by appropriate proceedings;

(v)
Any easements, rights-of-way, servitudes, permits, licenses, surface leases and other rights with respect to surface operations, to the extent such matters do not interfere in any material respect with Seller’s (or, upon Closing, will not interfere in any material respect with Buyer’s) operation of the portion of the Asset burdened thereby;

(vi)
All royalties, overriding royalties, net profits interests, carried interests, reversionary interests and other burdens, to the extent that the net cumulative effect of such burdens, as to a particular Asset, does not operate to reduce the Net Revenue Interest of Seller in such Asset below that specified in Exhibit 1.1(A);

(vii)	Conventional rights of reassignment to third parties not affiliated with Seller arising upon surrender or abandonment of any Asset;

(viii)	all approvals required to be obtained in connection with the transactions contemplated herein from governmental authorities which are customarily obtained post-closing;

(ix)	preferential rights to purchase the Assets and required consents to the transfer of the Assets described on Schedule 10.1(K);

(x)
Rights reserved to or vested in any governmental authority to control or regulate any of the Wells or Units included in the Asset and all applicable laws, rules, regulations and orders of such authorities;

(xi)
Minor defects and irregularities in title and other restrictions that are of the nature customarily accepted by prudent purchasers of oil and gas properties and do not materially affect the value of any property encumbered thereby or materially impair the ability of the obligor to use any such property in its operations; provided the effect thereof does not operate to reduce the Net Revenue Interest of Seller for any Asset below the Net Revenue Interest set forth in Exhibit 1.1(A) or increase the Working Interest of Seller for any Asset above the Working Interest set forth in Exhibit 1.1(A) for such Asset (unless there is a corresponding increase in the Net Revenue Interest for such Asset); and

(xii)	any matter described with particularity on any schedule or exhibit to this Agreement.

5.2 Notice of Title Defects.  If Buyer discovers any Title Defect affecting any of the Assets, Buyer shall notify Seller promptly, but in any event prior to the Defect Notice Deadline, of such alleged Title Defect.  To be effective, such notice (“Title Defect Notice”) must (i) be in writing, (ii) be received by Seller prior to the Defect Notice Deadline, (iii) describe the Title Defect in reasonable detail, (iv) identify the specific Asset(s) affected by such Title Defect, and (v) include Buyer’s reasonable estimate of the Title Defect Value.  Any matters that may otherwise constitute Title Defects, but of which Seller has not been specifically notified by Buyer in accordance with the foregoing, shall be deemed to have been waived by Buyer for all purposes.

5.3 Remedies for Title Defects.  Upon the receipt of a Title Defect Notice from Buyer delivered in accordance with Section 5.2, Seller shall have the option, but not the obligation, to attempt to cure such Title Defect at any time prior to the Closing.  The cost of such cure or attempted cure of such Title Defect shall be borne by Seller.  If Seller is unable or unwilling to cure the Title Defect before Closing, then Buyer and Seller will have the following rights and remedies with respect to the uncured Title Defect(s):

(A)	Buyer may waive the uncured Title Defect and proceed with Closing without adjustment to the Base Purchase Price.

(B)
If the aggregate Title Defect Values of uncured, unwaived Title Defects together with the aggregate Environmental Defect Values of uncured, unwaived Adverse Environmental Conditions are less than or equal to the Defect Deductible, Seller and Buyer shall proceed with Closing as to all of the Assets without curative action by Seller with respect to such Title Defects and without adjustment to the Base Purchase Price.

(C)
If the aggregate Title Defect Values of uncured, unwaived Title Defects together with the aggregate Environmental Defect Values of uncured, unwaived Adverse Environmental Conditions exceeds the Defect Deductible, then the Base Purchase Price shall be reduced by the amount by which the aggregate Title Defect Values and Environmental Defect Values agreed to by the Parties exceed the Defect Deductible.  If the Parties are unable to agree on whether a Title Defect exists or the Title Defect Value attributable thereto, then (i) if the Title Defect Value of an

Asset exceeds the Allocated Value for such Asset, Buyer or Seller may, at such Party’s election, exclude the affected Asset from this transaction and reduce the Base Purchase Price by the Allocated Value of the excluded Asset, without application of the Defect Deductible that might otherwise limit the reduction of the Base Purchase Price associated with a Title Defect; or (ii) either party may refer the dispute to an Independent Expert, as defined hereinafter, for determination, in which case the affected Asset shall be included in the Assets delivered at Closing, and, in the event the Title Defect Value(s), as determined by the Independent Expert, when aggregated with all other Title Defect Values and Environmental Defect Values, exceeds the Defect Deductible, the Base Purchase Price shall be adjusted with respect thereto in the Post-Closing Adjustment Statement.

(D)	The remedies set forth in this Section 5.3 are Buyer’s exclusive remedies for all Title Defects, and Seller shall have no other liability to Buyer with respect to Title Defects.

5.4 Title Benefits.  If, prior to the Defect Notice Deadline, Buyer identifies a Title Benefit affecting the Assets, Buyer shall notify Seller of such Title Benefit.  Subject to the limitations set out below, Seller shall be entitled to an upward adjustment to the Base Purchase Price with respect to all Title Benefits of which either Party provides (or is required to provide) notice to the other Party (a “Title Benefit Notice”) prior to the Defect Notice Deadline.  If the Title Benefit is in the nature of Seller’s Net Revenue Interest in an Asset being greater than the Net Revenue Interest set forth on Exhibit 1.1(A) and the Working Interest is also proportionately increased, then Buyer and Seller agree that, subject to the limitation set out below, the Base Purchase Price shall be increased by an amount (the “Title Benefit Amount”) equal to the Allocated Value for the relevant Asset multiplied by a fraction, the numerator of which is the amount of the increase in such Net Revenue Interest as a result of such Title Benefit and the denominator of which is the Net Revenue Interest specified for such Asset on Exhibit 1.1(A).  No adjustment shall be made with respect to any Title Benefit unless the Title Benefit Amount attributable thereto exceeds $50,000. If with respect to a timely asserted Title Benefit the Parties have not agreed on the validity of the Title Benefit or the Title Benefit Amount attributable thereto on or before Closing, either Party shall have the right to elect by written notice to the other Party to have the validity of the Title Benefit and/or the Title Benefit Amount determined by an Independent Expert pursuant to Article 7.

ARTICLE 6
ENVIRONMENTAL ASSESSMENT

6.1 Certain Definitions.

(A)
“Adverse Environmental Condition” means, with respect to any Asset, the failure of the Asset to be in compliance with applicable Environmental Laws; provided, however, that no individual matter shall be deemed to be or constitute an Adverse Environmental Condition unless the Environmental Defect Value for such matter exceeds $50,000, net to Seller’s interest in the Asset.

(B)
The term “cure” or “curative” means, with respect to any Adverse Environmental Condition, the undertaking and completion of those actions and activities necessary to remediate such Adverse Environmental Condition to the degree necessary such that such Adverse Environmental Condition no longer constitutes an Adverse Environmental Condition.

(C)
“Environmental Defect Value” means, with respect to any Adverse Environmental Condition, the reasonably estimated costs and expenses to cure such Adverse Environmental Condition utilizing reasonably cost-effective remedies that are consistent with and in compliance with Environmental Laws (hereinafter defined), taking into account that non-permanent remedies (such as mechanisms to contain or stabilize hazardous materials, including monitoring site conditions, natural attenuation, risk-based corrective action, institutional controls or other appropriate restrictions on the use of property, caps, dikes, encapsulation, leachate collection systems, etc.) may be the most cost-effective manner reasonably available

(D)
“Environmental Laws” means any statute, law, ordinance, rule, regulation, code, order, judicial writ, injunction, notice to lessees or decree issued by any federal, state, or local governmental authority in effect as of the Effective Time relating to the control of any pollutant or protection of the air, water, land, or environment or the release or disposal of hazardous materials, hazardous substances or waste materials.

6.2 Notice of Adverse Environmental Conditions.  Prior to the Defect Notice Deadline, Buyer shall notify Seller in writing of any Adverse Environmental Conditions identified by Buyer with respect to the Assets.  Such notice shall describe in reasonable detail the Adverse Environmental Condition, include all data and information in Buyer’s possession or control bearing thereon, and include the estimated Environmental Defect Value attributable thereto.  Any matters that may otherwise constitute Adverse Environmental Conditions, but of which Seller has not been specifically notified by Buyer in accordance with the foregoing, shall be deemed to have been waived by Buyer for all purposes under this Agreement.  Buyer shall disclose any such Adverse Environmental Condition only to Seller and shall maintain the existence of such Adverse Environmental Condition in confidence, unless it is required to report same to any applicable agency or authority in accordance with an applicable Environmental Law.

6.3 Remedies for Adverse Environmental Conditions.  Upon the receipt of a notice of Adverse Environmental Condition from Buyer delivered in accordance with Section 6.2, Seller shall have the option, but not the obligation, to attempt to cure such Adverse Environmental Condition at any time prior to the Closing.  The cost of such cure or attempted cure of such Adverse Environmental Condition shall be borne by Seller.  If Seller is unable or unwilling to cure the Adverse Environmental Condition before Closing, then Buyer and Seller will have the following rights and remedies with respect to the uncured Adverse Environmental Condition(s):

(A)	Buyer may waive the uncured Adverse Environmental Condition and proceed with Closing without adjustment to the Base Purchase Price.

(B)
If the aggregate Environmental Defect Values of uncured, unwaived Adverse Environmental Conditions together with the aggregate Title Defect Values of uncured, unwaived Title Defects are less than or equal to the Defect Deductible, the Parties will be obligated to proceed with Closing without curative action by Seller with respect to such Adverse Environmental Conditions and without adjustment to the Base Purchase Price.

(C)
If the aggregate Environmental Defect Values of uncured, unwaived Adverse Environmental Conditions together with the aggregate Title Defect Values of uncured, unwaived Title Defects exceeds the Defect Deductible, then the Base Purchase Price shall be reduced by the amount by which the aggregate Environmental Defect Values and Title Defect Values agreed to by the Parties exceeds the Defect Deductible.  If the Parties are unable to agree on whether an Adverse Environmental Condition exists or the Environmental Defect Value attributable thereto, then (i) if the Environmental Defect Value of an Asset exceeds the Allocated Value for such Asset, Buyer or Seller may, at such Party’s election, exclude the Asset affected thereby from this transaction and reduce the Base Purchase Price by the Allocated Value of the excluded Asset, without application of the Defect Deductible that might otherwise limit the reduction of the Base Purchase Price associated with an Environmental Defect; or (ii) either Party may refer the dispute to an Independent Expert, for determination, in which case the affected Asset shall be included in the Assets delivered at Closing, and, in the event the Environmental Defect Value(s), as determined by the Independent Expert, when aggregated with all other Environmental Defect Values and Title Defect Values, exceeds the Defect Deductible,  the Base Purchase Price shall be adjusted with respect thereto post-Closing.

(D)	The remedies set forth in this Section 6.3 are the sole and exclusive remedies of Buyer with respect to any adverse environmental condition attributable to the Assets.

ARTICLE 7
INDEPENDENT EXPERT.

7.1 Independent Expert.  Each party shall have the right to submit disputes regarding the matters covered by Article 5, Article 6 (including the nature or calculation of Title Defects, Title Benefits and Environmental Defects), Article 8, or the pre-Closing Date representations in Sections 10.1(P) and (Q) to an independent expert appointed in accordance with this Section 7.1 (each, an “Independent Expert”), who shall serve as sole arbitrator of such dispute.  An Independent Expert shall be appointed by mutual agreement of Seller and Buyer from among candidates with experience and expertise in the area that is the subject of such dispute, and failing such agreement, such Independent Expert for such dispute shall be selected in accordance with the Rules (as hereinafter defined).  The cost of any such Independent Expert will be borne one-half by Seller and one-half by Buyer.  For any dispute resolution proceeding under this

Section 7.1, Seller and Buyer will present a written statement of their respective positions on the dispute to the Independent Expert as soon as practicable after, but in any event within thirty (30) days after, the Independent Expert is selected.  As soon as practicable after, but in any event within thirty (30) days after, receipt of such statements, the Independent Expert will make a determination of all points of disagreement in accordance with the terms and conditions of this Agreement.  The decision and determination of the value of the Title Defect, Title Benefit or Environmental Defect, as applicable, made by the Independent Expert shall be binding upon the Parties as an award under the Federal Arbitration Act and final and nonappealable to the maximum extent permitted by law, and judgment thereon may be entered in a court of competent jurisdiction and enforced by either Party as a final judgment of such court.

ARTICLE 8
CASUALTY LOSS

8.1 Casualty Losses and Government Takings.  If, prior to Closing, all or part of an Asset is damaged or destroyed by an act of God, terrorist action, fire, explosion, earthquake, wind storm, hurricane, tornado, tidal surge, flood, drought, condemnation, or other accident (a “Casualty Loss”), or is taken in condemnation or under the right of eminent domain, or if proceedings for such purposes shall be pending or threatened (a “Government Taking”), Seller shall promptly notify Buyer in writing of the nature and extent of the Casualty Loss or Government Taking and Seller’s estimate of the cost required to repair or replace that portion of the Assets affected by the Casualty Loss or value of the Asset taken by the Government Taking.  Notwithstanding the foregoing, no individual matter described above shall be deemed to be or constitute a Casualty Loss or a Government Taking unless the estimate of the cost required to repair or replace that portion of the Asset affected by the Casualty Loss or value of the Asset taken by the Government Taking exceeds $50,000, net to Seller’s interest therein.  No Casualty Loss or Government Taking will be considered a Title Defect.  As used herein, a Casualty Loss does not include depletion due to normal production or depreciation or failure of equipment or casing under normal operating conditions.

8.2 Remedies for Casualty Losses and Government Takings.  The Base Purchase Price shall be adjusted downward by the greater of the mutually agreed (i) amount by which the value of the affected Assets has been diminished as a result of Casualty Loss or Government Taking, or (ii) amount necessary to repair or replace the damaged, destroyed or taken Asset, in each case as such amount is determined by mutual agreement of the Parties (the “Casualty Loss Amount”).  Seller shall retain (i) all insurance proceeds payable to Seller with respect to any such Casualty Loss; (ii) all sums paid to Seller by third parties by reason of any such Casualty Loss; (iii) all compensation paid with respect to any such Government Taking; and (iv) all other right, title and interest of Seller in and to any unpaid awards or other payments from third parties arising out of the damage, destruction or taking of such Assets.  If the Parties are unable to agree upon the Casualty Loss Amount or the existence of a Casualty Loss, then either Party may refer the determination of the existence of a Casualty Loss and/or the amount of the Casualty Loss Amount to an Independent Expert pursuant to Section 7.1.

8.3 Change in Condition.  Except for Casualty Losses and Governmental Takings, Buyer shall assume all risk and loss with respect to, and any change in the condition of the Assets from and after the Effective Time, including normal depletion, the watering-out, casing collapse or sand infiltration of any well, the depreciation of personal property through ordinary wear and tear, and changes arising from operations conducted by Seller pursuant to Section 12.1 in the absence of gross negligence on the part of Seller.  None of such events or conditions occurring after the Effective Time will be considered a Casualty Loss, nor will they be cause for any reduction in the Base Purchase Price, or give rise to any right to terminate this Agreement.

ARTICLE 9
PREFERENTIAL RIGHTS AND CONSENTS

9.1 Consents.  Promptly after the Parties’ execution of this Agreement, Seller shall commence, and Buyer and Seller shall thereafter exercise, commercially reasonable efforts to obtain all such permissions, approvals and consents from third parties (other than governmental consents customarily obtained post-closing) which may be required in connection with the transfer of any of the Assets to Buyer at Closing.  The Parties hereby acknowledge that “commercially reasonable efforts” shall not include any obligation to expend any money or other consideration in exchange for any consent or approval.  In the event any consent is not obtained prior to the date on which Closing is scheduled to occur, then either Buyer or Seller may, upon written notice to the other Party, extend the Closing for up to thirty (30) days in an effort to obtain such required consent.  In the event such required consent has not been obtained prior to the extended Closing Date then, unless waived by both Parties, the affected Asset shall be excluded from the Assets delivered at Closing and the Base Purchase Price shall be adjusted by the Allocated Value of such Asset (it being understood that, in the event the affected Asset has a negative Allocated Value, the exclusion thereof may result in an increase in the Base Purchase Price).

9.2 Preferential Rights.

(A)
With respect to preferential rights of third parties to purchase all or any portion of the Assets (“Preferential Rights”), Seller agrees that promptly after the Parties’ execution of this Agreement, it will request a waiver of Preferential Rights from each holder thereof identified by Seller (which request shall be subject to Buyer’s prior review).

(B)
If the holder of a Preferential Right exercises such right, (i) Seller shall tender to such party the required interest in the affected Asset at a price equal to the Allocated Value thereof, (ii) such interest in the Asset will be deemed an Excluded Asset and shall be excluded from the transaction contemplated hereby, and (iii) the Base Purchase Price will be adjusted downward by the Allocated Value of such Asset.

(C)
If for any reason, other than Seller’s breach, the sale of an Asset covered by an exercised Preferential Right is not consummated with the holder of the Preferential Right, Seller shall so notify Buyer promptly, but no later than sixty (60) days after the Closing Date, and within ten (10) business days after Buyer’s receipt of such notice, Seller shall sell, assign and convey to Buyer, and Buyer shall purchase and accept from Seller, such

Asset pursuant to the terms of this Agreement and for the Allocated Value thereof.

(D)
If, on the date on which the Closing is scheduled to occur, the holder of a Preferential Right has not indicated whether or not it will exercise such Preferential Right and the time period within which the holder of the Preferential Right must exercise its right has not expired, then the Closing date shall be deferred until five (5) business days after the time period to exercise such Preferential Right has elapsed without being exercised.

ARTICLE 10
REPRESENTATIONS AND WARRANTIES OF SELLER

10.1 Seller’s Representations and Warranties.  Seller represents and warrants to Buyer as of the date hereof and as of the Closing Date as follows:

(A)
Status.  Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and is duly qualified to carry on its business in the States of Texas and Louisiana.

(B)
Authority.  Subject to the approval by the Board of directors of Seller’s Parent: (i) Seller owns the Assets and has the requisite power and authority to enter into this Agreement, to carry on its business as presently conducted, to carry out the transactions contemplated hereby, to transfer the Assets in the manner contemplated by this Agreement and the applicable conveyance documents, and to undertake all of the obligations of Seller set forth in this Agreement; and (ii) the execution, delivery and performance of this Agreement and the transactions contemplated hereby have been duly and validly authorized by all requisite action on Seller’s part.

(C)
Validity of Obligations.  The execution, delivery and performance of this Agreement and any documents delivered by Seller at Closing, and the performance of the transactions contemplated by this Agreement and any documents delivered by Seller at Closing, will not in any respect violate, nor be in conflict with or constitute a default under (or an event that with the lapse of time or notice, or both would constitute a default), other than non-material defaults that would not impair Seller's ability to consummate the transactions contemplated herein, any provision of Seller’s charter, by-laws or other governing documents, or any agreement or instrument to which Seller is a party or is bound, or any judgment, decree, order, statute, law, rule, notice to lessees, or regulation applicable to Seller (subject to governmental consents and approvals customarily obtained after the Closing).  This Agreement constitutes legal, valid and binding obligations of Seller, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization and other similar laws of general application with respect to creditors, general principles of equity, and the power of a court to deny enforcement of remedies generally based upon public policy.

(D)
Brokers.  No broker or finder is entitled to any brokerage or finder’s fee, or to any commission, based in any way on agreements, arrangements or understandings made by or on behalf of Seller or any affiliate or Seller for which Buyer has or will have any liabilities or obligations (contingent or otherwise).

(E)	Bankruptcy. There are no bankruptcy, reorganization or arrangement proceedings pending, being contemplated by, or to the knowledge of Seller, threatened against Seller.

(F)
Suits.  There is no suit, action, or administrative or arbitration proceeding brought by any person or entity or by any administrative agency or governmental authority pending or, to Seller’s knowledge, threatened against Seller or the Assets that has materially adversely affected or will materially adversely affect Seller’s ability to consummate the transactions contemplated herein or materially adversely affect the title to or value of the Assets.

(G)
Royalties.  To Seller’s knowledge, all rentals, royalties and other payments due under the Leases during Seller’s ownership thereof have been paid in accordance with the terms of the applicable Lease, except those amounts, if any, held in suspense.

(H)
Taxes.  To Seller’s knowledge, except as set forth on Schedule 10.1(H), all ad valorem, property, production, severance, excise and similar taxes and assessments based on or measured by Seller’s ownership of the Assets or the production of Hydrocarbons or the receipt of proceeds therefrom that have become due and payable have been paid in all material respects.

(I)	Suspended Funds. Except as set forth in Schedule 10.1(I), there are no proceeds from production attributable to the Assets which are being held in suspense as of the Effective Time.

(J)
Compliance with Laws and Regulations.  To Seller’s knowledge, Seller’s ownership and, where applicable, operation of the Assets has been in material compliance with all applicable governmental rules, orders, regulations, notice to lessees, and laws (including Environmental Laws).  Except to the extent disclosed on Schedule 10.1(J), there are no outstanding unresolved incidents of material non-compliance pertaining to the Assets, and there are no  active, pending written claims known to or received by Seller from a third party relating to the Assets seeking monetary relief, injunctive relief, or remediation from Seller arising from Seller’s ownership or operation of the Assets or alleging a violation of regulation or Environmental Laws, or the unlawful disposal, discharge or release of any hazardous substance.  Further, to Seller’s knowledge, all permits necessary for such ownership and, operation have been obtained, except where the failure to obtain any such permit would not, individually or in the aggregate, have a material adverse effect.

(K)
Preferential Rights and Consents to Assign.  Except as set forth in Schedule 10.1(K), the transactions contemplated by this Agreement are not subject to any Preferential Rights to purchase or any material consents to assign (other than governmental consents customarily obtained subsequent to Closing).

(L)	No Reservations. There are no reservations of or by Seller or its affiliates which affect the Assets other than those that are specifically identified on an Exhibit or Schedule to this Agreement.

(M)
Authorities for Expenditure.  Except as set forth on Schedule 10.1(M), there exist no outstanding authorities for expenditure that (a) require the additional drilling of wells or other material development obligations in order to earn or continue to hold all or any portion of the Leases or (b) obligate Seller to make payments of any single expenditure amounts exceeding $200,000 (net to Seller) in connection with additional drilling of wells or other capital expenditures affecting the Leases.

(N)
Take-or Pay. To Seller’s knowledge, except as disclosed on Schedule 10.1(N), with regard to the Assets, Seller is not obligated beyond Closing by virtue of (a) a prepayment arrangement under any contract (to which Seller or its affiliates are a party) for the sale of Hydrocarbons or (b) any arrangement to deliver Seller’s Hydrocarbons produced from the Leases at some future time without receiving full payment therefore.

(O)	Material Contracts. Exhibit 1.1(G) sets forth all Contracts of the type described below (collectively, the “Material Contracts”) affecting the Assets:

(i)
any Contract that can reasonably be expected to result in aggregate payments by Seller or its successor of more than Five Hundred Thousand Dollars ($500,000) during the current or any subsequent fiscal year (based solely on the terms thereof and without regard to any expected increase in volumes or revenues);

(ii)
any Contract that can reasonably be expected to result in aggregate revenues to Seller or its successor of more than Five Hundred Dollars ($500,000) during the current or any subsequent fiscal year (based solely on the terms thereof and without regard to any expected increase in volumes or revenues);

(iii)	any Hydrocarbon purchase and sale, transportation, processing or similar Contract that is not terminable without penalty on sixty (60) days or less notice;

(iv)
any indenture, mortgage, loan, credit or sale-leaseback or similar contract that can reasonably be expected to result in aggregate payments by Seller or its successor of more than One Hundred Thousand Dollars ($100,000) during the current or any subsequent fiscal year;

(v)
any Contract that constitutes a lease under which Seller is the lessor or the lessee of real or personal property which lease (A) cannot be terminated by Seller or its successor without penalty upon sixty (60) days or less notice or (B) involves an annual base rental of more than Two Hundred Fifty Thousand Dollars ($250,000);

(vi)
any farmout, exploration or participation agreement, production handling agreement, operating agreement, area of mutual interest agreement or similar contracts or agreements entered into by Seller or its predecessor that will burden the or affect the Assets after Closing;

(vii)
any Contract that can reasonably be expected under existing circumstances to result in Seller’s or its successor’s responsibility for liabilities or obligations pertaining to the Assets in an amount greater than Five Hundred Thousand Dollars ($500,000.00); and

(viii)	any Contract with any affiliate of Seller that will not be terminated prior to Closing.

To Seller’s knowledge, there exist no material defaults under the Material Contracts by Seller or, any other person that is a party to such Material Contracts, and no event has occurred that with notice or lapse of time or both would constitute any material default under any such Contract by Seller or any other person who is a party to such Material Contract. Prior to the execution of this Agreement, Seller has made available to Buyer true and correct copies of each Material Contract and all amendments thereto.

(P)
Wellbore Condition.  With respect to a Well in which there are reserves indicated for a PDSI or PDBP reserve category, in the virtual data room materials provided to Buyer prior to the date of this Agreement the wellbore of such Well does not contain an obstruction or casing flaw that will be an impediment to Buyer’s production of the reserves indicated for such Well upon Closing.

(Q)
Personal Property and Fixture Condition.  Except as set forth in Schedule 10.1(Q), all personal property, fixtures, platforms, caissons and equipment constituting a part of the Assets are in a state of repair so as to be adequate for normal operations, and with respect to a Well in which there are reserves indicated for a PDSI, PDBP or PUD reserve category in the virtual data room materials provided to Buyer prior to the date of this Agreement, for operations necessary to produce the reserves indicated for such Well, unless capital cost for the installation, construction, repair or procurement of such personal property, fixtures, platforms, caissons and equipment is included in the electronic database regarding the Assets provided by Seller to Buyer.

(R)	Imbalances. Schedule 3.4 sets forth all material Imbalances associated with the Assets as of the Effective Time

(S)	Foreign Person. Seller is not a “foreign person” within the meaning of Section 1445 of the Internal Revenue Code of 1986, as amended.

10.2 Scope of Representations of Seller.

(A)
Information About the Assets.  Except as expressly set forth in Section 10.1 and the other provisions of this Agreement or in the Conveyance (hereinafter defined), Seller disclaims all liability and responsibility for any representation, warranty, statements or communications (orally or in writing) to Buyer, including any information contained in any opinion, information or advice that may have been provided to Buyer by any employee, officer, director, agent, consultant, engineer or engineering firm, trustee, representative, investment banker, financial advisor, partner, member, beneficiary, stock holder or contractor of Seller whenever and however made, including those made in any data room or internet site and any supplements or amendments thereto or during any negotiations with respect to this Agreement or any confidentiality agreement previously executed by the Parties with respect to the Assets.  FURTHER, EXCEPT AS SET FORTH IN SECTION 10.1 OF THIS AGREEMENT OR IN THE CONVEYANCE, SELLER MAKES NO WARRANTY OR REPRESENTATION, EXPRESS, STATUTORY OR IMPLIED, AS TO (i) THE ACCURACY, COMPLETENESS OR MATERIALITY OF ANY DATA, INFORMATION OR RECORDS FURNISHED TO BUYER IN CONNECTION WITH THE ASSETS OR OTHERWISE CONSTITUTING A PORTION OF THE ASSETS; (ii) THE PRESENCE, QUALITY AND QUANTITY OF OIL AND GAS RESERVES (IF ANY) ATTRIBUTABLE TO THE ASSETS, INCLUDING WITHOUT LIMITATION, SEISMIC DATA AND SELLER’S INTERPRETATION AND OTHER ANALYSIS THEREOF; (iii) THE ABILITY OF THE ASSETS TO PRODUCE OIL AND GAS, INCLUDING WITHOUT LIMITATION PRODUCTION RATES, DECLINE RATES AND

 RECOMPLETION OPPORTUNITIES; (iv) ALLOWABLES, OR OTHER REGULATORY MATTERS; (v) THE PRESENT OR FUTURE VALUE OF THE ANTICIPATED INCOME, COSTS OR PROFITS, IF ANY, TO BE DERIVED FROM THE ASSETS; (vi) THE ENVIRONMENTAL CONDITION OF THE ASSETS; (vii) THE PLUGGING AND ABANDONMENT AND DECOMMISSIONING LIABILITIES ASSOCIATED WITH THE ASSETS; (viii) ANY PROJECTIONS AS TO EVENTS THAT COULD OR COULD NOT OCCUR; (ix) THE TAX ATTRIBUTES OF ANY ASSET; AND (x) ANY OTHER MATTERS CONTAINED IN OR OMITTED FROM ANY INFORMATION OR MATERIAL FURNISHED TO BUYER BY SELLER OR OTHERWISE CONSTITUTING A PORTION OF THE ASSETS.  ANY DATA, INFORMATION OR OTHER RECORDS FURNISHED BY SELLER ARE PROVIDED TO BUYER AS A CONVENIENCE AND BUYER’S RELIANCE ON OR USE OF THE SAME IS AT BUYER’S SOLE RISK.

(B)
Independent Investigation.  Buyer has, or by Closing will have, made its own independent investigation, analysis and evaluation of the transactions contemplated by this Agreement (including Buyer’s own estimate and appraisal of the extent and value of Seller’s oil and gas reserves attributable to the Assets and an independent assessment and appraisal of the environmental risks and liabilities associated with the acquisition of the Assets).  Buyer has had, or will have prior to Closing, access to perform its investigation and has not relied on any representations by Seller other than those expressly set forth in this Agreement or in the Conveyance.

(C)
SALE “AS IS, WHERE IS”.  Except for the Seller’s express representations and warranties in Section 10.1 and the special warranty of title in the Conveyance, the Assets are to be sold AS IS AND WHERE IS AND WITHOUT WARRANTY OF ANY KIND, WHETHER EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF TITLE, MERCHANTABILITY, CONDITION OR FITNESS FOR A PARTICULAR PURPOSE.  PRIOR TO CLOSING, BUYER SHALL HAVE INSPECTED THE ASSETS AND UPON CLOSING WILL ACCEPT THE ASSETS “AS IS,” “WHERE IS,” AND “WITH ALL FAULTS” AND IN THEIR PRESENT CONDITION AND STATE OF REPAIR.

(D)
Waiver of Deceptive Trade Practices Acts.  BUYER WAIVES ITS RIGHTS UNDER THE DECEPTIVE TRADE PRACTICES ACT SECTION 17.41 et seq., TEXAS BUSINESS & COMMERCE CODE, A LAW THAT GIVES CONSUMERS SPECIAL RIGHTS, AND UNDER SIMILAR STATUTES ADOPTED IN OTHER STATES, TO THE EXTENT THEY HAVE APPLICABILITY TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.  AFTER

CONSULTATION WITH AN ATTORNEY OF ITS SELECTION, BUYER CONSENTS TO THIS WAIVER.

(E)	Disclaimers as to Physical Condition of the Assets.

(i)
Subject in all respects to Article 6, Section 10.1 and Section 20.3, (i) the Assets have been used for oil and gas drilling and production operations and possibly for the storage and disposal of waste materials or hazardous substances related to oil field operations, and physical changes in or under the Assets or adjacent lands may have occurred as a result of such uses; (ii) the Assets also may contain buried pipelines and other equipment, whether or not of a similar nature, the locations of which may not be known by Seller or be readily apparent by a physical inspection of the Assets; (iii) Seller does not make any representation or warranty regarding the condition of the Assets nor the effect any such use has had on the physical condition of the Assets; (iv) Buyer shall assume the risk that the Assets may contain wastes or contaminants and that adverse physical conditions, including the presence of waste or contaminants, may not have been revealed by Buyer’s investigation; and (v) upon Closing, Buyer shall assume all responsibility and liability related to or arising from the environmental condition of the Assets, including, without limitation, the disposal, spill or release of wastes or contamination on, in, under or from the Assets, regardless of whether such conditions arose before or after the Effective Time.

(ii)
In addition, Buyer acknowledges that some oil field production equipment located on the Assets may contain asbestos and other man made material fibers (collectively, “MMMF”) and/or naturally occurring radioactive material (“NORM”).  In this regard, Buyer expressly understands that NORM may affix or attach itself to the inside of wells, materials and equipment as scale or in other forms, and that wells, materials and equipment located on the Assets described herein may contain NORM and that NORM-containing materials may be buried or have been otherwise disposed of on the Leases.  Buyer also expressly understands that special procedures may be required for the removal and disposal of MMMF and NORM from the Leases where they may be found, and that Buyer assumes all liability when such activities are performed.

ARTICLE 11
REPRESENTATIONS AND WARRANTIES OF BUYER

11.1 Buyer’s Representations and Warranties.  Buyer represents and warrants to Seller as of the date hereof and as of the Closing Date as follows:

(A)
Status of Incorporation or Organization.  Buyer is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly qualified to carry on its business in the States of Texas and Louisiana.

(B)
Authority.  Buyer has the power and authority to carry on its business as presently conducted, to enter into this Agreement, to carry out the transactions contemplated hereby and to undertake all of the obligations of Buyer set forth in this Agreement.  The execution, delivery and performance of this Agreement and the transactions contemplated hereby have been duly and validly authorized by all requisite action on Buyer’s part.

(C)
Validity of Obligations.  The execution, delivery and performance of this Agreement and any documents delivered by Buyer at Closing, and the performance of the transactions contemplated by this Agreement and any documents delivered by Buyer at Closing, will not in any respect violate, nor be in conflict with, any provision of Buyer’s operating agreement, by-laws or other governing documents, or any agreement or instrument to which Buyer is a party or is bound, or any judgment, decree, order, statute, rule or regulation applicable to Buyer (subject to governmental consents and approvals customarily obtained after the Closing).  This Agreement constitutes legal, valid and binding obligations of Buyer, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization and other similar laws of general application with respect to creditors, general principles of equity, and the power of a court to deny enforcement of remedies generally based upon public policy.

(D)
Qualification and Bonding.  Buyer is qualified and shall hereafter continue to be qualified to own and operate federal oil, gas and mineral leases and rights-of-way in the federal waters in the Gulf of Mexico, and the consummation of the transactions contemplated by this Agreement will not cause Buyer to be disqualified as such an owner or operator.  Buyer acknowledges that none of the bonds and guarantees, if any, posted by Seller or its affiliates with the BOEMRE or other governmental entities and relating to the Assets are transferable to Buyer.

(E)
Securities.  Buyer intends to acquire the Assets for its own benefit and account and is not acquiring said Assets with the intent of distributing fractional undivided interests thereof such as would be subject to regulation by federal or state securities laws, and if, in the future, it should sell, transfer or otherwise dispose of said Assets or fractional undivided interests therein, it will do so in compliance with any applicable federal and state securities laws.

(F)	Evaluation. Buyer represents that by reason of Buyer’s knowledge and experience in the evaluation, acquisition and operation of oil and gas properties, Buyer has evaluated the merits and risks of purchasing the Assets from Seller and has formed an opinion based solely upon Buyer’s knowledge and experience and upon the representations and warranties of Seller set forth in this Agreement.

(G)
Financing.  At Closing, Buyer or an assignee of Buyer permitted under Section 22.8 will have (or Buyer’s Parent shall have furnished to Buyer or such assignee) sufficient cash, available lines of credit or other sources of immediately available funds to enable it to pay the Purchase Price to Seller.

(H)
Broker’s Fees.  Buyer has incurred no obligation or liability, contingent or otherwise, for brokers’ or finders’ fees in respect of the matters provided for in this Agreement, and, if any such obligation or liability exists, it shall remain an obligation of Buyer, and Seller shall have no responsibility therefor.

(I)
No Knowledge of Seller’s Breach.  As of the date of this Agreement, Buyer has no knowledge of any breach by Seller of any representation or warranty of Seller, or of any other fact, event, condition or circumstance that would excuse Buyer from the timely performance of its obligations hereunder.

ARTICLE 12
INTERIM OPERATIONS

12.1 Interim Operations.  With respect to operations of the Assets during the period between the execution of this Agreement and the Closing Date (the “Interim Period”), Seller covenants that it shall (i) to the extent within the control of Seller, cause the Assets to be maintained and operated in the ordinary course, consistent with past practices; (ii) provide notice of any AFE copies received by Seller for any operations involving Seller commitments of less than $100,000, net to Seller’s interest; (iii) obtain Buyer’s prior written approval prior to consenting to (A) any workover designed to change the existing completion interval with respect to any Well, and (B) any future expenditures and proposed contracts and agreements relating to the Assets that involve individual commitments of $100,000 or more, net to Seller’s interest;  (iv) obtain Buyer’s prior written approval prior to, by action or inaction, going non-consent on any proposal made pursuant to any joint operating or similar agreement affecting the Assets; and (v) obtain Buyer’s written approval before voting under any operating, unit, joint venture, or similar agreement; provided, however, that Buyer will not unreasonably withhold or delay a determination on any such approval under (iii), (iv) or (v) above.  Furthermore, during the Interim Period, Seller will not, without the prior written consent of Buyer, (a) enter into any agreement or arrangement transferring, selling, or encumbering any of the Assets, other than sales of current production or products in the ordinary course of business and dispositions in the ordinary course of business of any item of personal property or equipment having a value of less than $50,000 and that is promptly replaced with similar property or equipment of equal or greater value and utility; (b) grant any Preferential Right or other similar right to purchase any Assets; or (c) enter into, terminate or amend any Material Contract relating to the Assets, including entering into any new production sales contract extending beyond the Closing Date and not terminable on sixty (60) days’ notice or less; or (d) commit to do any of the foregoing.  Notwithstanding the forgoing, in the face of serious risk to life, property, or the environment, Seller may take, or consent to, such action as a prudent operator, or non-operator, as the case may be, would take without obtaining Buyer’s prior consent. Seller shall notify Buyer of any emergency action taken, and to the extent reasonably practicable, obtain Buyer’s prior approval of such actions. However, except for emergency action that must be taken in the face of serious risk to life, property, or the environment, Seller has no obligation to undertake any actions with respect to the Assets that are not required in the course of the normal operation of the Assets.  To the extent that Seller is not the operator of any portion of the Assets, the obligations of Seller in Section 12.1 concerning operations or activities that normally, or pursuant to existing contracts are carried out or performed by the operator, shall be construed to require only that Seller use all reasonable efforts (without being obligated to incur any expense or institute any cause of action) to cause the operator of such portion of the Assets to take such actions or render such performance within the constraints of the applicable operating or other agreements.

12.2 Disposal Barge and Equipment.  Prior to Closing, Seller, at its cost and expense, shall remove and dispose of the Disposal Barge and Equipment, using a contractor or contractors licensed to handle and dispose of material containing NORM.

ARTICLE 13
CONDITIONS PRECEDENT TO CLOSING OBLIGATIONS OF BUYER

The Buyer’s obligations to proceed to Closing are, at Buyer’s election, subject to the fulfillment, prior to or at the Closing, of each of the following conditions:

13.1 No Litigation.  As of the date of Closing, no suit, action or other proceeding shall be pending before any court or governmental agency that seeks to prevent the consummation of the transactions contemplated by this Agreement.

13.2 Representations and Warranties; Covenants.  All representations and warranties of Seller contained in this Agreement shall be true and correct in all material respects as of the Closing as if such representations and warranties were made as of the Closing Date (except for those representations or warranties that are expressly made only as of another specific date, which representations and warranties shall be true in all material respects as of such other date) and Seller shall have performed and satisfied in all material respects all covenants and fulfilled all conditions required by this Agreement to be performed and satisfied by Seller at or prior to the Closing.

13.3 Aggregate Adjustments Base to Purchase Price.  The aggregate downward adjustment to the Base Purchase Price on account of Title Defects, Adverse Environmental Conditions, Casualty Loss, and the exercise of Preferential Rights does not exceed twenty-five percent (25%) of the Base Purchase Price.

ARTICLE 14
CONDITIONS PRECEDENT TO CLOSING OBLIGATIONS OF SELLER

The Seller’s obligations to proceed to Closing are, at Seller’s election, subject to the fulfillment, prior to or at the Closing, of each of the following conditions:

14.1 No Litigation.  As of the date of Closing, no suit, action or other proceeding shall be pending before any court or governmental agency which attempts to prevent the occurrence of the transactions contemplated by this Agreement.

14.2 Representations and Warranties; Covenants.  All representations and warranties of Buyer contained in this Agreement shall be true in all material respects as of the Closing as if such representations and warranties were made as of the Closing Date (except for those representations or warranties that are expressly made only as of another specific date, which representations and warranties shall be true in all material respects as of such other date), and Buyer shall have performed and satisfied in all material respects all covenants and fulfilled all conditions required by this Agreement to be performed and satisfied by Buyer at or prior to the Closing.

14.3 Aggregate Adjustments Base to Purchase Price.  The aggregate downward adjustment to the Base Purchase Price on account of Title Defects, Adverse Environmental Conditions, Casualty Loss, and the exercise of Preferential Rights does not exceed twenty-five percent (25%) of the Base Purchase Price.

14.4 Buyer’s Qualification and Bonding.  Buyer shall have delivered to Seller documentation reasonably satisfactory to Seller (i) evidencing that Buyer is qualified to own and operate leases and rights-of-way on the Outer Continental Shelf; (ii) evidencing that Buyer has obtained or posted all such bonds or other security as may be required by each regulatory authority having jurisdiction over the Assets, including, without limitation, the BOEMRE, in order to own and operate the Assets, and (iii) if required under Section 20.1(E), the Chevron Letter of Credit.

ARTICLE 15
CLOSING

15.1 Closing.  The consummation of the sale and purchase of the Assets (“Closing”) shall be held at 10:00 a.m. Central Time on May 31, 2011, or such other date mutually agreed to in writing by the Parties.  The date on which Closing actually occurs is referred to herein as the “Closing Date.”  The Closing will take place at the offices of Seller at 24955 Interstate 45 North, The Woodlands, Texas 77380, or at such other location to which the parties may mutually agree.

15.2 Deliveries by Seller.  At Closing, Seller shall deliver to Buyer:

(A)
An executed and acknowledged Assignment, Bill of Sale and Conveyance, substantially in the form attached hereto as Exhibit 15.2(A) (the “Conveyance”), in sufficient counterparts to facilitate recording, effecting the sale, transfer, conveyance and assignment to Buyer of the Assets.

(B)	Seller’s executed Certificate of Non-Foreign Status, substantially in the form attached hereto as Exhibit 15.2(B).

(C)
Executed assignments of record title ownership or operating rights with respect to the Leases, as applicable, on appropriate U.S. Bureau of Ocean Energy Management, Regulation and Enforcement (“BOEMRE”) forms and such additional documentation as Buyer may reasonably request for purposes of filing in the applicable counties.

(D)	Letters in lieu executed by Seller with respect to all of the Assets.

(E)	Subject to the provisions of Section 18.3 below, change of operator forms executed by Seller designating Buyer to succeed Seller as operator of the Seller operated Assets.

(F)
An executed Transition Services Agreement (the “Transition Services Agreement”)  in form and substance reasonably acceptable to Seller and Buyer pursuant to which Seller agrees to provide services related to the operation of the Assets at the request of Buyer, to the extent Seller has the capability of performing such services, including, but not limited to, accounting, information technology, operational, regulatory compliance, human resources services and other support after Closing upon the payment terms and for the Transition Period, all as more particularly described therein.

15.3 Deliveries by Buyer.  At Closing, Buyer shall deliver to Seller:

(A)
An amount equal to the Purchase Price, as set forth in the Closing Adjustment Statement, less the Deposit, by wire transfer of immediately available funds to an account designated in writing by Seller.

(B)
Duplicate executed originals of all applicable governmental forms required of Buyer by the BOEMRE and other governmental entities with jurisdiction over the Assets in connection with the transfer of the Assets and, if applicable, the operation thereof, including, without limitation, any designation of operator, designation of applicant and oil spill financial responsibility forms.

(C)
Evidence, reasonably acceptable to Seller, that Buyer has obtained all bonds required by any regulatory agency having jurisdiction, including but not limited to the BOEMRE, in order to be recognized as the owner, and where applicable, the operator, of the Assets upon appropriate filings with such regulatory agencies.

(D)	Certificates of insurance evidencing that Buyer has obtained the insurance coverages required under Section 17.3 below.

(E)	An executed Transition Services Agreement.

ARTICLE 16
TERMINATION

16.1 Termination.  This Agreement and the transactions contemplated herein may be terminated:

(A)	At any time by mutual consent of the Parties, in which event the Deposit shall be returned to Buyer.

(B)
By either Party if the Closing shall not have occurred by June 1, 2011; provided that the Party desiring to terminate is not in breach in any material respect of this Agreement.  In the event that this Agreement is terminated pursuant to this Section 16.1(B), the Deposit shall be returned to Buyer provided that Buyer is not in material breach of this Agreement.

(C)	By Buyer if, on the Closing Date, any of the conditions set forth in Article 13 hereof shall not have been satisfied or waived, in which event the Deposit shall be returned to Buyer.

(D)
By Seller if, on the Closing Date, Buyer’s conditions to Closing set forth in Article 13 have been satisfied but Buyer fails or refuses to close, in which event the Deposit shall be retained by Seller; provided that Seller is not in material breach of this Agreement, otherwise the Deposit shall be returned to Buyer.

(E)
By Seller if, on the Closing Date, any of the conditions set forth in Article 14 hereof shall not have been satisfied or waived, in which event the Deposit shall be retained by Seller if the termination results from the failure of the conditions precedent set forth in Section 14.1, 14.2 or Section 14.4, otherwise the Deposit shall be returned to Buyer.

16.2 Effect of Termination.  In the event of the termination of this Agreement pursuant to the provisions of this Article 16 or elsewhere in this Agreement, (i) Seller’s sole remedy for such termination shall be the retention of the Deposit, to the extent that Seller has an express right to do so under the terms of the Agreement, and (ii) Buyer’s remedy shall be (A) the return of the Deposit, to the extent that Buyer has an express right therefore, or (B) at Buyer’s option, and provided that Buyer is not in material breach of this Agreement, the right to pursue specific performance of the obligations of Seller under this Agreement.  Notwithstanding the foregoing, the indemnity obligations of Buyer in Section 4.3 shall survive such termination.  Upon termination, Buyer shall return to Seller or destroy, all materials, documents and copies thereof provided to Buyer in the course of Buyer’s due diligence investigations, including all notes, reports, analyses and other materials derived therefrom.

ARTICLE 17
BUYER’S POST-CLOSING BONDING AND INSURANCE OBLIGATIONS

17.1 Governmental Bonds.  To the extent required by any applicable laws and except to the extent, if any, that Buyer will, as of Closing, be covered by the bonds or exempt status of third party operators of the applicable Assets, Buyer will have as of Closing, and will thereafter continue to maintain, lease bonds, area-wide bonds, or any other surety bonds as may be required by, and in accordance with, all applicable laws governing the ownership of such Assets, and Buyer shall file any and all required reports necessary for such ownership with the BOEMRE and all other governmental entities having jurisdiction over such ownership, including, but not limited to, adequate financial assurance in accordance with the Oil Pollution Act of 1990, as amended.  Without limiting the foregoing, Buyer shall obtain, prior to Closing, the necessary bonds or parent guaranties or letters of credit as required by the BOEMRE for the plugging and abandonment and decommissioning of all Wells and dismantling of any Related Assets and provide Seller with a copy of same.  Promptly following Closing, Buyer shall provide proof satisfactory to Seller that the BOEMRE has accepted such bonds or letters of credit as sufficient assurance to cover the plugging and abandonment of all Wells and the decommissioning of all Related Assets.  Further, following Closing, Buyer shall provide to Seller copies of the approval by the BOEMRE concerning change of operatorship of the Assets.  In addition to any general bonds that may be required by the BOEMRE of Buyer, it is anticipated that Buyer will be required to post supplemental bonds with the BOEMRE, on a lease specific basis, for the properties and in the amounts specified on Schedule 17.1 attached hereto (the “BOEMRE Lease Bonds”).

17.2 Supplemental Bonding Requirements.  Buyer agrees to promptly purchase and post any and all bonds, supplemental bonds or other securities which may be required of it pursuant to all applicable federal, state, tribal and local laws, rules and regulations.

17.3 Insurance Coverages.  From the Closing through the end of the Transition Period, Buyer shall have in force and effect insurance policies in compliance with all applicable agreements, including, but not limited to, operating agreements and participation agreements relating to the Assets.  In no event shall such level of insurance be less than the following minimum amounts and, with respect to the coverages specified in this Section 17.3, each insurance policy shall contain an endorsement waiving the underwriters’ rights of subrogation against Seller with respect to liabilities assumed hereunder by Buyer and, except for Worker’s Compensation and Employer’s Liability, shall include Seller as an additional insured through the end of the Transition Period. The insurance provided by Buyer shall be primary to any other insurance carried by or on behalf of Seller.  At Closing, Buyer will provide Seller with confirmation that Buyer has secured and maintains the following minimum insurance coverage with limits of liability of not less than those set out below:

(A)
Worker’s Compensation and Employer’s Liability: Worker’s Compensation Insurance in accordance with the laws of governmental bodies having jurisdiction including, if applicable, United States Longshore and Harbor Worker’s Compensation Act with Outer Continental Shelf Extension, Maritime Employer’s Liability (including, but not limited to, the Jones Act, the Death on the High Seas Act, as well as an endorsement to the effect that a claim in rem shall be treated as a claim against the insured) and Employer’s Liability Insurance.  Employer’s Liability Insurance shall provide minimum coverage of $1,000,000 for bodily injury per accident and by disease.

(B)
Commercial General Liability: Bodily Injury and Property Damage, including contractual liability covering Buyer’s obligations under this Agreement and sudden and accidental pollution coverage, with minimum limits of $1,000,000 per occurrence, combined single limit.

(C)
Business Automobile Liability Insurance covering all Owned, Leased, Hired or Non-Owned Vehicles:  Bodily Injury and Property Damage with minimum limits of $1,000,000 per occurrence combined single limit.

(D)	Vessels: If Buyer charters any vessels, Charterer’s Legal Liability (or equivalent coverage) with minimum limits of $1,000,000 will be carried.

(E)	Umbrella Liability: Umbrella Liability Insurance with a minimum limit of $35,000,000 excess of all primary limits of liability insurance specified in paragraphs 17.3(A) through 17.3(D) above.

(F)
Operator’s Extra Expense Insurance: Operator’s Extra Expense Insurance and Control of Well Insurance, including control of well due to blowout and/or cratering above or below the surface and Seepage and Pollution Liability including cleanup and containment. The policy will cover all the wells identified on Exhibit 1.1(C), and have a minimum limit of $35,000,000 (100%) each occurrence.

(G)
 Property Insurance covering physical damage for the wells and structures identified in Exhibit 1.1(C) for a minimum limit of $7,500,000 each occurrence, including a $7,500,000 aggregate sublimit for Property and/or Operator’s Extra Expense losses arising from Named Wind Storm.  Such coverage will also be endorsed to include removal of wreck as customary.

Buyer shall obtain insurance coverage for all liability assumed under the terms of this Agreement with limits not less than those set out above. Seller shall not be obligated or authorized to obtain or carry on behalf of the Buyer any insurance covering the Assets or any operations to be conducted after the Closing Date.  All such insurance of Buyer hereunder shall be written by insurance companies with a minimum A.M. Best rating of A-VII.  Buyer shall furnish Seller with certificates of insurance listing all such insurance policies.  All certificates must be signed by authorized representatives of the insurance companies, and must endeavor to provide not less than thirty (30) days prior written notice to Seller in the event of policy cancellation or material change affecting Seller’s interest prior to the end of the Transition Period. Neither failure to comply, nor full compliance with the insurance provisions of this Agreement, shall limit or relieve Buyer from its indemnity obligations in accordance with this Agreement.

ARTICLE 18
OTHER POST-CLOSING COVENANTS

18.1 Seller’s Logos.  Within thirty (30) days after Closing, Buyer shall replace, or cover or cause to be covered by decals or new signage, any names and marks used by Seller, and all variations and derivatives thereof and logos relating thereto, from the Assets and shall not thereafter make any use whatsoever of such names, marks and logos.

18.2 Records.  Within thirty (30) days after Closing, Seller shall deliver originals (or copies if originals are not available) of all of the Records to Buyer.  Seller shall have the right to make and retain copies of the Records as Seller may desire prior to the delivery of the Records to Buyer.  Buyer, for a period of  seven (7) years after the Closing Date, shall make available to Seller (at the location of such Records in Buyer’s organization) access to the Records upon the prior written request of Seller, during normal business hours.

18.3 Operatorship.  Immediately upon Closing, Seller will send notifications of its resignation as operator for all Wells that Seller currently operates and is selling to Buyer pursuant to this Agreement.  Seller makes no representation and/or warranty to Seller as to the transferability or assignability of operatorship of such Wells.  Buyer acknowledges that the rights and obligations associated with such Wells are governed by applicable agreements and that operatorship will be determined by the terms of those agreements.

18.4 Suspended Funds.  As of Closing, Schedule 10.1(I) describes all proceeds, if any, from production attributable to the Leases which are currently held in suspense, and shall transfer to Buyer all of those suspended proceeds.  BUYER SHALL BE RESPONSIBLE FOR PROPER DISTRIBUTION OF ALL THE SUSPENDED PROCEEDS, TO THE EXTENT SUCH FUNDS ARE DELIVERED TO BUYER BY SELLER, TO THE PARTIES LAWFULLY ENTITLED TO THEM AND SHALL BE RESPONSIBLE FOR ANY CLAIMS RELATED THERETO, AND BUYER HEREBY AGREES TO INDEMNIFY, DEFEND AND HOLD HARMLESS SELLER FROM AND AGAINST ANY AND ALL DAMAGES, AS DEFINED HEREIN, ARISING OUT OF OR RELATING TO SUCH SUSPENDED PROCEEDS IN EACH CASE TO THE EXTENT OF THE FUNDS RELATED THERETO DELIVERED TO BUYER BY SELLER.

18.5 Notice of Transfer.  Promptly after Closing, Buyer shall notify all pertinent operators, non-operators, oil or gas purchasers, governmental agencies and royalty owners that it has purchased the Assets.

18.6 Work Bid Opportunities.  For a period of two (2) years from the Closing Date, Buyer will make reasonable efforts to afford Seller’s Parent the opportunity to bid on any well, platform, facility or pipeline abandonment and decommissioning activity with respect to any of the Assets, to the extent the anticipated estimated cost of any such activity will exceed $250,000.  Nonetheless, nothing in this Section will require Buyer to accept any bid from Seller’s Parent.

18.7 Employee Matters.  From the date of this Agreement to thirty (30) days after the  termination of the Transition Services Agreement (the “Transition Period”), Buyer shall have the opportunity and right, but not the obligation, to interview and/or make offers of employment to any employees of Seller other than those listed on Schedule 18.7 (the “Excluded Employees”).  Buyer shall give notice to Seller at least fifteen (15) days prior to the end of the Transition Period of the employees of Seller to whom Buyer has or will make offers of employment. Seller shall not discourage any employee of Seller from accepting employment with Buyer.  The terms and conditions of employment of any employees hired by Buyer shall be at Buyer’s sole discretion.

Seller shall be responsible for all compensation due to Seller’s employees or former employees with respect to their employment with Seller, whether or not hired by Buyer.  This Agreement shall not obligate Buyer to be a successor employer or to assume any collective bargaining agreements between Seller and any union representative in effect prior to or as of the end of the Transition Period.  Seller shall be responsible for paying or causing to be paid directly to Seller’s current and former employees (including any employees who are hired by Buyer) or their dependents, all benefits to which they are entitled under any past or present employee benefit plans of Seller, and Buyer shall assume no liability for such benefits.  No portion of the assets of any plan, fund, program, or arrangement, whether written or unwritten, heretofore sponsored or maintained by Seller (and no amount attributable to any such plan, fund, program, or arrangement) shall be transferred to Buyer, and Buyer shall not be obligated or required to continue any such plan, fund, program, or arrangement after the Closing Date.  Seller shall pay all accrued vacation and pay for vacation days not used by its employees as of the date of any termination of such employees related to the transaction contemplated by this Agreement, whether or not they become employees of Buyer.

18.8 Contribution Agreement.  Reference is made to the contract specified on Schedule 18.8 attached hereto (the “Contribution Agreement”) which provides that upon completion of Assumed Plugging and Abandonment Obligations with respect to certain of the Assets covered by the Contribution Agreement, Seller will be entitled to a certain monetary amounts (the “Contribution Amount”) associated with the Assumed Plugging and Abandonment Obligations for such Assets.  Seller warrants that the Assets and the corresponding Contribution Amount provided for in the Contribution Agreement is as indicated on Schedule 18.8.  Seller has provided Buyer with a copy of the Contribution Agreement.  Upon completion by Buyer of the Assumed Plugging and Abandonment Obligations with respect to each of the Assets specified on Schedule 18.8, Buyer will furnish Seller with such information and documentation as may be required under the Contribution Agreement in order that Seller may request the Contribution Amount associated with such Assumed Plugging and Abandonment Obligations from the appropriate party pursuant to the Contribution Agreement.  Upon receipt of such Contribution Amount, Seller shall promptly thereafter pay such Contribution Amount to Buyer.  If Seller has not received the Contribution Amount within sixty (60) days of the date Buyer furnishes Seller with information and documentation as required under the Contribution Agreement, Seller will nonetheless pay such Contribution Amount to Buyer.

18.9 EC 328 A_Platform P&A Obligations.  Within sixteen (16) months after Closing (or by such earlier date as may be required by the BOEMRE), Seller will initiate on-site physical operations to perform the EC 328 A_Platform P&A Obligations.  Thereafter, Seller will use its reasonable commercial efforts to conduct and complete the EC 328 A_Platform P&A Obligations, subject to governmental interference or delay in issuing necessary permits and authorizations despite Seller’s efforts to timely obtain such permits and authorizations or address the related governmental issues, in compliance with all applicable legal and regulatory requirements.

18.10 Option to Lease Office Space.  Upon later of the Closing Date or the end of the Transition Period, Buyer shall have the option, exercisable by giving written notice to Seller by such date, to lease from Seller  the fifth (5th) floor of the office space currently occupied by Seller at 24955 Interstate 45 North, The Woodlands, Texas 77380, at a market rate per square foot on a month-to-month basis for up to eighteen (18) months, with such other terms as are standard for commercial office space leases for comparable space in the area.

ARTICLE 19
TAXES

19.1 Asset Taxes.

(A)
All Asset Taxes shall be prorated between Buyer and Seller as of the Effective Time for all taxable periods that include the Effective Time.  All Asset Taxes attributable to periods, including partial periods, prior to the Effective Time are the obligation of, and shall be borne by, Seller.  All Asset Taxes attributable to periods, including partial periods, from and after the Effective Time shall be borne by Buyer.  The Base Purchase Price shall be adjusted as provided in Section 3.1(A)(iii) and Section 3.1(B)(ii) with respect to the proration of Asset Taxes for the Current Tax Period that are paid prior to the Closing Date.  With respect to Asset Taxes for the Current Tax Period that are not paid prior to the Closing Date, a proration shall be made between the Parties as an adjustment to the Base Purchase Price pursuant to Section 3.1(B)(iv) based on the best current information available as of Closing, subject to further adjustment in the Post-Closing Adjustment Statement based on then-current information.  If actual Asset Taxes with respect to the Current Tax Period (“Actual Asset Taxes”) are greater than the amounts estimated for purposes of the Post-Closing Adjustment Statement pursuant to Section 3.3 (the “Estimated Asset Taxes”), then Seller shall pay Buyer an amount equal to such difference (the “Underestimated Amount”), multiplied by a fraction, the numerator of which is the number of days in the Current Tax Period which are prior to the Effective Time and the denominator of which is the total number of days in the Current Tax Period (“Seller’s Pro Rata Share”).  Seller shall pay such amount to Buyer within ten (10) business days of Seller’s receipt of Buyer’s invoice therefor.  If Actual Asset Taxes are less than Estimated Asset Taxes, then Buyer shall pay Seller an amount equal to such difference (the “Overestimated Amount”) multiplied by Seller’s Pro Rata Share.  Buyer shall pay such amount to Seller within ten (10) business days after Buyer’s receipt of statements setting out the amount of Actual Asset Taxes.

(B)
For the Current Tax Period, Seller agrees to immediately forward to Buyer any tax reports and returns received by Seller after Closing and to provide Buyer with any information in Seller’s possession that is necessary for Buyer to timely file any required tax reports and returns.  With respect to taxable periods that include the Effective Time, Buyer shall file all tax returns and reports applicable to the Assets required to be filed after the Closing Date and shall indemnify the Seller against liability for the payment of Asset Taxes with respect to such tax returns and reports and the filing of such tax returns and reports.

19.2 Tax Reporting.  Prior to Closing, Buyer and Seller shall confer and cooperate in the allocation of the Base Purchase Price among the Properties in accordance with Section 1060 of the Internal Revenue Code and the Treasury Regulations thereunder (and any similar provision of state, local or foreign law, as appropriate) (the “Allocation”).  Buyer and Seller shall confer and cooperate on any revisions to the Allocation (the “Revised Allocation”) so as to report any matters related to the Allocation that require updating (including adjustments to the Base Purchase Price) to be consistent with the agreed allocation.  Seller and Buyer shall report the transactions contemplated hereby on all tax returns, including, but not limited to Form 8594, in a manner consistent with the Allocation or, if applicable, the Revised Allocation.

19.3 Transfer Taxes.  The Parties believe that no sales, transfer or similar tax is applicable to the transactions contemplated herein and, accordingly, no such tax will be collected at Closing from Buyer in connection with this transaction.  If, however, this transaction is later deemed to be subject to sales, transfer or similar tax, for any reason, Buyer agrees to be solely responsible, and shall indemnify and hold Seller (and its affiliates, and its and their directors, officers, employees, attorneys, contractors and agents) harmless, for any and all sales, transfer or other similar taxes (including related penalty, interest or legal costs) due by virtue of this transaction on the Assets transferred pursuant hereto and the Buyer shall remit such taxes at that time.  Seller and Buyer agree to cooperate with each other in demonstrating that the requirements for exemptions from such taxes have been met.

19.4 Income and Franchise Taxes.  Notwithstanding any provision of this Agreement to the contrary, each Party shall be responsible for its own federal, state, local and foreign income and franchise taxes, if any, that are attributable to its ownership of the Properties or that may result from the consummation of the transactions contemplated by this Agreement.

ARTICLE 20
ASSUMED OBLIGATIONS; INDEMNIFICATION

20.1 Buyer’s Assumption of Obligations After Closing.  Upon and after Closing, Buyer assumes, agrees to pay and perform, and expressly releases and discharges Seller, Seller’s affiliates and Seller’s and its affiliates’ past, present and future managers, members, officers, directors, trustees, employees and partners from all of the following obligations, liabilities, and duties with respect to the Assets (collectively, the “Assumed Obligations”):

(A)
All obligations, liabilities and duties with respect to the ownership and operation of the Assets attributable to periods from and after the Effective Time, including, without limitation, to the extent, in each case, attributable to periods from and after the Effective Time:

(i)	The obligation to pay all operating expenses and capital expenditures attributable to the Assets;

(ii)	The obligation to perform all express obligations and covenants under the terms of the Leases, the Easements and the Contracts and any implied obligations and covenants under the Leases;

(iii)	The obligation to pay all Royalties, rentals, shut-in payments, and other burdens or encumbrances to which the Leases are subject; and

(iv)	The obligation to comply with all applicable laws, ordinances, rules, orders and regulations pertaining to the Assets;

(B)
All obligations, liabilities and duties with respect to plugging, abandonment, decommissioning, and site clearance operations relating to the Assets, and all required remediation relating to the Assets, whether arising before or after the Effective Time, all in accordance with applicable laws (“Assumed Plugging and Abandonment Obligations”), including, without limitation, all of those plugging and abandonment obligations set forth in Section 13.29 of that Purchase and Sale Agreement dated July 7, 2005 by and between Pioneer Natural Resources USA, Inc. and Maritech Resources, Inc.  No later than January 31st of each calendar year, Buyer shall provide Seller with written confirmation that it has fulfilled its annual obligations for the prior year in accordance with Section 13.29 of that Purchase and Sale Agreement dated July 7, 2005 by and between Pioneer Natural Resources USA, Inc. and Maritech Resources, Inc.

(C)	Subject to adjustment pursuant to Section 3.4, the Imbalances with respect to the Assets, whether arising before or after the Effective Time; and

(D)
All obligations, liabilities and duties with respect to the environmental condition of the Assets, the compliance of the Assets or the operation thereof with Environmental Laws or the presence, release, disposal or storage of pollution, contamination, hazardous substances, wastes, materials and products by or in connection with the Assets, whether arising before or after the Effective Time, and regardless of whether resulting from any negligent acts or omissions or strict liability of Seller, its affiliates, its or its affiliates’ past, present or future members, managers, working interest partners, officers, directors, trustees, agents, and contractors, or Buyer, or the condition of the Assets when acquired, including, without limitation, clean-up responses, remediation, control, assessment and compliance with respect to air, water, surface or subsurface pollution, and other obligations, liabilities and duties relating to the presence or release of pollution or contamination, including pollution or contamination by oil and gas, brine, NORM or other materials or the release or disposal of any hazardous substances, wastes, materials and products generated by or used in connection with the ownership or operation of the Assets (“Assumed Environmental Obligations”).

(E)
Reference is made to that Section 3.4(l) of that Purchase and Sale Agreement dated July 7, 2005 by and between Pioneer Natural Resources USA, Inc. and Maritech Resources, Inc.  If prior to Closing Chevron

U.S.A. Inc. or Chevron Corporation, or any applicable subsidiary, agrees to the substitution of Buyer’s letter of credit in the aggregate sum of Seven Million Dollars ($7,000,000) to secure the abandonment of wells and other asseets as set forth therein (the “Buyer’s Letter of Credit”), in place of Seller’s Parent letter of credit for such obligations (“Seller’s Parent Letter of Credit”), then the Base Purchase Price shall be reduced at Closing by Two Million  Dollars  ($2,000,000), and Buyer shall post the Buyer’s Letter of Credit.  If Chevron U.S.A. Inc. or Chevron Corporation, or any applicable subsidiary, fails or refuses to agree to the substitution of Buyer’s Letter of Credit prior to the Closing, then the Base Purchase Price shall be increased at Closing by Seven Hundred Fifty Thousand Dollars  ($750,000), and Seller’s Parent Letter of Credit shall remain in place. If, within five (5) years after Closing, Seller decides to negotiate with Chevron U.S.A. Inc. or Chevron Corporation, or any applicable subsidiary, and the applicable Chevron entity agrees to the substitution of Buyer’s Letter of Credit, then Buyer shall post the Buyer’s Letter of Credit and Seller shall promptly tender to Buyer Two Million Seven Hundred Fifty Thousand Dollars ($2,750,000) in cash.

20.2 Indemnification By Buyer.  From and after the Closing, Buyer shall assume, indemnify and hold Seller and its affiliates, and its and their respective directors, officers, employees, attorneys, contractors and agents harmless from and against any and all claims, actions, causes of action, liabilities, damages, costs or expenses (including, without limitation, court costs and consultants’ and attorneys’ fees) of any kind or character (“Damages”) (individually a “Seller’s Indemnified Claim” and collectively “Seller’s Indemnified Claims”) arising out of:

(A)	any misrepresentation or breach of any warranty, covenant or agreement of Buyer contained in this Agreement;

(B)
the ownership and/or operation of the Assets, whether accruing or arising before, on or after the Effective Time, subject to and except for those liabilities retained by Seller pursuant to Section 20.3, as limited by Sections 20.4 and 20.5; and

(C)	the Assumed Obligations.

THE FOREGOING ASSUMPTIONS AND INDEMNIFICATIONS SHALL APPLY WHETHER OR NOT SUCH DUTIES, OBLIGATIONS OR LIABILITIES, OR SUCH CLAIMS, ACTIONS, CAUSES OF ACTION, LIABILITIES, DAMAGES, LOSSES, COSTS OR EXPENSES ARISE OUT OF (i) NEGLIGENCE (INCLUDING SOLE NEGLIGENCE, SIMPLE NEGLIGENCE, CONCURRENT NEGLIGENCE, ACTIVE OR PASSIVE NEGLIGENCE, BUT EXPRESSLY NOT INCLUDING GROSS NEGLIGENCE OR WILLFUL MISCONDUCT) OF ANY INDEMNIFIED PARTY, OR (ii) STRICT LIABILITY.

20.3 Indemnification By Seller.  From and after Closing, Seller shall indemnify and hold Buyer (and its directors, officers, employees, attorneys, contractors and agents) harmless from and against any and all Damages (individually a “Buyer’s Indemnified Claim” and collectively “Buyer’s Indemnified Claims”) arising out of:

(A)	any misrepresentation or breach of any warranty, covenant or agreement of Seller contained in this Agreement;

(B)	the ownership and/or operation of the Assets prior to the Effective Time, excluding, however, the Assumed Obligations;

(C)	any personal or bodily injury (including death) or property damage caused by or attributable to the Assets prior to the Closing Date;

(D)	any mispayment or non-payment of Royalties attributable to the Assets prior to the Effective Time;

(E)	off-site disposal by Seller or its agents, employees, representatives, operators, or contractors of wastes or materials from the Assets occurring prior to Closing; and

(F)	the Excluded Assets.

20.4 Limitation on Seller’s Indemnity Obligations.  Seller shall not be required to indemnify Buyer under Sections 20.3(A) through 20.3(E) with respect to any individual Buyer’s Indemnified Claim in an amount less than $50,000 (“Individual Claim Threshold”).  Further, Seller shall not be obligated to indemnify Buyer under Sections 20.3(A) through 20.3(F) for Buyer’s Indemnified Claims unless, and then only to the extent that, the aggregate of all of Buyer’s Indemnified Claims exceeds two percent (2%) of the Base Purchase Price (the “Indemnity Deductible”). In addition, in no event shall Seller’s aggregate liability arising out of or related to Buyer’s Indemnified Claims exceed twenty-five percent (25%) of the Base Purchase Price (the “Indemnity Cap”).

20.5 Survival of Provisions.  Seller’s representations and warranties contained in this Agreement shall survive the Closing and the delivery of the Conveyance for a period of eighteen (18) months after the Closing Date. Seller’s covenants and obligations under Sections 18.8 and 20.3(F) shall survive the Closing and the delivery of the Conveyance without limitation as to time. Buyer’s representations and warranties and all covenants of Seller and Buyer contained in this Agreement shall survive the Closing and the delivery of the Conveyance without limitation as to time, except for  any covenant which by its terms terminates as of a specific date, or is only made for a specified period.  Notwithstanding the foregoing, Seller’s representations set forth in Sections 10.1(P) and 10.1(Q) shall terminate on the Closing Date. Each of the survival periods specified in this Section 20.5 is referred to as the “Survival Period.”  The indemnity obligations for which a timely and valid notice of claims is made pursuant to Section 20.6 shall continue for so long as the basis underlying such notice continues and until all related claims have been resolved.

20.6 Notice of Claim.  If indemnification pursuant to Section 20.2 or 20.3 is sought, the Party seeking indemnification (the “Indemnitee”) shall give written notice to the indemnifying Party during the applicable Survival Period of an event giving rise to the obligation to indemnify, describing in reasonable detail the factual basis for such claim, and shall allow the indemnifying Party to assume and conduct the defense of the claim or action with counsel reasonably satisfactory to the Indemnitee, and shall cooperate with the indemnifying Party in the defense thereof; provided, however, that the omission to give such notice to the indemnifying Party shall not relieve the indemnifying Party from any liability which it may have to the Indemnitee, except to the extent that the indemnifying Party is prejudiced by the failure to give such notice and as otherwise provided in Section 20.5.  The Indemnitee shall have the right to employ separate counsel to represent the Indemnitee if the Indemnitee is advised by counsel that an actual conflict of interest makes it advisable for the Indemnitee to be represented by separate counsel and the reasonable expenses and fees of such separate counsel shall be paid by the indemnifying Party.

20.7 Exclusive Remedy.  Upon Closing, the terms and provisions of this Article 20 shall be the sole and exclusive remedy of each of the Parties indemnified hereunder with respect to the claims described in Sections 20.2 and 20.3, including, without limitation, claims arising from breaches of the representations and warranties of the Parties set forth in this Agreement and the other documents executed and delivered hereunder, regardless of whether such claims are based on contract, tort, securities laws, strict liability, or other principles.

ARTICLE 21
MEDIATION AND ARBITRATION

21.1 Mediation and Arbitration.

(A)
If a dispute (other than an accounting dispute subject to Section 3.3 or a dispute subject to Article 7) arises out of or in connection with this Agreement, and if the dispute cannot be settled through negotiation, the Parties agree first to try in good faith to settle the dispute by mediation under the Commercial Mediation Rules of the American Arbitration Association (“AAA”) before resorting to arbitration under this Section or any other Section in this Agreement.

(B)
Except as provided in Section 21.1(A) and for the accounting dispute procedures of Section 3.3 and the Independent Expert procedures of Article 7, the Parties hereby agree to submit all other controversies, claims and matters of difference arising from or relating to this Agreement (“Disputes”) to arbitration.  Without limiting the generality of the foregoing, the following shall be considered Disputes for this purpose:  (1) all questions relating to the interpretation or breach of this Agreement, (2) all questions relating to any representations, negotiations and other proceedings leading to the execution hereof, and (3) all questions as to whether the right to arbitrate any question exists.

(C)
Arbitration may be initiated by a Party (“Claimant”) serving written notice on the other Party (the “Respondent”) that Claimant elects to refer the Dispute to binding arbitration.  Disputes involving claims in an amount less than $500,000.00 shall be determined by a single arbitrator, who shall be selected by mutual agreement of the Parties.  In the event the Parties are unable to agree within fourteen (14) days on an arbitrator, either Party may request the AAA to appoint an arbitrator, giving due regard to the selection criteria set out below.  Disputes involving claims in an amount of $500,000 or greater shall be determined by a panel of three (3) arbitrators.  Claimant’s notice initiating binding arbitration must identify the arbitrator Claimant has appointed. Respondent shall respond to Claimant within thirty (30) days after receipt of Claimant’s notice, identifying the arbitrator Respondent has appointed. If Respondent fails for any reason to name an arbitrator within the thirty (30) day period, Claimant will name the arbitrator for Respondent’s account. The two (2) arbitrators so chosen shall select a third arbitrator (who must have not less than ten (10) years experience as an oil and gas lawyer) within thirty (30) days after the second arbitrator has been appointed. If the two (2) arbitrators are unable to agree on a third arbitrator within sixty (60) days from initiation of arbitration, then a third arbitrator shall be selected by the AAA office administering the Dispute, with due regard given to the selection criteria above and input from the Parties and other arbitrators. The AAA shall select the third arbitrator not later than ninety (90) days from initiation of arbitration.  In the event AAA should fail to select the third arbitrator within ninety (90) days from initiation of arbitration, then either Party may petition the Chief United States District Judge for the Southern District of Texas to select the third arbitrator.  Due regard shall be given to the selection criteria above and input from the Parties and other arbitrators.

(D)
All matters arbitrated hereunder shall be arbitrated in Houston, Texas, shall be governed by Texas law, without reference to any choice of law rules, and shall be conducted in accordance with the Commercial Arbitration Rules of the AAA (the “Rules”).  The arbitrators shall conduct a hearing no later than sixty (60) days after submission of the matter to arbitration, and a decision shall be rendered by the arbitrators within fifteen (15) days of the hearing.  At the hearing, the Parties shall present such evidence and witnesses as they may choose, with or without counsel.  Adherence to formal rules of evidence shall not be required but the arbitration panel shall consider any evidence and testimony that it determines to be relevant, in accordance with procedures that it determines to be appropriate.  Any award entered in an arbitration shall be made by a written opinion stating the reasons for the award made.

(E)
This submission and agreement to arbitrate shall be specifically enforceable.  Arbitration may proceed in the absence of any Party if notice of the proceedings has been given to such Party.  The Parties agree to abide by all awards rendered in such proceedings.  Such awards shall be final and binding on all Parties to the extent and in the manner permitted under Texas law.  All awards may be filed with the clerk of one or more courts, state, federal or foreign having jurisdiction over the Party against whom such award is rendered or its property, as a basis of judgment and of the issuance of execution for its collection.  No Party shall be considered in default hereunder during the pendency of arbitration proceedings relating to such default, but nothing herein shall be deemed to toll the effectiveness of contract provisions relating to the accruing of or rate of interest on amounts not paid when due.

(F)
The arbitrators may award legal and equitable relief, including but not limited to the award of specific performance.  With regard to the award of damages, the arbitrators are empowered to award only compensatory damages (which term may include attorney’s fees and costs and compensation for the time value of money).  EACH PARTY IRREVOCABLY WAIVES ANY DAMAGES IN EXCESS OF COMPENSATORY DAMAGES, INCLUDING WAIVER OF PUNITIVE AND MULTIPLE DAMAGES.  Nothing herein shall prevent a Party from seeking a preliminary injunction or similar preliminary judicial relief if in the good faith judgment of the Party such action is necessary to avoid irreparable damage.  Such Party must, however, continue to participate in good faith in the dispute resolution proceedings specified in this Section.

ARTICLE 22
MISCELLANEOUS

22.1 Confidentiality.  That certain Confidentiality Agreement between the Parties, dated January 28, 2011 the (“Confidentiality Agreement”), shall survive the execution and delivery of this Agreement, and shall not be superseded hereby.  In accordance with the terms of the Confidentiality Agreement, Buyer shall maintain the confidentiality of all due diligence materials concerning the Assets, including, without limitation, engineering, geological and geophysical data, seismic data, reports and maps, and the due diligence results and findings of Buyer (including,, without limitation, due diligence associated with environmental and title matters) and other data relating to the Assets.

22.2 Notice.  Any notice, request, demand, or consent required or permitted to be given hereunder shall be in writing and delivered in person or by certified mail, with return receipt requested or by prepaid overnight delivery service, or by facsimile addressed to the Party for whom intended at the following addresses:

SELLER:

Maritech Resources, Inc.
24955 Interstate 45 North
The Woodlands, Texas  77380
Attn:           President
Tel:           (281) 364-2280
Fax:           (281) 364-4310

With a Copy to:

TETRA Technologies, Inc.
24955 Interstate 45 North
The Woodlands, Texas  77380
Attn:           General Counsel
Tel:           (281) 364-2241
Fax:           (281) 364-4398

BUYER:

Tana Exploration Company LLC
1301 Fannin Street, Suite 2100
Houston, Texas 77002
Attn:  Kevin Talley and Carl Comstock

Tel:  832-325-6000
Fax:  832-325-6001

With a Copy to:

Winstead PC
1100 Carter Burgess Plaza
777 Main Street
Fort Worth, Texas 76102
Attn:           C. Scott Gladden
Tel:           (817) 420-8206
Fax:           (817) 420-8201

And

TRT Holdings, Inc.
600 East Las Colinas Blvd.
Suite 1900
Irving, Texas   75039
Attn:              Michael G. Smith and Paul Jorge
Tel:              214-283-8619
Fax:              214-283-8514

or at such other address as any of the above shall specify by like notice to the other.

22.3 Press Releases and Public Announcements.  No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of the other Party; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its or its affiliates’ publicly-traded securities (in which case the disclosing

Party shall use all reasonable efforts to advise the other Party, and give the other Party an opportunity to comment on the proposed disclosure, prior to making the disclosure).

22.4 COMPLIANCE WITH EXPRESS NEGLIGENCE RULE.  THE PARTIES AGREE THAT, EXCEPT AS MAY OTHERWISE BE EXPRESSLY PROVIDED HEREIN, THE INDEMNIFICATION OBLIGATIONS OF THE INDEMNIFYING PARTY SHALL BE WITHOUT REGARD TO THE NEGLIGENCE OR STRICT LIABILITY OF THE INDEMNIFIED PERSON(S), WHETHER THE NEGLIGENCE OR STRICT LIABILITY IS ACTIVE, PASSIVE, JOINT, CONCURRENT OR SOLE.

22.5 Governing Law.  This Agreement is governed by and must be construed according to the laws of the State of Texas, excluding any conflicts-of-law rule or principle that might apply the law of another jurisdiction.

22.6 Exhibits.  The Exhibits attached to this Agreement are incorporated into and made a part of this Agreement.

22.7 Fees, Expenses, and Recording.

(A)
Each Party shall be solely responsible for all costs and expenses incurred by it in connection with this transaction (including, but not limited to fees and expenses of its counsel and accountants) and shall not be entitled to any reimbursements from the other Party, except as otherwise provided in this Agreement.

(B)
Buyer shall, at its own cost, promptly record all instruments of conveyance and sale in the appropriate office of the state and parish offshore which the lands covered by such instrument are located.  Buyer shall promptly file for and obtain the necessary approval of all federal or state government agencies to the assignment of the Assets.  The assignment of any state or federal oil and gas leases shall be filed in the appropriate governmental offices on a form required and in compliance with the applicable rules of the applicable government agencies.  Buyer shall supply Seller with a true and accurate photocopy reflecting the recording information of all the recorded and filed assignments within a reasonable period of time after their recording and filing.

22.8 Assignment.  Neither this Agreement nor any part hereof (including without limitation any indemnification rights or any obligations or benefits hereunder) may be assigned by either Party without the prior written consent of the other Party and any transfer in absence of such consent shall be null and void; provided, however, upon notice to the other Party, either Party shall have the right to assign all or part of its rights (but none of its obligations) under this Agreement in order to qualify a transfer of the Assets as a “like-kind” exchange for federal tax purposes.  After Closing, any permitted assignment of this Agreement by a Party shall not relieve such assigning Party of any of its obligations and responsibilities to the non-assigning Party unless expressly released from same in writing by such non-assigning Party.  Subject to the foregoing, this Agreement is binding upon the Parties hereto and their respective successors and assigns.  Notwithstanding the restrictions and requirements of this Section 22.8, prior to Closing, Buyer shall have the right, without Seller’s consent, to assign all of its rights and obligations under this Agreement to an affiliate of Buyer, so long as such affiliated assignee of Buyer has the financial ability to perform Buyer’s obligations under this Agreement.  The restrictions on or requirements for assignment in this Section 22.8 shall not limit or apply to Buyer’s (or its successors’ or assigns’) ability to assign all or part of its interest in the Assets after Closing.

22.9 Buyer’s Parent as a Party.  Each of Buyer and Seller acknowledges and agrees that Buyer’s Parent is joined in the execution of this Agreement for the sole purpose of ensuring Buyer’s compliance with Section 11.1(G), and Buyer’s Parent shall have no other duties, obligations, responsibilities or liabilities of any kind whatsoever to Seller or otherwise arising out of this Agreement.

22.10 Seller’s Parent as a Party.  Each of Buyer and Seller acknowledges and agrees that Seller’s Parent is joined in the execution of this Agreement for the sole purpose of ensuring Seller’s compliance with Section 1.2(N), Section 18.8, Section 18.9, and, only to the extent related thereto, Section 20.5, and Seller’s Parent shall have no other duties, obligations, responsibilities or liabilities of any kind whatsoever to Buyer or otherwise arising out of this Agreement.

22.11 Entire Agreement.  This Agreement constitutes the entire agreement reached by the Parties with respect to the subject matter hereof, superseding all prior negotiations, discussions, agreements and understandings, whether oral or written, relating to such subject matter, except the Confidentiality Agreement shall remain in full force and effect in accordance with its terms.

22.12 Severability.  In the event that any one or more covenants, clauses or provisions of this Agreement shall be held invalid or illegal, such invalidity or unenforceability shall not affect any other provisions of this Agreement.

22.13 Captions.  The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement.

22.14 Counterpart Execution.  This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original, and all of which together shall constitute one and the same instrument.

22.15 Waiver of Certain Damages.  The indemnification obligations of the Parties under Article 20 shall be limited to actual losses, and shall not include, and each of the Parties hereby waives and agrees not to seek incidental, consequential, indirect, punitive or exemplary damages with respect to any claim, controversy, or dispute arising out of or relating to this Agreement or the breach thereof, except in the event such damages are awarded to a third party.

22.16 Amendments and Waivers.  This Agreement may not be modified or amended except by an instrument in writing signed by both Parties.  Any Party hereto may, only by an instrument in writing, waive compliance by another Party with any term or provision of this Agreement on the part of such other Party hereto to be performed or complied with.  The waiver by any Party hereto of a breach of any term or provision of this Agreement shall not be construed as a waiver of any subsequent breach.

22.17 Seller’s Knowledge.  For all purposes of this Agreement, “Seller’s knowledge” or words of similar import shall mean  the actual knowledge of one or more of the following officers of Seller:  Edgar A. Anderson, Mark A. Gregory, Herb Cole, Mike Simon, and Van Goff.

22.18 Like-Kind Exchanges.  Buyer shall cooperate fully, as and to the extent reasonably requested by Seller, in connection with the transactions contemplated herein to make such modifications as may be necessary, but at no cost or liability to Buyer, to qualify such transactions, in whole or in part, as a “like-kind” exchange pursuant to Section 1031 of the Code.

22.19 Further Cooperation.  At the Closing, and thereafter as may be necessary, Seller and Buyer shall execute and deliver such other instruments and documents and take such other actions as may be reasonably necessary to evidence and effectuate the transactions contemplated by this Agreement.

Executed as of the day and year first above written.

SELLER:
Maritech Resources, Inc.

By:/s/Edgar A. Anderson
Edgar A. Anderson, President

SELLER'S PARENT:

Tetra Technologies, Inc.

By:/s/Stuart M. Brightman
Name: Stuart M. Brightman
Title: President & CEO

BUYER:

Tana Exploration Company LLC

By:/s/Kevin D. Talley
Name: Kevin D. Talley
Title: President

BUYER'S PARENT:

TRT Holdings, Inc.

By:/s/James D. Caldwell
Name: James D. Caldwell
Title: President

Purchase and Sale Agreement Signature Page

EXHIBIT 1.1 (A) - LEASES

Attached to and made a part of that certain Purchase and Sale Agreement dated April 1, 2011, but effective January 1, 2011, by and between Maritech Resources, Inc. and Tana Exploration Company LLC
AREA	BLOCK	LEASE	STATUS	GROSS ACRES	NET ACRES	WD	OPERATOR	OWNER	CODE	INT.	INT TYPE	ROYALTY % (GROSS)	ADD'L BURDENS % (GROSS)	EFFECTIVE DATE	EXPIRATION DATE

EC	0328	G10638	PROD	5000.00		230	Maritech	Apache	A	100.00000	RT	16.67	*	5/1/1989	4/30/1994
				5000.00	2500		Maritech (W2; N2NE4; SE4)	Maritech (surf - 3,515' MD)	B	50.00000
							Maritech	Arena Offshore	B	15.00000
							Maritech	Arena Energy	B	35.00000
				5000.00	2500		Arena (S2 NE4)	Maritech (3,515' MD - 4,195' TVD)	C	50.00000
							Arena	Arena Offshore	C	15.00000
							Arena	Arena Energy	C	35.00000

EI	0342	G02319	PROD	2500.00	0	266	Chevron USA (Below 10,000' TVD)	Mariner (W2)	A	50.00000	RT	16.67	*	2/1/1973	1/31/1978
							Chevron USA	Chevron (W2)	A	50.00000
							Mariner Oil	Mariner (E2)	B	50.00000
							Mariner Oil	Apache (E2)	B	25.00000
				2500.00	625		Mariner Oil	Maritech Res (E2)	B	25.00000	RT
							Mariner Oil	Mariner En Res (NW4 Surf - 8,225' TVD)	C	50.00000
							Mariner Oil	Apache (NW4)	C	25.00000
				1250.00	312.5		Mariner Oil	Maritech Res (NW4)	C	25.00000	OR		*
							Mariner (Surf-10,000')	Apache (SW4)	D	38.25000
				1250.00	478.13		Mariner Oil	Maritech Res(SW4)	D	38.25000	OR		*
							Mariner Oil	Mariner En Res (SW4)	D	23.50000
				1250.00	0		Chevron USA DpRt	Mariner (NW4 Below 8225')	E	50.00000
							Chevron USA DpRt	Chevron (NW4)	E	50.00000
							Mariner - DpRts	Mariner (E2)	F	50.00000
							Mariner - DpRts	Apache (E2)	F	25.00000
				2500.00	312.5		Mariner - DpRts	Maritech Res (E2)	F	12.50000
							Mariner - DpRts	Devon Energy (E2)	F	12.50000
							Chevron below 10,000'	Apache (SW/4 - Dp Rts)	G	38.25000
				1250.00	239.06		Chevron below 10,000'	Maritech (SW/4 - Dp Rts)	G	19.12500	OR
							Chevron below 10,000'	Devon En (SW/4 - Dp Rts)	G	19.12500
							Chevron below 10,000'	Mariner (SW/4 - Dp Rts)	G	23.50000

MP	99	G21703	SOP thru 4-30-11	4994.55	4994.55		Maritech Res	Maritech Res W1/2;W1/2E1/2;NE1/4NE1/4;SE1/4SE1/4	A	100.00000	RT	16.67		5/1/2000	4/30/2005
								Sojitz	A	0.00000
							Maritech Res	Maritech Res SE/4 NE/4; NE/4 SE/4	A	100.00000	RT
							Maritech Res	Maritech Res NE1/4SE1/4; SE1/4NE1/4 surf - 13,680 MD	B	25.00000	OR
								Mariner	B	75.00000	OR
								Maritech Res NE1/4SE1/4; SE1/4NE1/4 Depths Below 13,680 MD	C	100.00000

MP	160	G05245	SOP thru 8-31-11	1248.64	749.18		Maritech	Chevron USA Inc.	A	50.00000	RT	16.67	13.00	4/1/1983	3/31/1988
								Callon Petroleum	A	50.00000	RT
							Callon Petroleum	Callon Petroleum Surf - 6110 TVD	B	100.00000	OR
								Chevron USA Inc. Depths Below 6110' TVD	C	50.00000	OR
								Callon Petroleum	C	50.00000	OR
							Maritech	Maritech - S/2S/2 surf-3800' SS	D	60.00000	OR
								W&T OFFSHORE	D	40.00000	OR

MP	163	G07809	SOP thru 4-30-11	4994.55	2996.73		Maritech Res - surf-10,100' TVD	Callon Petroleum	A	100.00000	RT	16.67	8.33	7/1/1985	6/30/1990
							Maritech Res - surf-10,100' TVD	Callon Pet - Surf-5,499' TVD	B	100.00000
							Maritech Res - surf-10,100' TVD	Maritech - 5,500' TVD-10,100' SS	C	60.00000	OR
								W&T Offshore	C	40.00000	OR
								Callon Pet - Below 10,100' SS	D	100.00000

MP	175	G08753	180-day clock thru 3/25/11	4994.55	4994.55	128	Maritech Res	Maritech Res	A	100.00000	RT	16.67	4.00	8/1/1987	7/1/1992

		Platform will become a RUE					Maritech Res	Maritech Res - surf to 4000'	B	100.00000
							Maritech Res - below 4000'TVD - 50,000'TVD	Maritech Res	C	21.24993	OR
							Maritech Res	Devon Energy	C	21.24992	OR
							Maritech Res	Fairways	C	50.00000	OR
							Maritech Res	Fidelity	C	7.50015	OR
MP	178	RUE moved to Exhibit 1.1 D Easements-ROW

MP	185	G25033	SOP thru 4-30-11	4994.55	2330.79		Maritech Res	Maritech Res	A	46.66000	RT	16.67	2.00	5/1/2003	4/30/2008
								W&T Offshore	A	33.34000	RT
								Energy Res Tech GOM	A	20.00000	RT
MP	187	G26157	Lse held by 180-day clock thru 03-25-2011	4994.55	4994.55		Maritech Res	Maritech Res	A	100.00000	RT	16.67	2.00	6/1/2004	5/31/2009

MP	200	G23979	SOP thru 4-30-11	4994.55	2497.28		Maritech Res	Maritech Res	A	50.00000	RT	16.67	2.00	6/1/2002	5/31/2007
								Energy Res Tech GOM	A	50.00000	RT

MP	207	G22802	SI 12/16/10	4994.55	2497.28		Maritech Res	Maritech Res	A	50.00000	RT	16.67	2.00	7/1/2001	6/30/2006
			180-DAY CLOCK TO 06/13/2011			Energy Res Tech GOM	A	50.00000	RT
								Maritech Res S1/2N1/2; N1/2N1/2S1/2 surf - 6100' TVD	B	40.00000	OR
								Energy Res Tech GOM	B	40.00000	OR
								Sojitz	B	20.00000	OR
								Maritech Res S2N2 Below 3,270 TVD	C	50.00000
								Energy Res Tech GOM	C	50.00000

MP	211	G22803	SI 12-08-10	4994.55	2497.28		Maritech Res	Maritech Res	A	50.00000	RT	16.67	2.00	5/1/2001	4/30/2006
			180-DAY CLOCK TO 06/05/2011			Energy Res Tech GOM	A	50.00000	RT

MP	229	G32253	Primary Term	4994.55	4994.55		Maritech Resources	Maritech Res	A	100.00000	RT	18.75		7/1/2008	6/30/2013

MP	232	G22806	SI 12-08-10	4994.55	2497.28		Maritech Res	Maritech Res	A	50.00000	RT	16.67	2.00	7/1/2001	6/30/2006
			180-day Clock to 06/05/2011			Energy Res Tech GOM	A	50.00000	RT
MP	233	G23988	PROD	4994.55	1623.23		Energy Res Tech GOM	Energy Res Tech GOM	A	35.00000	RT	16.67	2.00	7/1/2002	6/30/2007
								Maritech Res	A	32.50000	RT
								Implicit	A	32.50000	RT

MP	235	G32255	Primary Term	4994.55	4994.55		Maritech Res	Maritech Res	A	100.00000	RT	18.75		8/1/2008	7/31/2013

MP	241	G22808	PROD	4994.55	2497.28		Maritech Res	Maritech Res	A	50.00000	RT	16.67	2.00	7/1/2001	6/30/2006
								Energy Res Tech GOM	A	50.00000	RT

MP	279	G26168	PROD	4994.55	575.37		W&T	W&T	A	88.50000	RT	16.67		7/1/2004	6/30/2009
								Maritech Res	A	10.00000		16.67	5.00
								Maritech Res	A	1.50000		16.67
T Bay	01772		PROD	2120.92	2120.92		Maritech T-Bay	Maritech T-Bay	A	100.00000		14.58333	3.00	3/2/1950
				Part Rel 11-08-78 -1,490 acs; Orig Lse 3,610.00 acs
T Bay	01773		PROD	97.44	97.44		Maritech T-Bay	Maritech T-Bay	A	100.00000		14.58333	3.00	3/2/1950

T Bay	00192		PROD	6000.00	6000.00		Maritech T-Bay	Maritech T-Bay	A	100.00000		12.50	15.50	2/20/1928
T Bay	2243	SWD Lse		3.00			Maritech T-Bay	Maritech T-Bay	A	100.00000				1/1/2004	1/1/2014

T Bay	2507	SWD Lse		3.00			Maritech T-Bay	Maritech T-Bay	A	100.00000				1/1/2007	1/1/2017

T Bay	19926			1120.64	1120.64		Maritech T-Bay	Maritech T-Bay	A	100.00000		22.50		12/10/2008	12/10/2013

T Bay	19953			239.32	239.32		Maritech T-Bay	Maritech T-Bay	A	100.00000		22.50		12/10/2008	12/10/2011

T-Bay	20011			209.47	209.47		Maritech T-Bay	Maritech T-Bay	A	100.00000		22.50		1/14/2009	1/14/2012

T Bay	4467	ROW moved to Exh 1.1 D Easements-ROW

T-BAY	4865	ROW moved to Exh 1.1 D Easements-ROW

T-BAY	4878	ROW moved to Exh 1.1 D Easements-ROW

T-BAY	4932	ROW moved to Exh 1.1 D Easements-ROW

T-BAY	4933	ROW moved to Exh 1.1 D Easements-ROW
WD	58	00146	PROD	5000.00	0	33	Palm Energy Offshore	Palm Energy Offshore	A	100.00000	RT	12.50		4/23/1947	4/22/1957
				1875.00	1406.25		Maritech Res - SW4 surf - 14,000' TVD; W2SE4 surf - 11,300' TVD	Maritech Res - SW4 & W2SE4 surf-11,300' TVD Less #E-1 Prod. Sds	B	75.00000	OR		15.00
								Energy XXI GOM	B	25.00000
				1875.00	1875.00		Maritech Res - SW4 surf - 14,000' TVD; W2SE4 surf - 11,300' TVD	Maritech Res - SW4 & W2SE4 relative to #E-1 Prod. Sds	C	100.00000	OR		15.00
				1875.00	1875.00		Maritech Res - SW4 surf - 14,000' TVD; W2SE4 surf - 11,300' TVD	Maritech Res - SW4 & W2SE4 relative to #E-1 Well & further Limited to F Sd (currently prod.) & C Sd (not prod)	D	100.00000	OR		F-Sand-15.0; C-Sand-40.0 BPO, 15.0 APO
								Energy XXI GOM	E	12.50000
								Coldren Resources	E	50.00000
WD	59	G16473	PROD	5000.00		36	Maritech Res - Surf to 13,462' TVD	Pisces Energy	A	40.67579
								Gulfsands Pet	A	13.15000
								Tammany O&G	A	14.00000
								The NW Mutual Life Ins Co	A	10.93750
								Dynamic Resources	A	11.85000
				5000.00	469.3			Maritech Res	A	9.38671
							Maritech Res - Surf to 13,462' TVD	Pisces - Surf - 100' below Strat Eq of 13,362' TVD (#1 Well)	B	3.12892
								Gulfsands Pet	B	13.15000
								Tammany O&G	B	14.00000
								The NW Mutual Life Ins Co	B	10.93750
								Dynamic Resources	B	11.85000
				5000.00	2346.7			Maritech Res	B	46.93358
							Maritech Res - Surf to 13,462' TVD	Pisces - depths 100' below Strat Eq of 13,362' TVD (#1 Well)	C	40.67579
								Gulfsands Pet	C	13.15000
								Tammany O&G	C	14.00000
								The NW Mutual Life Ins Co	C	10.93750
								Dynamic Resources	C	11.85000
				5000.00	469.3			Maritech Res	C	9.38671

WD	61	G03186	PROD	5000.00	5000.00	56	Maritech Res	Maritech Res	A	100.00000	RT	16.67	15.00	7/1/1975	6/30/1980
				2500.00	2250		Maritech Res - S/2 surf-13,200' TVD Less & Excpt "S" Sd in aliquots desc below	Maritech Res	B	90.00000	OR		15.00
				703.13	562.5		Maritech Res - S/2NW4SW4, S2NE4SW4, N2SW4SW4, N2SE4SW4, NW4SW4SE4 as to S Sd & in the S-1 Sd	Maritech Res	C	90.00000	OR		15.00
								Tammany O&G	C	10.00000
							Maritech Res -S/2 Depths below 13,200' TVD	Maritech Res	D	100.00000	RT		15.00

WD	63	G19839	PROD	5000.00	2500	89	Maritech Res - E/2 all depths	Maritech Res	A	50.00000		16.67	2.50	6/1/1998	5/31/2003
								Energy XXI GOM LLC	A	50.00000
				2500.00	0		Peregrine - W/2 surf - 4719' TVD	Peregrine	B	100.00000	ORRI		10.00
				2500.00	1250		Maritech Res - W/2 from 4719' TVD - 99,999' TVD	Maritech Res	C	50.00000	RT		2.50
								Energy XXI GOM LLC	C	50.00000
	* See Exhibit 1.1 (C) WELLS list for NRI

EXHIBIT 1.1 (B) - PROPERTIES

Attached to and made a part of that certain Purchase and Sale Agreement dated April 1, 2011, but effective January 1, 2011, by and between Maritech Resources, Inc. and Tana Exploration Company LLC

NONE

EXHIBIT 1.1 (C) - WELLS

Attached to and made a part of that certain Purchase and Sale Agreement dated April 1, 2011, but effective January 1, 2011, by and between Maritech Resources, Inc. and Tana Exploration Company LLC

OGSYS PN#	BLOCK / LEASE	OPERATOR	Description	Platform Produced From	Current Status (Prod, SI, PROD, SI, PA, TA, & Sold)	Total Vertical Depth Comp / Prod	Top Perf Depth (MD)	MRI WI	MRI NRI	Active Net Depth	Notes

5100020	EC 328 OCSG10638	MARITECH	B-1	EC 328 B	PROD	3,598	2,327	4,654	50.0000%	41.2880%	2,327
5100022	EC 328 OCSG10638	MARITECH	B-2 ST1	EC 328 B	PROD	2,700	1,432	2,863	50.0000%	41.2880%	1,432
5100023	EC 328 OCSG10638	MARITECH	B-3 ST2	EC 328 B	PROD	3,850	2,204	4,407	50.0000%	41.2880%	2,204
5100024	EC 328 OCSG10638	MARITECH	B-4	EC 328 B	PROD	2,751	1,313	2,626	50.0000%	41.2880%	1,313
5100025	EC 328 OCSG10638	MARITECH	B-5	EC 328 B	PROD	4,209	2,275	4,550	50.0000%	41.2880%	2,275
5100026	EC 328 OCSG10638	MARITECH	B-6	EC 328 B	PROD	2,780	1,320	2,640	50.0000%	41.2880%	1,320

8453160	EI 342 C-10 OCSG 02319	Mariner/Apache	C-10	EI 342 C	TA	10,606	2,252	9,007	25.0000%	16.6700%	-
8453162	EI 342 C-12/12D OCSG 02319	Mariner/Apache	C-12 C12 D	EI 342 C	SI	8,188	8,188	25.0000%	16.6700%	2,047
8453164	EI 342 C-14 OCSG 02319	Mariner/Apache	C-14	EI 342 C	PROD	7,444	11,472	25.0000%	16.6700%	2,868
8453165	EI 342 C-15 OCSG 02319	Mariner/Apache	C-15	EI 342 C	PROD	8,125	3,288	13,150	25.0000%	16.6700%	3,288
8453166	EI 342 C-16 OCSG 02319	Mariner/Apache	C-16	EI 342 C	PROD	7,252	3,282	13,127	25.0000%	20.8333%	3,282
8453152	EI 342 C-2 OCSG 02319	Mariner/Apache	C-2 ST1	EI 342 C	PROD	6,975	2,471	6,460	38.2500%	30.0000%	2,471
8453153	EI 342 C-3 OCSG 02319	Mariner/Apache	C-3	EI 342 C	TA	7,493	5,598	38.2500%	30.0000%	-
8453154	EI 342 C-4/4D OCSG 02319	Mariner/Apache	C-4/ C-4D	EI 342 C	SI	6,800	5,510	38.2500%	30.0000%	2,108
8453156	EI 342 C-6 OCSG 02319	Mariner/Apache	C-6	EI 342 C	PROD	6,800	2,529	6,613	38.2500%	30.0000%	2,529
8453157	EI 342 C-7 OCSG 02319	Mariner/Apache	C-7	EI 342 C	PROD	7,951	8,227	25.0000%	30.0000%	2,057
8453158	EI 342 C-8 OCSG 02319	Mariner/Apache	C-8	EI 342 C	SI	9,390	6,652	38.2500%	30.0000%	2,544
8453159	EI 342 C-9 OCSG 02319	Mariner/Apache	C-9	EI 342 C	PROD	7,308	2,504	6,546	38.2500%	30.0000%	2,504

7500001	MP 99 OCSG21703	MARITECH	A001	MP 99	PROD	13,432	11,255	11,255	100.0000%	83.3333%	11,255

7510001	MP 163 OCSG07809	MARITECH	A003	MP 160	PROD	8,950	5,272	8,786	60.0000%	45.0000%	5,272

7550001	MP 175 OCSG08753	MARITECH	A001	MP 175	PROD	4,335	3,914	100.0000%	79.3333%	3,914
7550002	MP 175 OCSG08753	MARITECH	A002/A002D	SI	3,211	3,823	100.0000%	79.3333%	3,823
7550003	MP 175 OCSG08753	MARITECH	A003	SI	3,900	6,062	100.0000%	79.3333%	6,062

7610001	MP 185 OCSG25033	MARITECH	SS#1	MP 175	PROD	10,761	4,062	8,706	46.6600%	38.2500%	4,062	SUBSEA

7630001	MP 187 OCSG26157	MARITECH	SS#1 (LS)	MP 175	PROD	2,463	2,528	2,528	100.0000%	81.3333%	2,528	SUBSEA

7640001	MP 200 OCSG23979	MARITECH	SS#1	MP 175	PROD	8,596	4,281	8,562	50.0000%	41.1666%	4,281	SUBSEA

7650001	MP 206 OCSG23983	MARITECH	A001	SI	3,397	5,872	40.0000%	2,349	EXPIRED LEASE

7660002	MP 207 OCSG22802	MARITECH	A002	MP 178	SI	6,000	3,327	8,317	40.0000%	32.9333%	3,327

7680001	MP 211 OCSG22803	MARITECH	SS #1	MP 242 A	PROD	4,012	4,034	50.0000%	41.1666%	2,017	SUBSEA

7700002	MP 232 OCSG22806	MARITECH	SS #2	MP 242 A	PROD	4,036	2,031	4,061	50.0000%	41.1666%	2,031	SUBSEA.

7710001	MP 233 OCSG01645	ERT	SS #1	MP 242 A	PROD	10,864	3,531	10,865	32.5000%	26.6630%	3,531	SUBSEA

7720002	MP 241 OCSG22808	MARITECH	SS #2	MP 242 A	PROD	5,035	3,090	6,180	50.0000%	41.1666%	3,090	SUBSEA.

8030104	MP 242 G 18114	MARITECH	A-4	MP 242 A	SI	3,057	5,910	100.0000%	5,910	EXPIRED LEASE
8030202	MP 267 G 19864	MARITECH	A-2	MP 242 A	SI	4,286	9,984	100.0000%	9,984	EXPIRED LEASE

MP 279 G 26168	W&T	A-5 ST	MP 283 A	PROD	9,671	12,410	11.5000%	9.0800%	1,427
MP 279 G 26168	W&T	A-6 ST	MP 283 A	PROD	13,410	14,264	11.5000%	9.0800%	1,640

8320060	SL 1772	MARITECH	#6	PROD	13,972	2,304	100.0000%	82.4170%	2,304
8320070	SL 1772	MARITECH	#7	PROD	9,036	11,077	11,077	100.0000%	77.6760%	11,077	SL 1772 #007 BP1: 82.4170%
8320110	SL 1772	MARITECH	#11	SI	11,042	11,042	100.0000%	11,042
SL 1772	MARITECH	#16	SI
8320180	SL 1772	MARITECH	#18	SI	11,148	9,686	9,686	100.0000%	82.4170%	9,686
8320200	SL 1772	MARITECH	#20	SI	10,190	10,236	100.0000%	10,236
8320240	SL 1772	MARITECH	#24	SI	10,348	11,761	100.0000%	11,761
8320271	SL 1772	MARITECH	#27D/27 T	SI	2,304	10,578	100.0000%	10,578
8320300	SL 1772	MARITECH	#30/30 D	SI	12,036	11,148	100.0000%	11,148
8320310	SL 1772	MARITECH	#31	PROD	12,306	10,154	10,154	100.0000%	76.9930%	10,154	SL 1772 #031 BP1: 82.4170%
8320371	SL 1772	MARITECH	#37D	SI	3,044	10,558	100.0000%	10,558
8320380	SL 1772	MARITECH	#38	SI	11,658	3,292	3,292	100.0000%	82.4170%	3,292
8320400	SL 1772	MARITECH	#40/40 D	SI	10,924	11,228	100.0000%	11,228
8320410	SL 1772	MARITECH	#41	SI	13,796	3,362	100.0000%	82.4170%	3,362
8320420	SL 1772	MARITECH	#42	SI	12,891	12,844	100.0000%	12,844
8320450	SL 1772	MARITECH	#45	SI	13,684	10,618	100.0000%	10,618
8320460	SL 1772	MARITECH	#46 INJ	SI	11,589	11,354	100.0000%	11,354
8320551	SL 1772	MARITECH	#55T INJ	SI	3,336	10,830	100.0000%	10,830
SL 1772	MARITECH	#56	SI
8320621	SL 1772	MARITECH	#62D	SI	9,928	12,036	100.0000%	82.4170%	12,036
8320640	SL 1772	MARITECH	#64	SI	9,224	12,306	100.0000%	12,306
8320690	SL 1772	MARITECH	#69	SI	2,758	3,044	100.0000%	3,044
8320721	SL 1772	MARITECH	#72D	SI	6,778	11,658	100.0000%	11,658
8320730	SL 1772	MARITECH	#73	SI	9,956	10,924	100.0000%	82.4170%	10,924
8320750	SL 1772	MARITECH	#75	SI	13,433	13,429	100.0000%	82.4170%	13,429
8320760	SL 1772	MARITECH	#76	PROD	11,632	10,970	10,970	100.0000%	77.6760%	10,970
8320810	SL 1772	MARITECH	#81/81 D	SI	8,710	11,172	100.0000%	11,172
8320821	SL 1772	MARITECH	#82D	SI	8,378	10,818	100.0000%	82.4170%	10,818
8320830	SL 1772	MARITECH	#83	PROD	10,078	13,684	100.0000%	82.4170%	13,684
8320841	SL 1772	MARITECH	#84 ST	SI	9,262	11,589	100.0000%	82.4170%	11,589
8320850	SL 1772	MARITECH	#85D	SI	8,362	11,172	100.0000%	11,172
8320870	SL 1772	MARITECH	#87	SI	8,707	10,714	100.0000%	10,714
8320950	SL 1772	MARITECH	#95 /95 D	SI	8,756	14,570	100.0000%	82.4170%	14,570
8321020	SL 1772	MARITECH	#102	SI	2,921	2,921	100.0000%	82.4170%	2,921
8321031	SL 1772	MARITECH	#103D	SI	11,860	11,860	100.0000%	11,860
8321040	SL 1772	MARITECH	#104	SI	11,688	11,688	100.0000%	82.4170%	11,688
8321060	SL 1772	MARITECH	#106	SI	10,865	10,865	100.0000%	10,865
8321090	SL 1772	MARITECH	#109	SI	11,020	11,020	100.0000%	11,020
8321100	SL 1772	MARITECH	#110	SI	11,014	11,014	100.0000%	11,014
8321120	SL 1772	MARITECH	#112D	SI	3,324	3,324	100.0000%	78.8620%	3,324	SL 1772 #112 BP1, BP2, BP3: 82.4170%
8321131	SL 1772	MARITECH	#113/113D	SI	12,036	12,036	100.0000%	12,036
8321141	SL 1772	MARITECH	#114	PROD	11,554	3,234	3,234	100.0000%	82.4170%	3,234	SL 1772 #114 ST BP1 3500A: 82.4170%
8321170	SL 1772	MARITECH	#117/117D	PROD	10,636	11,554	100.0000%	82.4170%	11,554
8321191	SL 1772	MARITECH	#119D	SI	11,143	10,636	100.0000%	82.4170%	10,636
8321250	SL 1772	MARITECH	#125	SI	12,245	9,683	100.0000%	9,683
8321260	SL 1772	MARITECH	#126	SI	12,910	11,496	11,496	100.0000%	82.4170%	11,496
8321280	SL 1772	MARITECH	#128	SI	10,236	12,245	100.0000%	82.4170%	12,245
8321310	SL 1772	MARITECH	#131	SI	11,172	12,910	100.0000%	82.4170%	12,910
8321370	SL 1772	MARITECH	#137	SI	11,761	11,084	11,084	100.0000%	82.4170%	11,084
8321440	SL 1772	MARITECH	#138/138D	PROD	10,578	11,922	11,922	100.0000%	11,922	#138: 82.4170; #138D: 79.6560
SL 1772	MARITECH	#139	100.0000%	82.4170%
8321400	SL 1772	MARITECH	#140	SI	6,820	10,970	10,970	100.0000%	82.4170%	10,970
SL 1772	MARITECH	#141	SI	100.0000%	82.4170%
SL 1772	MARITECH	#142	PROD	16,762	16,762	100.0000%	80.4830%	16,762
SL 1772	MARITECH	SWD 1
SL 1772	MARITECH	SWD 2
SL 1772	MARITECH	SWD 3 (formerly 121)

8310040	SL 192 PP	MARITECH	PP #4	SI	5,330	5,330	100.0000%	5,330
8310060	SL 192 PP	MARITECH	PP #6	SI	7,896	6,739	100.0000%	72.0000%	6,739
8310170	SL 192 PP	MARITECH	PP #17	SI	8,610	6,658	6,658	100.0000%	72.0000%	6,658
SL 192 PP	MARITECH	PP #25	SI	-
SL 192 PP	MARITECH	PP #26	SI	9,806	7,377	100.0000%	72.0000%	7,377
SL 192 PP	MARITECH	PP #27	SI	3,515	4,922	100.0000%	72.0000%	4,922
SL 192 PP	MARITECH	PP #34	SI	-
8310450	SL 192 PP	MARITECH	PP #45	SI	7,373	5,189	5,189	100.0000%	72.0000%	5,189
SL 192 PP	MARITECH	PP #48	SI
8310490	SL 192 PP	MARITECH	PP #49	SI	9,806	6,820	100.0000%	6,820
8310521	SL 192 PP	MARITECH	PP #52D	PROD	9,816	9,806	100.0000%	72.0000%	9,806
8310620	SL 192 PP	MARITECH	PP #62	SI	6,816	7,896	100.0000%	7,896
8310661	SL 192 PP	MARITECH	PP #66	PROD	2,751	3,243	3,243	100.0000%	72.0000%	3,243
8310720	SL 192 PP	MARITECH	PP #72	SI	9,022	6,816	100.0000%	72.0000%
8310781	SL 192 PP	MARITECH	PP #78	SI	2,792	2,752	100.0000%	72.0000%
8310791	SL 192 PP	MARITECH	PP #79 # 79T INJ	SI	9,022	9,022	100.0000%
8310920	SL 192 PP	MARITECH	PP #92	SI	3,515	3,515	100.0000%
8311040	SL 192 PP	MARITECH	PP #104	PROD	8,456	7,706	7,706	100.0000%	72.0000%	7,706
8311051	SL 192 PP	MARITECH	PP #105	SI	8,310	9,928	100.0000%	9,928
8311130	SL 192 PP	MARITECH	PP #113	PROD	7,773	9,224	100.0000%	72.0000%	9,224
8311170	SL 192 PP	MARITECH	PP #117	SI	8,798	2,758	100.0000%	72.0000%	2,758
8311210	SL 192 PP	MARITECH	PP #121 INJ	SI	8,610	9,036	100.0000%	9,036
8311220	SL 192 PP	MARITECH	PP #122	SI	9,100	6,778	100.0000%	6,778
8311230	SL 192 PP	MARITECH	PP #123	PROD	7,253	9,956	100.0000%	72.0000%	9,956
8311240	SL 192 PP	MARITECH	PP #124	SI	5,330	8,768	100.0000%	8,768
8311270	SL 192 PP	MARITECH	PP #127	SI	9,424	11,632	100.0000%	11,632
8311281	SL 192 PP	MARITECH	PP #128 INJ	SI	8,676	8,710	100.0000%	8,710
8311301	SL 192 PP	MARITECH	PP #130D	SI	8,646	8,378	100.0000%	8,378
8311330	SL 192 PP	MARITECH	PP #133	SI	7,792	10,078	100.0000%	72.0000%	10,078
8311340	SL 192 PP	MARITECH	PP #134	SI	7,876	9,262	100.0000%	9,262
8311361	SL 192 PP	MARITECH	PP #136D	SI	5,672	8,362	100.0000%	8,362
8311401	SL 192 PP	MARITECH	PP #140/140 D	PROD	8,644	8,707	100.0000%	8,707
8311420	SL 192 PP	MARITECH	PP #142 INJ	SI	8,683	9,200	100.0000%	9,200
8311430	SL 192 PP	MARITECH	PP #143	PROD	8,600	10,021	10,021	100.0000%	72.0000%	10,021
8311450	SL 192 PP	MARITECH	PP #145	SI	6,892	8,756	100.0000%	8,756
8311460	SL 192 PP	MARITECH	PP #146	SI	6,776	6,776	100.0000%	6,776
8311470	SL 192 PP	MARITECH	PP #147	SI	6,820	6,820	100.0000%	6,820
8311480	SL 192 PP	MARITECH	PP #148	SI	7,301	7,301	100.0000%	72.0000%	7,301
8311500	SL 192 PP	MARITECH	PP #150	SI	8,456	8,456	100.0000%	8,456
8311550	SL 192 PP	MARITECH	PP #155	SI	8,310	8,462	8,462	100.0000%	72.0000%	8,462
8311570	SL 192 PP	MARITECH	PP #157	SI	2,370	2,304	2,304	100.0000%	72.0000%	2,304
8311590	SL 192 PP	MARITECH	PP #159	SI	8,798	8,310	100.0000%	8,310
SL 192 PP	MARITECH	PP #166	SI	-
SL 192 PP	MARITECH	PP #173	SI	-
8311741	SL 192 PP	MARITECH	PP #174 LS/SS	SI	9,100	6,972	6,972	100.0000%	72.0000%	6,972
8311760	SL 192 PP	MARITECH	PP #176	SI	7,253	7,773	100.0000%	7,773
8311780	SL 192 PP	MARITECH	PP #178	SI	5,330	8,798	100.0000%	8,798
8311791	SL 192 PP	MARITECH	PP #179ST	PROD	9,424	8,610	100.0000%	72.0000%	8,610
8311810	SL 192 PP	MARITECH	PP #181	SI	8,676	6,758	6,758	100.0000%	72.0000%	6,758
8311821	SL 192 PP	MARITECH	PP #182D INJ	SI	8,646	9,100	100.0000%	72.0000%	9,100
8311851	SL 192 PP	MARITECH	PP #185	SI	7,792	7,253	100.0000%	72.0000%	7,253
8311860	SL 192 PP	MARITECH	PP #186	PROD	7,876	5,330	100.0000%	72.0000%	5,330
8311871	SL 192 PP	MARITECH	PP #187 ALT	SI	5,672	3,206	3,206	100.0000%	72.0000%	3,206
8311890	SL 192 PP	MARITECH	PP #189	SI	8,644	9,424	100.0000%	72.0000%	9,424
8311900	SL 192 PP	MARITECH	PP #190	SI	8,683	8,676	100.0000%	8,676
8311911	SL 192 PP	MARITECH	PP #191	SI	8,600	8,646	100.0000%	72.0000%	8,646
8311920	SL 192 PP	MARITECH	PP #192	SI	6,892	7,792	100.0000%	7,792
SL 192 PP	MARITECH	PP #195	SI	100.0000%	-
SL 192 PP	MARITECH	PP #196	SI	100.0000%	-
SL 192 PP	MARITECH	PP #197	SI	100.0000%
8311981	SL 192 PP	MARITECH	PP #198	PROD	2,824	5,862	5,862	100.0000%	72.0000%	5,862
8312020	SL 192 PP	MARITECH	PP #202	SI	9,780	8,644	100.0000%	8,644
8312071	SL 192 PP	MARITECH	PP #207D INJ	SI	7,678	8,683	100.0000%	8,683
8312090	SL 192 PP	MARITECH	PP #209/ 209D	SI	7,470	8,600	100.0000%	8,600
8312100	SL 192 PP	MARITECH	PP #210	SI	5,758	6,892	100.0000%	6,892
8312120	SL 192 PP	MARITECH	PP #212	SI	7,377	5,422	5,422	100.0000%	72.0000%	5,422
8312160	SL 192 PP	MARITECH	PP #216	PROD	8,649	6,790	6,790	100.0000%	72.0000%	6,790
8312170	SL 192 PP	MARITECH	PP #217	PROD	7,734	5,834	5,834	100.0000%	72.0000%	5,834
8312191	SL 192 PP	MARITECH	PP #219	SI	3,454	7,345	7,345	100.0000%	72.0000%	7,345
8312210	SL 192 PP	MARITECH	PP #221	PROD	6,770	8,884	8,884	100.0000%	72.4480%	8,884
8312220	SL 192 PP	MARITECH	PP #222	PROD	7,220	3,265	3,265	100.0000%	72.0000%	3,265
8312250	SL 192 PP	MARITECH	PP #225	SI	10,480	9,718	100.0000%	9,718
8312260	SL 192 PP	MARITECH	PP #226	SI	4,922	9,742	100.0000%	9,742
8322270	SL 192 PP	MARITECH	PP #227	SI	9,166	9,912	100.0000%	9,912
8312280	SL 192 PP	MARITECH	PP #228	SI	8,642	9,848	100.0000%	9,848
8312300	SL 192 PP	MARITECH	PP #230	SI	4,910	9,808	100.0000%	9,808
8312310	SL 192 PP	MARITECH	PP #231	SI	3,265	2,824	100.0000%	2,824
8312330	SL 192 PP	MARITECH	PP #233	SI	5,846	9,780	100.0000%	9,780
8312380	SL 192 PP	MARITECH	PP #238 /238D	PROD	3,379	9,890	9,890	100.0000%	72.0000%	9,890
8312400	SL 192 PP	MARITECH	PP #240/ 240D	PROD	6,997	9,273	9,273	100.0000%	72.4480%	9,273
8312410	SL 192 PP	MARITECH	PP #241	SI	8,688	9,525	100.0000%	9,525
8312450	SL 192 PP	MARITECH	PP #245	PROD	7,792	4,894	4,894	100.0000%	72.0000%	4,894
8312460	SL 192 PP	MARITECH	PP #246	PROD	5,379	5,362	5,362	100.0000%	72.0000%	5,362
8312481	SL 192 PP	MARITECH	PP #248D	SI	10,592	7,678	100.0000%	7,678
8312500	SL 192 PP	MARITECH	PP #250	PROD	5,330	8,802	8,802	100.0000%	72.0000%	8,802
SL 192 PP	MARITECH	PP#251	SI	100.0000%
8312530	SL 192 PP	MARITECH	PP #253	SI	4,904	8,708	8,708	100.0000%	72.0000%	8,708
8312570	SL 192 PP	MARITECH	PP #257	SI	7,373	7,470	100.0000%	7,470
8312590	SL 192 PP	MARITECH	PP #259	SI	6,820	5,758	100.0000%	72.0000%	5,758
8312620	SL 192 PP	MARITECH	PP #262	SI	9,816	8,649	100.0000%	8,649
8312630	SL 192 PP	MARITECH	PP #263	SI	6,739	7,734	100.0000%	72.0000%	7,734
8312660	SL 192 PP	MARITECH	PP #266	SI	7,896	3,454	100.0000%	72.0000%	3,454
8312670	SL 192 PP	MARITECH	PP #267	SI	6,816	6,770	100.0000%	6,770
8312680	SL 192 PP	MARITECH	PP #268	SI	2,751	7,220	100.0000%	7,220
8312690	SL 192 PP	MARITECH	PP #269	SI	9,022	10,480	100.0000%	72.0000%	10,480
SL 192 PP	MARITECH	PP#271	SI	100.0000%
8312720	SL 192 PP	MARITECH	PP #272	PROD	4,912	4,912	4,912	100.0000%	72.0000%	4,912
8312771	SL 192 PP	MARITECH	PP #277	SI	6,153	6,153	6,153	100.0000%	72.0000%	6,153
8312830	SL 192 PP	MARITECH	PP #283	SI	6,708	6,708	6,708	100.0000%	72.0000%	6,708
8312840	SL 192 PP	MARITECH	PP #284	SI	9,166	9,166	100.0000%	72.4480%	9,166
8312850	SL 192 PP	MARITECH	PP #285	PROD	8,642	8,652	8,652	100.0000%	72.4480%	8,652
8312890	SL 192 PP	MARITECH	PP #289	PROD	4,910	8,642	100.0000%	72.0000%	8,642
8312910	SL 192 PP	MARITECH	PP #291	PROD	5,846	3,265	100.0000%	72.0000%	3,265
8312920	SL 192 PP	MARITECH	PP #292	PROD	3,379	5,846	100.0000%	72.0000%	5,846
8312950	SL 192 PP	MARITECH	PP #295	SI	6,997	5,850	5,850	100.0000%	72.0000%	5,850
8312970	SL 192 PP	MARITECH	PP #297	PROD	8,688	9,070	9,070	100.0000%	72.0000%	9,070
8312980	SL 192 PP	MARITECH	PP #298	PROD	7,792	6,884	6,884	100.0000%	72.0000%	6,884
8313000	SL 192 PP	MARITECH	PP #300	SI	7,148	5,461	5,461	100.0000%	72.0000%	5,461
8313011	SL 192 PP	MARITECH	PP #301	PROD	10,592	7,987	7,987	100.0000%	72.0000%	7,987
8313020	SL 192 PP	MARITECH	PP #302	SI	5,330	6,987	6,987	100.0000%	72.0000%	6,987
8313051	SL 192 PP	MARITECH	PP #305	SI	4,904	3,379	100.0000%	72.0000%	3,379
8313070	SL 192 PP	MARITECH	PP #307	PROD	7,373	7,110	7,110	100.0000%	72.0000%	7,110
8313080	SL 192 PP	MARITECH	PP #308	SI	6,820	6,892	6,892	100.0000%	72.0000%	6,892
8313090	SL 192 PP	MARITECH	PP #309	PROD	9,806	6,997	100.0000%	72.0000%	6,997
8313101	SL 192 PP	MARITECH	PP #310	SI	9,816	8,688	100.0000%	8,688
8313121	SL 192 PP	MARITECH	PP #312	PROD	6,739	7,792	100.0000%	72.0000%	7,792
8313131	SL 192 PP	MARITECH	PP #313	PROD	7,896	6,878	6,878	100.0000%	72.0000%	6,878
8313150	SL 192 PP	MARITECH	PP #315	SI	6,816	7,148	100.0000%	72.0000%	7,148
8313210	SL 192 PP	MARITECH	PP #321	PROD	2,751	7,731	7,731	100.0000%	72.0000%	7,731
8313220	SL 192 PP	MARITECH	PP #322	PROD	9,022	7,060	7,060	100.0000%	72.0000%	7,060
8313331	SL 192 PP	MARITECH	PP #323	PROD	7,330	7,140	7,140	100.0000%	72.0000%	7,140
8313334	SL 192 PP	MARITECH	PP #324	PROD	7,957	7,957	7,957	100.0000%	7,957
8313335	SL 192 PP	MARITECH	PP #325	PROD	7,750	7,750	7,750	100.0000%	72.0000%	7,750
8313332	SL 192 PP	MARITECH	PP #326 / 326D	PROD	10,440	10,440	10,440	100.0000%	77.6760%	10,440	Drilled 7/09; PP#326 (D13): 72.0000
8313333	SL 192 PP	MARITECH	PP #327	PROD	10,712	10,712	10,712	100.0000%	77.6760%	7,586	Drlled 7/2010
8313328	SL 192 PP	MARITECH	PP #328	PROD	7,348	7,348	7,348	100.0000%	72.0000%	7,104	Drilled 6/2010
8313290	SL 192 PP	MARITECH	PP #329	SI	10,946	10,900	100.0000%	72.0000%	7,730	Drilled 2010
8313300	SL 192 PP	MARITECH	PP #330	SI	10,946	10,684	10,677	100.0000%	72.0000%	10,677	SL 192 PP#330 BP1 (D12U): 77.6760%
8313329	SL 192 PP	MARITECH	PP #332	PROD	8,481	8,454	100.0000%	72.0000%	8,454
SL 192 PP	MARITECH	PP #333	PROD	7,287	7,586	100.0000%	72.0000%	SL 192 PP #333 ATTIC: 77.6760%
SL 192 PP	MARITECH	PP #334	PROD	7,516	7,104	100.0000%	72.0000%
SL 192 PP	MARITECH	PP #336	PROD	7,114	7,730	100.0000%	72.0000%	7,730
SL 192 PP	MARITECH	SWD 2
SL 192 PP	MARITECH	SWD 3

8496001	WD 58 OCSG00146	MARITECH	E1	PROD	11,400	9,700	9,700	100.0000%	72.5000%	9,700
8496002	WD 58 OCSG00146	MARITECH	E2	SI	13,551	4,763	12,700	37.5000%	26.2500%	4,763
8496003	WD 58 OCSG00146	MARITECH	E3 / E3D	SI	11,400	7,403	9,870	100.000 BPO; 75.000% APO	72.500 BPO; 54.375% APO

8497002	WD 59 OCSG16473	MARITECH	2	PROD	13,277	5,728	12,206	46.9300%	34.0424%	5,728
8497001	WD 59 OCSG16473	MARITECH	1 ST 1	SI	13,362	5,547	11,820	46.9300%	34.0424%	5,547

8498001	WD 61 OCSG03186	MARITECH	B1	PROD	13,437	12,384	13,760	90.0000%	61.5000%	12,384
8498002	WD 61 OCSG03186	MARITECH	B2 / B2 D	PROD	13,610	14,414	90.0000%	61.5000%	12,973
8498003	WD 61 OCSG03186	MARITECH	B3	PROD	3,253	3,954	90.0000%	61.5000%	3,559
8498004	WD 61 OCSG03186	MARITECH	C1 (10) / C1D	SI	14,494	12,280	90.0000%	61.5000%	11,052

8500001	WD 63 OCSG19839	MARITECH	A1 ST1	PROD	13,920	13,896	50.0000%	40.4166%	6,948
8500002	WD 63 OCSG19839	MARITECH	A2 ST1	SI	13,810	6,654	13,308	50.0000%	40.4166%	6,654
WD 63 OCSG19839	Peregrine	D003	0.0000%	3.7500%
WD 63 OCSG19839	Peregrine	W001	0.0000%	1.2500%

EXHIBIT 1.1 D - EASEMENTS /RIGHTS OF WAY

Attached to and made a part of that certain Purchase and Sale Agreement dated April 1, 2011, but effective January 1, 2011, by and between Maritech Resources, Inc. and Tana Exploration Company LLC

Seg. No.	ROW Number	Originating Id Name	Originating Area Code	Originating Block Number	Originating Lease Number	Receiving Id Name	Receiving Area Code	Receiving Block Number	Receiving Lease Number	Approved Date	Install Date	Status Code	Pipeline Size Code	Production Code	Facility Operator	Operator	Max Water Depth	Max Operating Pressure	Cathodic Code	Pipeline ROW Segment Status Code	Pipeline ROW Permit	ROW Holder	Segment Length	Authority	Bidirectional
RIGHTS OF WAY
10375	G14716	FLANGE	EC	328	G10638	08 SSTI	EC	322	G02254	10/6/1994	11/23/1994	ACT	4	OIL	2409	Maritech Resources, Inc.	243	2140	A	ACT	2409	Maritech Resources, Inc.	15448	DOI	N
10376	G14717	Flange	EC	328	G10638	12-inch SSTI	EC	323	UNLEASE	10/12/1994	1/25/1995	ACT	4	GAS	2409	Maritech Resources, Inc.	238	1440	A	ACT	2409	Maritech Resources, Inc.	8295	DOI	Y
15842	G28223	C	EC	328	G10638	B	EC	328	G10638	10/17/2006	6/1/2007	COMB	6	BLKO	2409	Maritech Resources, Inc.	250	2220		RELQ	2409	Maritech Resources, Inc.	4143	DOI
15843	G28224	C	EC	328	G10638	B	EC	328	G10638	10/17/2006	5/21/2007	COMB	4	BLKO	2409	Maritech Resources, Inc.	250	2220		RELQ	2409	Maritech Resources, Inc.	4136	DOI
15844	G28225	B	EC	328	G10638	C	EC	328	G10638	10/17/2006	5/31/2007	R/C	2	LIFT	2409	Maritech Resources, Inc.	250	1480		RELQ	2409	Maritech Resources, Inc.	4133	DOI
16195	G14716	A Platform	EC	328	G10638	Flange	EC	328	G10638			ABN	4	OIL	2409	Maritech Resources, Inc.	243	2140		RELQ	2409	Maritech Resources, Inc.	1150	DOI	N
16196	G14717	A Platform	EC	328	G10638	Flange	EC	328	G10638			ABN	4	GAS	2409	Maritech Resources, Inc.	238	1440		RELQ	2409	Maritech Resources, Inc.	1073	DOI	N
16292	G28223	Cut End	EC	328	G10638	Cut End	EC	328	G10638			PABN	6	BLKO	2409	Maritech Resources, Inc.	250	2220		RELQ	2409	Maritech Resources, Inc.	200	DOI	N
16293	G28224	Cut End	EC	328	G10638	Cut End	EC	328	G10638			PABN	4	BLKO	2409	Maritech Resources, Inc.	250	2220		RELQ	2409	Maritech Resources, Inc.	201	DOI	N
16294	G28225	Cut End	EC	328	G10638	Cut End	EC	328	G10638			PABN	2	LIFT	2409	Maritech Resources, Inc.	250	1480		RELQ	2409	Maritech Resources, Inc.	201	DOI	N
7943	G08541	C	EI	342	G02319	8 SSTI	EI	327	G02910	9/15/1986	10/27/1986	ACT	4	OIL	2851	Mariner Energy Resources, Inc.	285	1440	A	ACT	2851	Mariner Energy Resources, Inc.	18657	DOI	N
14828	G25455	Caisson # 1	MP	99	G21703	Platform A	MP	178	G18105	10/1/2004	4/22/2005	OUT	6	BLKG	2409	Maritech Resources, Inc.	155	2220		ACT	2409	Maritech Resources, Inc.	59393	DOI
17406	G28375	Capped End	MP	108	G04832	Capped End	MP	108	G04832	2/21/2008	10/18/1991	REM	3	COND	2349	Maritech Resources, Inc.	135	1440		RELQ	2409	Maritech Resources, Inc.	1680	DOI
14183	G24688	# 3 Caisson	MP	160	G05245	A Platform	MP	164	G21143	6/27/2003	8/27/2003	OUT	4	BLKG	2409	Maritech Resources, Inc.	132	1480		ACT	2409	Maritech Resources, Inc.	8888	DOI
9683	G13743	A	MP	175	G08753	12 SSTI	MP	178	G13020	8/20/1992	10/7/1992	ACT	6	GAS	2409	Maritech Resources, Inc.	140	1440	A	ACT	2409	Maritech Resources, Inc.	31212	DOI	N
15918	G28246	A	MP	175	G08753	Flange Point	MP	181	G12092	9/14/2007	3/13/2008	OUT	3	COND	2409	Maritech Resources, Inc.	150	1480		ACT	2409	Maritech Resources, Inc.	69161	DOI
14874	G25472	Plat "A"	MP	178	G18105	18" SSTI	MP	268	UNLEASE	1/18/2005		CNCL	8	OIL	2409	Maritech Resources, Inc.	212	1950		RELQ	2409	Maritech Resources, Inc.	91466	DOI
15919	G28518	A	MP	178	UNLEASE	3" SSTI	MP	178	UNLEASE	9/14/2007	3/29/2008	OUT	3	COND	2409	Maritech Resources, Inc.	150	1480		ACT	2409	Maritech Resources, Inc.	1496	DOI
9433	G13223	A	MP	181	G12092	12 SSTI	MP	108	G04832	7/29/1991	10/17/1991	ABN	8	GAS	2409	Maritech Resources, Inc.	138	1200	A	RELQ	2409	Maritech Resources, Inc.	37283	DOI	N
17205	G28375	Flange Point	MP	181	G12092	Platform A	MP	108	G04832	9/28/2007	10/18/1991	OUT	3	COND	2409	Maritech Resources, Inc.	135	1480		ACT	2409	Maritech Resources, Inc.	33561	DOI
14751	G25427	A	MP	207	G22802	6" SSTI	MP	178	G18105	10/12/2004	8/15/2005	OUT	6	BLKG	2409	Maritech Resources, Inc.	177	2220		ACT	2409	Maritech Resources, Inc.	46047	DOI	N
17376	G28434	SSW #SS001	MP	211	G22803	A	MP	242	UNLEASE	5/21/2008		ACT	3	BLKG	2409	Maritech Resources, Inc.	197	2160		ACT	2409	Maritech Resources, Inc.	29688	DOI
17372	G28432	SSW #SS002	MP	232	G22806	A	MP	242	UNLEASE	5/21/2008	2/2/2009	ACT	3	BLKG	2409	Maritech Resources, Inc.	197	2162		ACT	2409	Maritech Resources, Inc.	23610	DOI
17374	G28433	SSW #SS002	MP	241	G22808	A	MP	242	UNLEASE	5/21/2008	2/13/2009	ACT	3	BLKG	2409	Maritech Resources, Inc.	197	2162		ACT	2409	Maritech Resources, Inc.	16439	DOI
12408	G21482	A	MP	242	G18114	A	MP	265	G19863	4/24/2000	6/14/2000	ACT	6	BLKG	2409	Maritech Resources, Inc.	210	2160	A	ACT	2409	Maritech Resources, Inc.	23254	DOI	N
12449	G21522	A	MP	242	G18114	A	MP	265	G19863	4/27/2000	6/15/2000	ACT	6	BLKG	2409	Maritech Resources, Inc.	210	2160	A	ACT	2409	Maritech Resources, Inc.	23254	DOI	N
17373	G28432	A	MP	242	UNLEASE	SSW #SS002	MP	232	G22806	5/21/2008		ACT	1	UMB	2409	Maritech Resources, Inc.	197	0		ACT	2409	Maritech Resources, Inc.	23610	DOI
17375	G28433	A	MP	242	UNLEASE	SSW #SS002	MP	241	G22808	5/21/2008		ACT	1	UMB	2409	Maritech Resources, Inc.	197	0		ACT	2409	Maritech Resources, Inc.	16439	DOI
17377	G28434	A	MP	242	UNLEASE	SSW #SS001	MP	211	G22803	5/21/2008		ACT	1	UMB	2409	Maritech Resources, Inc.	197	0		ACT	2409	Maritech Resources, Inc.	29688	DOI
15189		Caisson E	WD	58	146	Caisson #1	WD	59	G16473	8/22/2005	11/20/2005	ACT	6	BLKG	2409	Maritech Resources, Inc.	60	2220					5180	DOI
13130		Caisson No. 1	WD	59	G16473	SSTI w 17995	WD	59	G16473	2/7/2001	2/23/2001	ACT	6	G/C	2409	Maritech Resources, Inc.	62	2220	A				5092	DOI	N
17995	G28970	No. 2 Caisson	WD	59	G16473	B Platform	WD	61	G03186	1/15/2010		ACT	6	G/C	2409	Maritech Resources, Inc.	105	2220		ACT	2409	Maritech Resources, Inc.	17571	DOI
17049	G28316	C Platform	WD	61	G03186	A Platform	WD	62	G25007	6/19/2007	7/5/2004	OUT	4	BLKG	2409	Maritech Resources, Inc.	134	2162		ACT	2409	Maritech Resources, Inc.	13769	DOI
17052	G28319	B Platform	WD	61	G03186	A Platform	WD	62	G25007	5/22/2007	10/30/2002	PROP	4	BLKG	2409	Maritech Resources, Inc.	128	1440		ACT	2409	Maritech Resources, Inc.	17623	DOI
17053	G28320	B platform	WD	61	G03186	A Platform	WD	62	G25007	5/22/2007	10/30/2002	ACT	4	BLKG	1834	Stone Energy Corporation	128	1440		ACT	2409	Maritech Resources, Inc.	17623	DOI
15920	G24250	Platform A	WD	62	G25007	12-Inch SSTI	WD	62	G25007	12/8/2006	4/2/1990	ACT	6-Apr	OIL	2409	Maritech Resources, Inc.	135	1440		ACT	2409	Maritech Resources, Inc.	1109
17048	G28315	Platform A	WD	62	G25007	18-inch SSTI	WD	62	G25007	9/14/2007	9/18/2007	ACT	4	GAS	2409	Maritech Resources, Inc.	125	1440		ACT	2409	Maritech Resources, Inc.	3413	DOI
17051	G28318	A	WD	62	G25007	A	WD	63	G19839	9/6/2007	10/30/2002	ACT	2	SPLY	2409	Maritech Resources, Inc.	163	1440		ACT	2409	Maritech Resources, Inc.	5815	DOI
17050	G28317	A	WD	63	G19839	A	WD	62	G25007	9/6/2007	4/12/1990	ACT	8	BLKG	2409	Maritech Resources, Inc.	135	1440		ACT	2409	Maritech Resources, Inc.	5653	DOI

AREA	LEASE #	OPERATOR	OWNER	INTEREST	EFF DATE	EXP DATE
TBAY	4467	Maritech	Maritech	100%	2/25/2004	2/25/2024
TBAY	4865	Maritech	Maritech	100%	7/6/2007	7/6/2027
TBAY	4878	Maritech	Maritech	100%	7/19/2007	7/19/2027
TBAY	4932	Maritech	Maritech	100%	9/28/2007	2/28/2027
TBAY	4933	Maritech	Maritech	100%	9/28/2007	2/28/2027

RIGHTS OF USE AND EASEMENTS
Area	Block	Field	RUE/Lease Number	Structure Name	Structure Number	Struc Type Code	Authority Type	Authority Status	Bus Asc Name	Complex ID Number	Maj Struc Flag	Install Date	District Code	Heliport Flag	Lease Number	Water Depth	Latitude	Longitude	Nad Year Cd	Proj Code	Ptfrm X Location	Ptfrm Y Location	Surf N S Dist	Surf N S Code	Surf E W Dist
MP	178	MP178	G30061	A	1	FIXED	Right-of-Use and Easement	Approved	Maritech Resources, Inc.	972	Y		1	Y	G18105	150	29.577	-88.472785	27	72	2909221	342290	5210	S	6379
MP	242	WILD	G30011	A	1	FIXED	Right-of-Use and Easement	Approved	Maritech Resources, Inc.	627	N		1	Y	197	29.364	-88.352401	27	72	2949489	265914	2584	S		4389
MP	164	MP164	G30062	A	1	FIXED	Right-of-Use and Easement	Approved	Maritech Resources, Inc.	948	N		1	Y	130	29.637	-88.487662	27	72	2903952	363967	2613	N		3102
WD	62	WD061	G30071	A	1	FIXED	Right-of-Use and Easement	Approved	Maritech Resources, Inc.	23817	Y		1	Y	120	29.022	-89.663761	27	72	2533646	133147.2	9313	S		1318

EXHIBIT 1.1(G) – CONTRACTS

Attached to and made a part of that certain
Purchase and Sale Agreement dated April 1, 2011, but effective January 1, 2011, by and between Maritech Resources, Inc. and Tana Exploration Company LLC

PROPERTIES - BLOCKS	DATE OF AGREEMENT	PARTY	PARTY	INSTRUMENT TYPE
EC 328	January 1, 2005	Maritech, as Operator	Arena, as Non-operator
Offshore Operating Agreement covering all of Block 328, East Cameron Area, South Addition from the surface of the earth down to and including the stratigraphic equivalent of the base of the HB-5 sand as seen at a depth of 4,195 feet TVD in the Mesa Petroleum Co. OCS-G 2255 Well No. A-22 located in East Cameron 323.

EC 328	November 23, 2004	Arena Energy LLC	Maritech Resources, Inc.	Participation & Acquisition Agreement as amended effective December 22, 2004 and as amended effective January 1, 2005
EC 328	November 23, 2004.	Arena Energy LLC	Maritech Resources, Inc.	Option Agreement, as amended effective October 12, 2005
EC 328	January 1, 2005	Arena Energy LLC	Maritech Resources, Inc.	Stipulation of Interest & Agreement, as amended effective November 5, 2005
EC 328	October 1, 1994 as amended on January 18, 1995.	Union Pacific Resources Company	Zilkha Energy Company	Farmout Agreement, as amended
EC 328	April 22, 1992 as amended on September 1, 1993	Union Pacific Resources Company	Zilkha Energy Company	Farmout Agreement, as amended
EC 328	August 22, 2001	El Paso Production GOM Inc.	Louis Dreyfus Natural Gas Corp.	Agreement of Temporary Reduction of Overriding Royalty Interest
EC 328	December 1, 2004	El Paso Production GOM Inc.	Maritech Resources, Inc.	Agreement of Partial Suspension of Overriding Royalty Interest
EC 328	August 18, 1993, effective August 11, 1993	Zilkha Energy Company	David T. Cameron, et al	Assignment of Net Profits Interest
EC 328	April 1, 1996	Union Pacific Resources Company	Zilkha Energy Company	Assignment of Overriding Royalty in Oil and Gas Lease
EC 328	April 1, 1996	Union Pacific Resources Company	Zilkha Energy Company	Corrective Assignment of Overriding Royalty in Oil and Gas Lease
EC 328	April 1, 1996	Zilkha Energy Company	William Harmon, et al	Assignment of Net Profits Interest
EC 328	January 1, 2005	Maritech Resources, Inc.	Arena Offshore, LLC	Assignment of Operating Rights and Bill of Sale
EC 328	January 1, 1990	Zilkha Energy Company		Incentive Pool Plan, as amended
EC 328	June 20, 1996 but effective April 1, 1996	Union Pacific Resources Company	Zilkha Energy Company	Sale of Interest and Equity Trades Letter Agreement
EC 328	February 1, 2006	Maritech Resources, Inc.	El Paso Production GOM Inc.	Election to Purchase Overriding Royalty Interest
EC 328	February 27, 2006	Maritech Resources, Inc.	Arena Energy, L.L.C.	Election to Purchase Undivided One-half Overriding Royalty Interest
EC 328	June 30, 2005	El Paso E&P Company LP	Maritech Resources, Inc.	Assignment of Overriding Royalty Interest
EC 328	June 30, 2005	Maritech Resources, Inc.	Arena Energy, L.L.C., et al	Assignment of Overriding Royalty Interest
EI 342/343/344	12/19/03	Forest Oil Corporation, operator of Eugene Island Block 342 "C" Platform; Devon Energy Production Company, L.P., et al, working interest owners of Eugene Island Block 342 "C" Platform	Spinnaker Exploration Co. LLC, User, as operator/owner of Eugene Island Block 343 and W/2 of Eugene Island Block 344	Production Processing Handling and Operating Agreement
EI 342/343/344,	12/19/03	Forest Oil Corporation, operator of Eugene Island Block 342 "C" Platform; Devon Energy Production Company, L.P., et al, working interest owners of Eugene Island Block 342 "C" Platform	Spinnaker Exploration Co. LLC, User, as operator	Production Processing Handling and Operating Agreement
EI 342	5/1/1988	Elf Aquitaine Operating, Inc., Operator	Plumb Offshore, Inc. and TXP Operating Company, Non-Operators	Offshore Operating Agreement covering W/2 Block 342
EI 342	5/9/86	Texaco Inc., as First Party	Huffco Petroleum Corporation, as Second Party	Sublease Agreement covering the NW/4 Block 342
EI 342	9/5/84	Texaco Inc. and Tenneco Exploration, Ltd., as First Party	Huffco Petroleum Corporation, as Second Party	Sublease Agreement covering the SW/4 Block 342
EI 342	5/9/86		Huffco Petroleum Corporation	Sublease Agreement covering the NW/4 Block 342
EI 342	9/5/84	Texaco Inc. and Tenneco Exploration, Ltd., as First Party	Huffco Petroleum Corporation, as Second Party	Sublease covering the SW/4 Block 342
EI 342	August 1, 2009	Louis Dreyfus Producer Services	MRI	Consent & Assignment of Dreyfus Gas Processing Agreement w/ Targa Resources
EI 342	May 1, 2008	TXP Operating Company	Elf Aquitaine	Gas Balancing Agreement
EI 342	May 1, 2010	Tennessee Pipeline	MRI	HC Liquids Transport Agreement
EI 342	12/1/1984	TXP Operating Company, Plumb Offshore, Inc.	Huffco Petroleum Corp.	Participation Agreement and Operating Agreement covering SW/4 Block 342
EI 342	2/1/1971	Tenneco Oil Company	Texaco Inc	Operating Agreement covering the E/2 Block 342
EI 342	April 24, 1987	Huffco Petroleum Corporation, TXP Operating Company	Plumb Offshore, Inc.	Platform Cost Allocation Letter Agreement
EI 342	January 1, 2008 and as amended by July 28,2008	Mariner Energy Resources, Inc., et al, as Owners	Chevron U.S.A. Inc., as Producers, and Mariner Energy, Inc., as Operator	Slot Use Agreement
EI 342	July 28, 2008	Mariner Energy, Inc., Maritech Resources, Inc., and Apache Corporation	Chevron U.S.A. Inc. and Mariner Energy, Inc.	C-5 Well Sidetrack Letter Agreement provides for Chevron and Mariner to take over the C-5 well for purpose of drilling a new sidetrack well and amended certain provisions of the Slot Use Agreement
EC 328	August 22, 2001	El Paso Production GOM Inc.	Louis Dreyfus Natural Gas Corp.	Agreement of Temporary Reduction of Overriding Royalty Interest
WD 58	January 1, 1990	Conoco, Inc., et al, as Assignors	Pan Petroleum, Inc., as Assignee	Assignment of Operating Rights regarding call on production and lease termination
WD 58	December 8, 1999	Panaco, Inc.	Basin Exploration, Inc.	Letter Agreement
WD 58	December 23, 1999	Panaco, Inc., as Farmor	Basin Exploration, Inc., as Farmee	Farmout Agreement
WD 58	March 24, 2000	Panaco, Inc.	Basin Exploration, Inc.	Letter Agreement
WD 58	May 11, 2000	Panaco, Inc.	Basin Exploration, Inc.	Letter Agreement
WD 58	July 9, 2001	Panaco, Inc.	Stone Energy Corporation.	Letter Agreement
WD 58	February 22, 2000	Basin Exploration, Inc.	Duke Energy Hydrocarbons, LLC.	Participation Agreement
WD 58	February 22, 2000	Basin Exploration, Inc.	Duke Energy Hydrocarbons, LLC	Assignment of Farmout Agreement
WD 58	May 3, 2000	Basin Exploration, Inc.	Duke Energy Hydrocarbons, LLC.	Letter Agreement
WD 58	May 3, 2000	Basin Exploration, Inc., as Operator	Duke Energy Hydrocarbons, LLC, as Non-operator	Offshore Operating Agreement covers Shallow Rights 0 -- 11,300'
WD 58	May 3, 2000	Stone Energy Corporation	Duke Energy Hydrocarbons, LLC	Amendment to Operating Agreement, amended Exhibit A to include W2SE4 and Stone as successor of Basin
WD 58	January 27, 2004	Stone Energy Corporation	Marlin Energy Offshore, LLC	Amendment to Operating Agreement, amended Insurance Exhibit
WD 58	May 2, 2000	Basin Exploration, Inc. as Farmee	Energy Development Corporation, et al, as Farmors	Farmout Letter Agreement, pertains to deep Rights in SW4 below 11,300' to 14,000' TVD
WD 58	April 28, 2000	Basin Exploration, Inc., as Operator	Energy Development Corporation, et al, as Non-operators	Offshore Operating Agreement pertains to deep Rights in SW4 below 11,300' to 14,000' TVD
WD 58	May 22, 2000	Basin Exploration, Inc.	Duke Energy Hydrocarbons, LLC	Letter Agreement
WD 58	January 16, 2004	Stone Energy Corporation	Entech Enterprises, Inc.	Amendment to Operating Agreement, amended Insurance Exhibit
WD 58	August 9, 2000	Basin Exploration, Inc.	Duke Energy Hydrocarbons, LLC, Energy Development Corporation and Entech Enterprises, Inc.	Letter Agreement, regarding ownership, AFE and cost sharing of installation of caisson and bridge to WD 58 "D" Platform.
WD 58	November 13, 2002	Stone Energy Corporation	Duke Energy Hydrocarbons, LLC, Samedan Oil Corporation and Entech Enterprises, Inc.	Letter Agreement, setting out ownership of WD 58 "E" Caisson as follows: Stone - 70.84%; Duke - 12.5%, Samedan - 15.83%, and Entech - 0.83%
WD 58
Effective May 1, 2000, as amended on January 29, 2001 (First Amendment), May 7, 2001 (Second Amendment), December 14, 2001 (Third Amendment), June 25, 2002 (Fourth Amendment), April 1, 2002 (Fifth Amendment), May 27, 2005 (Sixth Amendment) and October 1, 2005 (Seventh Amendment
		Stone Energy Corporation, as Producer	Dynegy Midstream Services, Limited Partnership, as Processor	Natural Gas Processing Agreement
WD 58, WD 59	June 1, 2005 Terminated by 4-9-10 letter	Palm Energy Offshore, L.L.C. Inc., as operator of WD 58 "D" Platform	Stone Energy Corporation, et al, as producers of WD 59 # 1 and 2 wells and WD 58 # D-5 (E-1) E-2 and E-3 wells	Production Processing Agreement
WD 58 and WD 59, WD 61	April 28, 2010	Maritech Resources, Inc.	Tammany Oil & Gas LLC, et al	Flowline Agreement
WD 59	March 18, 1996	Tana Oil and Gas Corporation, as Operator	Enserch Exploration, Inc., The Northwestern Mutual Life Insurance Co., PB-SB Investment Partnership II, and Energy Development Corporation, as Non-operators	Offshore Operating Agreement
WD 58	June 1, 2005 Terminated by 4-9-10 letter	Palm Energy Offshore, L.L.C. Inc., as operator of WD 58 "D" Platform	Stone Energy Corporation, et al, as producers of WD 59 # 1 and 2 wells and WD 58 # D-5 (E-1) E-2 and E-3 wells	Production Processing Agreement
WD 58 and WD 59	April 28, 2010	Maritech Resources, Inc.	Tammany Oil & Gas LLC, et al	Flowline Agreement

WD 59, 60 and 78	March 18, 1996	Tana Oil and Gas Corporation, as Operator	Enserch Exploration, Inc., The Northwestern Mutual Life Insurance Co., PB-SB Investment Partnership II, and Energy Development Corporation, as Non-operators	Offshore Operating Agreement
WD 59	August 9, 1999	Tana Oil and Gas Corporation, as Farmor	Basin Exploration, Inc., as Farmee	Farmout Proposal Letter Agreement
WD 59	August 23, 1999	Basin Exploration, Inc.	Northwestern Mutual Life insurance Co., et al	Well Participation Election Letter Agreement
WD 59	October 5, 1999 and effective August 10, 1999	Tana Oil and Gas Corporation, as Farmor	Basin Exploration, Inc., as Farmee	Farmout and Exploration Agreement
WD 59	January 19, 2004	Stone Energy, as Operator	The Northwestern Mutual Life Insurance Company and NCX Company, L.L.C., as Non-operators	Amendment to Operating Agreement Insurance Exhibit
WD 59 & WD 62	April 28, 2010, and made effective March 1, 2010	Maritech Resources, Inc., as Processor	Tammany Oil & Gas LLC, et al, as Producers.	Production Handling Agreement pertains to processing of production from WD 59 at WD 62 A Platform
WD 61	February 1, 1998, as amended on April 28, 1998, March 26, 2002 and July 2, 2002	Pioneer Natural Resources USA, Inc., as Farmor	Basin Exploration, Inc., as Farmee	Farmout Agreement
WD 61	April 30, 1998	Basin Exploration, Inc.	GHP Corporation	Prospect Trade Agreement
WD 61	May 22, 1998	Basin Exploration, Inc., as Assignor	GHP Corporation, as Assignee	Assignment of Farmout Agreement
WD 61	April 29, 1998, as amended on October 27, 1998, December 4, 2003 and May 1, 2004	Basin Exploration, Inc., as Operator	IP Petroleum Company, Inc., et al, as Non-Operators	Offshore Operating Agreement
WD 61	January 1, 2002, as amended	Stone Energy Corporation, as Producer	Dynegy Midstream Services, Limited Partnership, as Processor	Natural Gas Processing Agreement
WD 61	February 22, 1999	Pioneer Natural Resources USA, Inc.	Basin Exploration, Inc.	Pipeline Crossing Letter Agreement
WD 61 & WD 62	September 10, 2002	Stone Energy Corporation	Pure Partners, LP, et al	Platform Processing Agreement
WD 61	July 1, 2003	Pioneer Natural Resources USA, Inc., as Farmor	Stone Energy Corporation, as Farmee	Farmout Agreement
WD 61	December 4, 2003	Stone Energy Corporation	NCX Company, L.L.C., as non-operator	Amendment to Operating Agreement Insurance Exhibit
WD 61	April 1, 2010	Targa Resources	MRI	Amendment to add WD 58-59 to Gas Processing Agreement
WD 62	August 10, 2006	ExxonMobil Pipeline Company	Stone Energy Corporation	Connection Agreement
WD 62	January 2, 1990, as amended	Southern Natural Gas Company	Walter Oil and Gas Corporation	Construction, Installation, Operation and Maintenance of Measurement and Pipeline Facilities Agreement
WD 62	June 1, 2002	Walter Oil and Gas Corporation	Stone Energy Corporation	Assignment and Bill of Sale
WD 62	September 16, 2002 and effective July 1, 2002	Southern Natural Gas Company	Stone Energy Corporation	Adoption, Ratification and Amendment of Construction, Installation, Operation and Maintenance of Measurement and Pipeline Facilities Agreement
WD 63	May 17, 1999	Basin Exploration, Inc.	DETMI Management, Inc.	Participation Agreement
WD 63	May 24, 1999 and as amended January 27, 2004	Basin Exploration, Inc., as Operator	DETMI Management, Inc., as Non-operator	Offshore Operating Agreement
WD 63 & WD 62	September 10, 2002	Stone Energy Corporation as Owner	Duke Energy Hydrocarbons, LLC, et al as Producer	Platform Processing Agreement
WD 63	June 10, 2005	Peregrine Oil & Gas, LP	Stone Energy Corporation	Option Agreement
WD 63	June 10, 2005 as amended on January 25, 2006 and May 12, 2006	Stone Energy Corporation, et al, as Farmor	Peregrine Oil & Gas, LP, as Farmee	Farmout Agreement
MP 99, 160, 163, 175, 185, 187, 200, 207, 211, 232, 233, 241,	11/20/2007, effective 9/1/2007	MAGNUM HUNTER PRODUCTION, INC. (SELLER)	MARITECH RESOURCES, INC. (PURCHASER)	PURCHASE AND SALE AGREEMENT
MP 99, 160, 163, 175, 185, 200,	10/1/2007	MAGNUM HUNTER PRODUCTION, INC. (GATHERER TRANSPORTER)	MARITECH RESOURCES, INC., ET AL (PRODUCERS)
CONDENSATE GATHERING AND TRANSPORTATION AGREEMENT , PROVIDES FOR CONSTRUCTION, INSTALLATION, MAINTENANCE AND ABANDONMENT OF A 12-MILE CONDENSATE PIPELINE, AND RELATED FACILITEIS, COMPRISING THE MAIN PASS PIPELINE SYSTEM

MP 99, 160, 163, 175, 185, 200,	12/14/2007	MAGNUM HUNTER PRODUCTION, INC. (GATHERER TRANSPORTER) JPMORGAN CHASE, ESCROW AGENT	MARITECH RESOURCES, INC., ET AL (PRODUCERS)	ESCROW AGREEMENT, PROVIDES FOR ESTABLISHMENT OF AN ESCROW ACCOUNT TO WHICH THE PARTIES DEPOSIT THEIR PROORTIONATE SHARES OF ABANDONMENT COSTS RELATIVE TO MAIN PASS PIPELINE SYSTEM.
MP 99, 160, 163, 175, 185, 200,	10/1/2007	OFFSHORE SHELF, LLC, ET AL (PROCESSORS)	MARITECH RESOURCES, INC., ET AL (PRODUCERS)	PRODUCTION HANDLING AGREEMENT, PROVIDES FOR HANDLING OF CONDENSATE PRODUCED FROM MAIN PASS PIPELINE SYSTEM WELLS AT THE MP 108 "A" PLATFORM
MP 99	7/15/2004	FOREST OIL CORPORATION (SELLER)	MAGNUM HUNGER PRODUCTION, INC. (BUYER)	PURCHASE AND SALE AGREEMENT
MP 99	7/27/2004	MAGNUM HUNTER PRODUCTION, INC.	NI ENERGY VENTURE INC.	LETTER OF INTENT: ACQUISITION OF INTEREST
MP 160	2/12/2003	MAGNUM HUNTER PRODUCTION, INC. (OPERATOR)	W&T OFFSHORE, INC. (NON-OPERATOR)	OPERATING AGREEMENT OFFSHORE LOUISIANA, COVERS: (1) S/2S/2 MAIN PASS BLOCK 160 FROM SURFACE TO 3,800' MD; AND (2) MAIN PASS BLOCK 163 FROM 5,500' TO 10,100' TVD
MP 160	2/12/2003	MAGNUM HUNTER PRODUCTION, INC.	W&T OFFSHORE, INC.	PARTICIPATION AGREEMENT
MP 160	6/29/2005, effective 10/1/2003	MAGNUM HUNTER PRODUCTION, INC. (PLATFORM OWNER)	W&T OFFSHORE, INC., ET AL (PRODUCERS)	PRODUCTION HANDLING AGREEMENT, PROVIDES FOR HANDLING OF PRODUCTION FROM MP 163 A-3 WELL AT MP 160 “A” PLATFORM
MP 160	5/10/2002	CALLON PETROLEUM OPERATING COMPANY (FARMOR)	MAGNUM HUNTER PRODUCTION, INC. (FARMEE)	FARMOUT AGREEMENT
MP 160	11/12/2002	CALLON PETROLEUM OPERATING COMPANY (FARMOR)	MAGNUM HUNTER PRODUCTION, INC. (FARMEE)	FIRST AMENDMENT TO FARMOUT AGREEMENT: EXTENSION OF TIME
MP 160	2/19/2003	CALLON PETROLEUM OPERATING COMPANY (FARMOR)	MAGNUM HUNTER PRODUCTION, INC. (FARMEE)	SECOND AMENDMENT TO FARMOUT AGREEMENT
MP 160	4/9/2003	CALLON PETROLEUM OPERATING COMPANY (FARMOR)	MAGNUM HUNTER PRODUCTION, INC. (FARMEE)	THIRD AMENDMENT TO FARMOUT AGREEMENT
MP 160	6/3/1996 Effective 4/1/1996	MURPHY EXPLORATION AND PRODUCTION COMPANY	CALLON PETROLEUM OPERATING COMPANY	ACT OF EXCHANGE
MP 163	2/12/2003	MAGNUM HUNTER PRODUCTION, INC. (OPERATOR)	W&T OFFSHORE, INC. (NON-OPERATOR)	OPERATING AGREEMENT OFFSHORE LOUISIANA, COVERS MP 163 FROM 5,500’ TO 10,100’ TVD
MP 163	2/12/2003	MAGNUM HUNTER PRODUCTION, INC.	W&T OFFSHORE, INC.	PARTICIPATION AGREEMENT
MP 163, 164 AND 178	6/29/2005 Effective 10/1/2003	MAGNUM HUNTER PRODUCTION, INC. (PLATFORM OWNER)	W&T OFFSHORE, INC., ET AL (PRODUCERS)	PRODUCTION HANDLING AGREEMENT PROVIDES FOR HANDLING OF PRODUCTION FROM MP 163 #3 WELL AT MP 164 “A” AND MP 178 “A” PLATFORMS
MP 163	5/10/2002	CALLON PETROLEUM OPERATING COMPANY (FARMOR)	MAGNUM HUNTER PRODUCTION, INC. (FARMEE)	FARMOUT AGREEMENT
MP 163	11/12/2002	CALLON PETROLEUM OPERATING COMPANY (FARMOR)	MAGNUM HUNTER PRODUCTION, INC. (FARMEE)	FIRST AMENDMENT TO FARMOUT AGREEMENT: EXTENSION OF TIME
MP 163	2/19/2003	CALLON PETROLEUM OPERATING COMPANY (FARMOR)	MAGNUM HUNTER PRODUCTION, INC. (FARMEE)	SECOND AMENDMENT TO FARMOUT AGREEMENT
MP 163	4/9/2003	CALLON PETROLEUM OPERATING COMPANY (FARMOR)	MAGNUM HUNTER PRODUCTION, INC. (FARMEE)	THIRD AMENDMENT TO FARMOUT AGREEMENT
MP 163	6/3/1996 Effective 4/1/1996	MURPHY EXPLORATION AND PRODUCTION COMPANY	CALLON PETROLEUM OPERATING COMPANY	ACT OF EXCHANGE
MP 175	4/1/2008	MARITECH RESOURCES, INC. (PROCESSOR)	MARITECH RESOURCES, INC., ET AL (PRODUCERS)	PRODUCTION HANDLING AGREEMENT, PROVIDES FOR HANDLING OF PRODUCTION FROM MP 185 AT THE MP 175 "A" PLATFORM
MP 175	4/1/2008	MARITECH RESOURCES, INC. (PROCESSOR)	MARITECH RESOURCES, INC., ET AL (PRODUCERS)	PRODUCTION HANDLING AGREEMENT, PROVIDES FOR HANDLING OF PRODUCTION FROM MP 200 AT THE MP 175"A" PLATFORM
MP 175	6/1/2006	FAIRWAYS OFFSHORE EXPLORATION, INC., ET AL (SELLERS)	MAGNUM HUNTER PRODUCTION, INC. (BUYER)	ASSET SALE LETTER AGREEMENT, SALE/PURCHASE OF 100% RECORD TITLE INTEREST IN MP 175
MP 175	7/22/2005, effective 1/1/2005	DEVON ENERGY PRODUCTION COMPANY, L.P., ET AL (SELLER)	MARITECH RESOURCES, INC. (BUYER)	PURCHASE AND SALE AGREEMENT, 42.49985% RECORD TITLE; 21.24992% OPERATING RIGHTS FROM 4,400' TVD TO 50,000' TVD
MP 175	6/16/2006	MAGNUM HUNTER PRODUCTION, INC.	TETRA APPLIED TECHNOLOGIES, LP	LETTER AGREEMENT: RIGHT OF FIRST REFUSAL OF P&A OPERATIONS
MP 175	12/17/1992	TEXAS EASTERN TRANSMISSION CORP.	GENERAL ATLANTIC RESOURCES, INC. (PRODUCER)	GAS MEASUREMENT & PIPELINE CORROSION INHIBITOR INJECTION AGREEMENT
MP 175	9/24/1992	OPI INTERNATIONAL, INC.	GENERAL ATLANTIC RESOURCES, INC.	CONTRACT FOR THE TRANSPORTATION & INSTALLATION OF FOUR-PILE PLATFORM
MP 175	9/17/1992	TEXAS EASTERN TRANSMISSION CORP.	GENERAL ATLANTIC RESOURCES, INC. (PRODUCER)	FACILITIES INTERCONNECT & REIMBURSEMENT AGREEMENT (LETTER AGREEMENT)
MP 178	8/21/2006	SOJITZ ENERGY VENTURE, INC.	CIMAREX ENERGY CO.	LETTER AGREEMENT: WITHDRAWAL BY SOJITZ
MP 178	8/1/2004	MAGNUM HUNTER PRODUCTION, INC. (SELLER)	NI ENERGY VENTURE, INC. (BUYER)	PURCHASE AND SALE AGREEMENT
MP 178	1/3/2002	THE CIT GROUP – EQUIPMENT FINANCING, INC.	MAGNUM HUNTER PRODUCTION, INC.	EQUIPMENT SCHEDULE C-1 TO MASTER LEASE AGREEMENT
MP 178	10/17/2001	TEXAS EASTERN TRANSMISSION CORP. (FORMERLY DUKE ENERGY CO.)	MAGNUM HUNTER PRODUCTION, INC.	OPERATION & MAINTENANCE AGREEMENT – INTERCONNECTION AGREEMENT FOR MP 178/164
MP 178	11/17/1999	UNION PACIFIC RESOURCES COMPANY (SELLER)	MAGNUM HUNTER RESOURCE, INC. (BUYER)	PURCHASE AND SALE AGREEMENT
MP 185	5/1/2003	MAGNUM HUNTER PRODUCTION, INC. (OPERATOR)	W&T OFFSHORE, INC., ET AL (NON-OPERATORS)	OPERATING AGREEMENT OFFSHORE LOUISIANA, COVERS ALL OF MP 185
MP 185	4/1/2008	MARITECH RESOURCES, INC. (PROCESSOR)	MARITECH RESOURCES, INC., ET AL (PRODUCERS)	OPERATING AGREEMENT OFFSHORE LOUISIANA, PRODUCTION HANDLING AGREEMENT, PROVIDES FOR HANDLING OF MP 185 PRODUCTION AT THE MP 175 "A" PLATFORM
MP 200	7/12/2002	MAGNUM HUNTER PRODUCTION, INC. (OPERATOR)	REMINGTON OIL AND GAS CORPORATION (NON-OPERATOR)	OPERATING AGREEMENT COVERS ALL OF MP 200
MP 200	4/1/2008	MARITECH RESOURCES, INC. (PROCESSOR)	MARITECH RESOURCES, INC., ET AL (PRODUCERS)	PRODUCTION HANDLING AGREEMENT, PROVIDES FOR HANDLING OF MP 200 PRODUCTION AT THE MP 175 "A" PLATFORM
MP 207	7/1/2001	MAGNUM HUNTER PRODUCTION, INC. (OPERATOR)	REMINGTON OIL AND GAS CORPORATION (NON-OPERATOR)	OPERATING AGREEMENT OFFSHORE LOUISIANA, COVERS ALL OF MP 207
MP 207	12/1/2005	MAGNUM HUNTER PRODUCTION, INC. (PLATFORM OWNER)	SOJITZ ENERGY VENTURE, INC., ET AL (PRODUCER)	PRODUCTION HANDLING AGREEMENT, PROVIDES FOR HANDLING OF MP 207 PRODUCTION AT THE MP 178 "A" PLATFORM
MP 207	9/7/2004 effective 7/1/2004	MAGNUM HUNER PRODUCTION, INC. (SELLER)	NI ENERGY VENTURE INC. (BUYER)	PURCHASE, SALE AND PARTICIPATION AGREEMENT
MP 207	7/27/2004	MAGNUM HUNTER PRODUCTION, INC.	NI ENERGY VENTURE INC.	LETTER OF INTENT: ACQUISITION OF INTEREST
MP 207	9/5/2003	MAGNUM HUNTER PRODUCTION, INC.	NI ENERGY VENTURE	LETTER AGREEMENT: MARKETING
MP 207	9/1/2004	MAGNUM HUNTER PRODUCTION, INC.	NI ENERGY VENTURE	FIRST AMENDMENT TO LETTER AGREEMENT: MARKETING INCLUDES MP 207
MP 211	5/1/2002	MAGNUM HUNTER PRODUCTION, INC. (OPERATOR)	REMINGTON OIL AND GAS CORPORATION (NON-OPERATOR)	OPERATING AGREEMENT OFFSHORE LOUISIANA, COVERS ALL OF MP 211
MP 211, 232, 233, 241	10/1/2008	PALM ENERGY OFFSHORE, LLC, ET AL (OPERATOR)	MARITECH RESOURCES, INC. (PRODUCER)
PRODUCTION HANDLING AGREEMENT, PROVIDES FOR PROCESSING OF PRODUCTION FROM MP 211, 232, 233 & 241 AT THE MP 265 "A" PLATFORM.  THIS PHA SUPERCEDES PHA DTD 10/20/2005 BETWEEN EL PASO PRODUCTION USA, L.P. AND MARITECH RESOURCES, INC.

MP 211, 232, 233, 241	2/4/2009, effective 10/1/2008	PALM ENERGY OFFSHORE, LLC, ET AL (OPERATOR)	MARITECH RESOURCES, INC. (PRODUCER)	FIRST AMENDED PRODUCTION HANDLING AGREEMENT, SUPERCEDES PHA DTD 10/1/2008 BETWEEN PALM AND MARITECH.
MP 211, 232, 241	2/9/2009, effective 10/1/2008	MARITECH RESOURCES, INC. (PLATFORM OPERATOR/GATHERER)	ENERGY RESOURCE TECHNOLOGY (GOM), INC., ET AL (PRODUCERS)	GATHERING AND PRODUCTION HANDLING AGREEMENT, PROVIDES FOR GATHERING OF PRODUCTION FROM MP 211, 232 AND 241 AND HANDLING OF PRODUCTION AT THE MP 265 "A" PLATFORM
MP 232	5/1/2001	MAGNUM HUNTER PRODUCTION, INC. (OPERATOR)	REMINGTON OIL AND GAS CORPORATION (NON-OPERATOR)	OPERATING AGREEMENT OFFSHORE LOUISIANACOVERS ALL OF MP 232
MP 233	7/1/2002	MAGNUM HUNTER PRODUCTION, INC. (OPERATOR)	REMINGTON OIL AND GAS CORPORATION (NON-OPERATOR)	OPERATING AGREEMENT OFFSHORE LOUISIANA, COVERS ALL OF MP 233
MP 233	2/9/2009, effective 10/1/2008	ENERGY RESOURCE TECHNOLOGY (GOM), INC., ET AL (PRODUCERS)	MARITECH RESOURCES, INC. (PLATFORM OPERATOR/GATHERER)	GATHERING AND PRODUCTION HANDLING AGREEMENT, PROVIDES FOR GATHERING OF PRODUCTION FROM MP 233 AND HANDLING OF PRODUCTION AT THE MP 265 "A" PLATFORM
MP 233	2/13/2009, effective 1/1/2009	MARITECH RESOURCES, INC. (CONTRACT OPERATOR)	ENERGY RESOURCE TECHNOLOGY (GOM), INC.	AGREEMENT FOR CONTRACT OFFSHORE OPERATIONS, PROVIDES FOR CONTRACT OPERATIONS PERFORMED BY MARITECH FROM THE MP 242 "A" PLATFORM
MP 241	11/20/2007	MAGNUM HUNTER PRODUCTION, INC. (OPERATOR)	REMINGTON OIL AND GAS CORPORATION (NON-OPERATOR)	OPERATING AGREEMENT OFFSHORE LOUISIANA, COVERS ALL OF MP 241
MP 242	6/30/2005	EL PASO PRODUCTION COMPANY, ET AL (SELLER)	MARITECH RESOURCES, INC. (BUYER)	PURCHASE AND SALE AGREEMENT, EXHIBIT 2.1 PROVIDES AMOUNTS OF ABANDONMENT CONTRIBUTIONS
MP 242	3/9/2006	EL PASO PRODUCTION COMPANY, ET AL (SELLER)	MARITECH RESOURCES, INC. (BUYER)	AMENDMENT TO PURCHASE AND SALE AGREEMENT, REPLACES EXHIBIT 2.1 WITH NEW EXHIBIT 2.1 "PURCHASE PRICE PAYMENT" -- ABANDONMENT CONTRIBUTIONS

MP 211, 232, 233, 241	11-1-08	DCP Mobile Bay Processing (Processor)	MARITECH RESOURCES, INC. (PRODUCER)	GAS PROCESSING AGREEMENT
MP 99, 160, 163, 175, 185, 200,	6/17/2008	W&T OFFSHORE, INC.	MARITECH RESOURCES, INC.	FLASH GAS MARKETING LETTER AGREEMENT
MP 99, 160, 163, 175, 185, 200,	2/17/2011	W&T OFFSHORE, INC.	MARITECH RESOURCES, INC.	LETTER AGREEMENT -- TRANSPORTATION OF CONDENSATE THRU LLOG PIPELINE
Timbalier Bay	10/25/2007	CHEVRON PIPELINE COMPANY	MARITECH TIMBALIER BAY, L.P.	CONNECTION AGREEMENT, PROVIDES FOR CONNECTION OF MARITECH'S LATERAL PL TO CHEVRON'S FOURCHON TERMINAL PL
Timbalier Bay	7/7/2005, effective 4/1/2005	PIONEER NATURAL RESOURCES USA, INC.	MARITECH RESOURCES, INC.	PURCHASE AND SALE AGREEMENT
Timbalier Bay	4/16/2007	CHEVRON PIPELINE COMPANY	MARITECH RESOURCES, INC.	LETTER AGREEMENT
Timbalier Bay	10/1/2008	ENERGY XXI GOM, LLC	MARITECH RESOURCES, INC.	SCRUBBER LIQUIDS HANDLING AGREEMENT
Timbalier Bay	April 1, 2010	Targa Resources	MARITECH RESOURCES, INC.	Gas Processing Agreement
Timbalier Bay	9/2/2005	SHELL Trading US Company	MARITECH RESOURCES, INC.	Crude Sales Contract
Timbalier Bay	3/1/2007	MARITECH TIMBALIER BAY, L.P.	ENERGY XXI GOM, L.L.C.
TIMBALIER BAY INTERCONNECTING PIPELINE CONSTRUCTION AND OPERATING AGREEMENT PROVIDES FOR CONSTRUCTION AND OPERATION OF INTERCONNECTING LATERAL P/L AND GATHERING OF PRODUCTION FROM TIMBALIER BAY FIELD AND SOUTH TIMBALIER BLOCK 21

EXHIBIT 1.1 (H) - RELATED ASSETS

Attached to and made a part of that certain
Purchase and Sale Agreement dated April 1, 2011, but effective January 1, 2011, by and between Maritech Resources, Inc. and Tana Exploration Company LLC

PLATFORMS OPERATED
				LATITUDE			LONGITUDE
Block / Lease Platform Description		Lease (OCS #)	Facility ID Station	D	M	SEC	D	M	SEC	Year Installed	Water Depth	Deck Height	MRI Working Interest	STRUCTURE TYPE	NO. OF SLOTS	FUNCTION

OGSYS PN#

EAST CAMERON 328
5100501	EC 328 B	G10638	1991-1	28	10	26.35	92	41	7.883	2007	243	57.00	50.000%	4-P	10	PROD
	EC 328 C	G10638	2387-1	28	10	48.25	92	41	40.27	2010	243	60.00	50.000%	4-P	9	WP

MAIN PASS AREA
7500500	MP 99	G21703	1475-1	29	34	0.85	88	39	32.98	2004	65	52	100.000%	B-CAIS	1	WP

7510500	MP 160	G5245	1292-1	29	38	39.26	88	30	43.06	2003	124	60	60.000%	B-CAIS	1	WP

7520500	MP 164	G21143	948-1	29	38	12.06	88	29	15.58	2001	135	72.6	100.000%	TRI	2	JUNC

7550500	MP 175	G08753	24126-1	29	34	40.93	88	21	17.57	1992	137	52.6	100.000%	4-P	4	PROD

7570500	MP 178	G18105	972-1	29	34	36.23	88	28	22.03	2001	150	58.3	100.000%	TRI	3	PROD

7610001	MP 185 (Subsea)	G25033	N/A	29	32	47.85	88	21	57.02	2005	155	NA	46.670%	NONE	1

7630001	MP 187 (Subsea)	G02157	N/A	29	32	48.43	88	16	31.39	2006	142	NA	100.000%	NONE	1

7640001	MP 200 (Subsea)	G23979	N/A	29	29	45.39	88	19	32.4	2006	163	NA	50.000%	NONE	1

7660500	MP 207	G22802	1503-1	29	27	50.23	88	34	45.96	2005	174	56	40.000%	TRI	3	PROD

7680001	MP 211 (Subsea)	G22803	N/A	29	26	30.48	88	21	43.23	2006	178	NA	50.000%	NONE	1

7700002	MP 232 (Subsea)	G22806	N/A	29	25	0.03	88	23	16.39	2007	178	NA	50.000%	NONE	1

7720002	MP 241 (Subsea)	G22808	N/A	29	22	49.3	88	23	51.75	2006	186	NA	50.000%	NONE	1

8030500	MP 242 A Platform	G12096	672-1	29	21	50.19	93	19	0.413	2000	196.00	59	100.000%	TRI	3	PROD

TIMBALIER BAY
8300522	SF 1 & 22 well cribbings/flflowlines, 6 valve plats, gas Junc. Plat	PP-192	State	29	5	29	90	18	30	1950	5	14.00	100.000%			JUNC
8300523	SF 4A & 3 well cribbings/flow lines, 6 valve plats	PP-192	State	29	5	15.23	90	17	48.15	2007	9	14.70	100.000%			PROD

8300529	SF 5 A & 35 well cribbings and flowlines		State	29	4	39.4	90	19	2.8	2009	5	16.00	100.000%			PROD

8300521	SF CF & 30 well cribbings, flow lines, 2 SWD wells, 1 valve plat, SF2, SF3, Sat. Bulk Header Plat, PL Pump plat	Cent Fac	State	29	4	6	90	19	27	1950	5	Various	100.000%			PROD
8300520	Comp Station & Dehy Plat, Air Comp Plat, Gen. Bldg., MRI Qtrs., Camp Hill Bldg.		State													PROD

WEST DELTA 58
8496500	E PLATFORM	G00146	773-1	29	1	14.33	89	31	53.45	2000	49	51.75	70.840%	CAIS	3	WP

WEST DELTA 59
8497501	CAISSON #1	G16473	600-1	29	0	45.58	89	32	37.52	2002	60	40	46.930%	CAIS	1	WP
8497502	CAISSON #2	G16473	856-1	29	0	14.24	89	33	22.24	2001	60	40	46.930%	CAIS	1	WP

WEST DELTA 61
8498500	B PLATFORM	G03186	368-1	29	0	44.7	89	36	35.19	1998	105	55	90.000%	4-P	3	PROD
8498501	C PLATFORM	G03186	1480-1	29	0	12.37	89	37	50.66	2004	133	56	90.000%	B-CAIS	1	WP

WEST DELTA 62
8499500	A Platform	G23559	23817-1	29	1	19.59	89	39	49.54	1998	120	51.7	100.000%	6-P	4	PROD

WEST DELTA 63
8500500	A Platform	G19839	582-1	29	0	38.51	89	40	28.53	1999	136	45	100.000%	4-P	2	WP

EXHIBIT 1.1 (J) VEHICLES AND VESSELS

Attached to and made a part of that certain Purchase and Sale Agreement dated April 1, 2011, but effective January 1, 2011, by and between Maritech Resources, Inc. and Tana Exploration Company LLC

		Registration		Type	Propulsion		Hull
Vessel	Registration No.	Expiration Date	Decal No.	Propulsion	Serial Number	Hull Description	Manufacturer	Hull ID No.
MV Miss Annalisa	LA-0903-HA	9/12/2013	09356-13	GM 6V-71(165HP)	N/A	1968 - 26' Alum Joboat	N/A	N/A
MV Miss Elise	APPLIED 8/16/2010				NA	1979 - 26 ft Monarch Alum Joboat	Monarch	MAK35330099
MV Miss Marilyn	LA-7818-BK	9/23/2012	107443-12	GM 6V-71(165HP)	N/A	1985 - 29' Alum Joboat	HMDE	LAZ01514H585
MV Miss Mindy	LA-3331-BB	8/11/2013	087158-13	GM 6V-71(165HP)	N/A	1983 - 30' Alum Joboat	HMDE	LAZ49794J583
MV Miss Melinda	LA-1272-BD	2/27/2011	033025-11	GM 6V-71(165HP)	N/A	1984 - 29' Alum Joboat	HMDE	LAZ25744B084
MV Miss Michelle	Official USCG # 1178756	8/6/2010	-	2 - 225 HP Honda	N/A	2005 - 34' Aluminum	BPL Boats	LQNWK003D505
MV Miss Pat	LA-8695-FW	10/1/2013	105757	2 - 150 HP Yamaha	63 PX 1094084 63PX 1093629	2010 - 26' 06" Aluminum	Scully's	GOK01677G010
MV Sherri L	N/A	NA	NA	1 - 90 HP Honda	N/A	20' Aluminum Joboat	N/A	N/A
MV Miss Suzy	APPLIED 11/1/2010			2 - 200 HP Yamaha	60LX102901 60MX1001844	2010 - 28' 06" Aluminum	Scully's	GOK01687H010
GPC Work Barge 14511	LA-4552-BU	9/23/2012	107213-12	TWIN GM 6-71(180HP)	N/A	1978 - 88' Steel Work Barge	N/A	N/A
Miss Judi - Quarters Barge	645150	NA	N/A	N/A	N/A	1982 - 120.1x30.1x6.6 Steel Barge	N/A	N/A
Aluminum Barge	LA-1511-FK	5/26/2013	047636-13	N/A	N/A	2004 - 10' x 18' x 24" Alum. Barge	Quirk	LQWBG001D404
Flatboat - Flying Handrail	LA-2736-FF	3/12/2011	033027-11	25 hp Yamaha		2001 15' Alum Flatboat	Hanko	HKO43634A002
Flatboat - The Hand	LA-6049-FH	6/25/2009	059151	25 hp Yamaha		2003 16' Alum Flatboat	Hanko	HKO43756E303
Flatboat - SF#5	LA-8367-FJ	4/22/2013	039149-13	25 hp Yamaha		2004 16' Alum Flatboat	Hanko	HKO43820C404
Flatboat	LA-7421-FP	3/19/2013	030767-13	25 hp Yamaha		2007 16' Alum Flatboat	Hanko	HKO44063B707
Vechicles
Division	VIN	State	Make Name	VIN Model	Mailings	Model Year	Model Name	Lic Plate
MARITECH	1FTRX12W25FA70520	LA	FORD	F150	LAFAYETTE2	2005	F150	B550543
MARITECH	1FTRX12W65FA70522	LA	FORD	F150	LAFAYETTE	2005	F150	B550534

Exhibit 1.2 (K) - Excluded Claims

Attached to and made a part of that certain Purchase and Sale Agreement dated effective April 1, 2011, but effective January 1, 2011, by and between
Maritech Resources, Inc. and Tana Exploration Company LLC

TAXES

Cynthia Bridges, Secretary, Louisiana Department of Revenue and Taxation vs. Maritech Resources, Inc., Docket No. 597831 in the 19th Judicial District, State of Louisiana, Parish of Baton Rouge.

The Plaintiff in this proceeding alleges that Seller underpaid severance taxes on crude oil during the period from January 1, 2007 through December 31, 2010 with respect to “crude oil produced in Louisiana from the following fields, including but not limited to; Timbalier Bay, Ship Shoal Block 47 and Lake Hermitage.”

EXHIBIT 1.2 (N)

EC 328 “A” Platform P&A Obligations

Attached to and made a part of that certain
Purchase and Sale Agreement dated April 1, 2011, but effective January 1, 2011, by and between Maritech Resources, Inc. and Tana Exploration Company LLC

1.	Maritech retains all of its right, title and interest in the EC 328 “A” Platform toppled platform located in East Cameron, Block 328:

East Cameron, Block 328

Platform ID	Lease Number	Platform	Location
27008 - 1	G-10638	A	EC 328: 3,428’ FNL; 7,013’ FWL

EXHIBIT 1.2 (O) – Excluded Property and Easements

Attached to and made a part of that certain Purchase and Sale Agreement dated effective April 1, 2011, but effective January 1, 2011, by and between
Maritech Resources, Inc. and Tana Exploration Company LLC

NONE

EXHIBIT 1.2 (P) – Disposal Vessels and Equipment

Attached to and made a part of that certain Purchase and Sale Agreement dated effective April 1, 2011, but effective January 1, 2011, by and between
Maritech Resources, Inc. and Tana Exploration Company LLC

TIMBALIER BAY FIELD
LAFOURCHE PARISH, LOUISIANA

•
4 vessels located on a storage barge located in the Timbalier Bay field on the northside of the compressor complex. The vessels are currently, as of March 31, 2011, located on the storage barge and consist of the following:

o	12’ x 34” separator
o	Heater from SF4
o	Small storage tank
o	Heater from SF5

•	Maritech is in the process of cleaning and removing the vessels from the barge and the Timbalier Bay field

EXHIBIT 15.2 (A)

Attached to and made a part of that certain Purchase and Sale Agreement dated April 1, 2011, but effective January 1, 2011, by and between Maritech Resources, Inc. and Tana Exploration Company LLC

ASSIGNMENT, CONVEYANCE, AND BILL OF SALE

This Assignment, Conveyance, and Bill of Sale (“Assignment”), dated effective as of 7:00 a.m. local time where the Lands (as defined below) are located on the 1st day of January, 2011 (the “Effective Time”), is from Maritech Resources, Inc., a Delaware corporation, whose address is 24955 Interstate 45 North, The Woodlands, Texas 77380 (“Assignor”) to Tana Exploration Company LLC, a Delaware limited liability company, whose address is 1301 Fannin Street, Suite 2100, Houston, Texas 77002 (“Assignee”).

FOR AND IN CONSIDERATION of the sum of One Hundred and No/100 Dollars ($100.00) in hand paid by Assignee to Assignor and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor does hereby ASSIGN, TRANSFER, CONVEY and DELIVER unto Assignee all of Assignor’s right, title and interest in and to the following (collectively, the “Assets”).

(A)
The oil and gas leases described on Exhibit 1.1(A) (including all working interests, royalty interests, overriding royalty interests, net profits interests, production payments, reversionary rights and all other interests therein, whether described or not), insofar, and only insofar as such leases cover the lands and, where indicated, depths described on Exhibit 1.1(A) (the “Lands”) (such leases, insofar as they cover the Lands, being referred to herein as the “Leases”);

(B)	the facilities and lands described on Exhibit 1.1(B) (the “Properties”);

(C)	All wells located on or associated with the Leases or Lands (whether producing, not producing or abandoned) (the “Wells”), including, without limitation, the Wells identified on Exhibit 1.1(C);

(D)
To the extent assignable or transferable, all easements, rights of way, licenses, permits, servitudes and other rights, privileges, benefits and powers to the extent used in connection with the operation of the Leases, Units (as hereinafter defined), Wells, or Related Assets (hereinafter defined) (collectively, the “Easements”), including, without limitation, the Easements identified on Exhibit 1.1(D);

(E)
All rights, obligations and interests in any unit or pooled area in which the Leases are included, including all interests in any Wells within the Units associated with the Leases, together with the rights in and to all existing and effective unitization, pooling and communitization agreements, declarations and orders, and the properties covered and the Units created thereby, to the extent they relate to or affect any of the Leases, Lands, Properties and Wells (the “Units”);

(F)
All of the oil and gas and associated hydrocarbons in, on and under or that may be produced from or otherwise attributable to the Lands, the Leases, the Units or the Properties (“Hydrocarbons”) from and after the Effective Time;

(G)
To the extent assignable and applicable to the Assets, all hydrocarbon purchase and sale agreements, farmin agreements, farmout agreements, bottom hole agreements, acreage contribution agreements, operating agreements, unit agreements, processing agreements, options, leases of equipment or facilities, joint venture agreements, pooling agreements, transportation agreements, rights-of-way and other contracts, agreements and rights, which are owned by Assignor, in whole or in part, and are appurtenant to the Leases, Lands, Wells, Units or Properties, or used in connection with the sale, distribution or disposal of Hydrocarbons or water from the Leases, Lands, Wells, Units or Properties (collectively, the “Contracts”), including, without limitation, the Contracts identified on Exhibit 1.1(G);

(H)
All well equipment; platforms, caissons and other such structures; pipelines, flowlines, gathering systems, plants, piping, buildings, treatment facilities, disposal facilities, injection facilities, compressors, casing, tanks, tubing, pumps, pumping units, motors, fixtures, machinery and other equipment located in or on the Leases, Lands, Wells, Units or Properties or used in the operation thereof which are owned by Assignor, in whole or in part (the “Related Assets”), including, without limitation, the Related Assets identified on Exhibit 1.1(H);

(I)
To the extent assignable, all governmental permits, licenses and authorizations, as well as any applications for the same, related to the Leases, Lands, Wells, Units, Properties, Contracts or Related Assets, or the use thereof;

(J)	All vessels and vehicles used in the operation of the Assets, including without limitation the vessels and vehicles listed on Exhibit 1.1(J); and

(K)
All of Assignor’s files, records and data relating to the items described in subsections (A) through (J) above, including, without limitation, all lease, well, division order and other title records (including title curative documents); surveys, maps and drawings; contracts; correspondence; regulatory, geological records and information; production records, electric logs, core data, pressure data, decline curves, graphical production curves and all related matters and construction documents; and Assignor’s proprietary geophysical and seismic records and interpretations of same, data and related information, if any, that is not subject to contractual restrictions on disclosure or transfer (collectively, the “Records.”)

2

TO HAVE AND TO HOLD the Assets, together with all the property, rights, privileges, benefits and appurtenances in any way belonging to, incidental to, or appertaining thereto, unto Assignee and its successors and assigns forever, subject to the reservation, exception, and other matters in this Assignment.

The Assets do not include, and Assignor expressly reserves and excepts from this Assignment, the following (collectively, the “Excluded Assets”):

(A)
all credits, rebates, refunds, adjustments, accounts, instruments and general intangibles, and all insurance claims, all to the extent attributable to the Assets with respect to any period of time prior to the Effective Time and received by Buyer or Seller within eighteen (18) months after May 31, 2011;

(B)
to the extent monetary settlement for same is received by Buyer or Seller within eighteen (18) months after May 31, 2011, all claims of Assignor for refunds of or loss carry forwards with respect to (i) ad valorem, severance, production or any other taxes attributable to any period prior to the Effective Time, (ii) income or franchise taxes of Assignor, or (iii) any taxes attributable to the other Excluded Assets, and such other refunds, and rights thereto, for amounts paid in connection with the Assets and attributable to the period prior to the Effective Time, including refunds of amounts paid under any gas gathering or transportation agreement;

(C)
all proceeds, income or revenues (and any security or other deposits made) attributable to (i) to the extent monetary settlement for same is received by Buyer or Seller within eighteen (18) months after May 31, 2011, the Assets for any period prior to the Effective Time, or (ii) any other Excluded Assets;

(D)	all of Assignor’s proprietary computer software, technology, patents, trade secrets, copyrights, names, trademarks, logos and other intellectual property;

(E)
all of Assignor’s rights and interests in geological and geophysical data which cannot be transferred without the consent of, or payment to, any third party unless Assignee obtains the applicable consent or makes the applicable payment;

(F)	all documents and instruments of Assignor that are protected by an attorney-client privilege (other than title opinions);

3

(G)	data and other information that cannot be disclosed or assigned to Assignee as a result of confidentiality or similar arrangements under agreements with persons unaffiliated with Assignor;

(H)
any and all files, records, contracts and documents relating to Assignor’s efforts to sell the Assets (or any other discussions or negotiations regarding the sale or other disposition of any of the Assets), including any research, valuation or pricing information prepared by Assignor and/or its consultants in connection therewith, and any bids received for such interests and information and correspondence in connection therewith;

(I)
to the extent monetary settlement for same is received by Buyer or Seller within eighteen (18) months after May 31, 2011, all audit rights arising under any of the Contracts or otherwise with respect to any period prior to the Effective Time or with respect to any of the other Excluded Assets;

(J)           all corporate, partnership, and income tax records of Assignor;

(K)
all claims arising from acts, omissions or events, or damage to or destruction of the Assets before the Effective Time listed on Exhibit 1.2(K) of the Purchase and Sale Agreement and all rights, titles, claims and interests of Assignor related thereto (i) under any policy or agreement of insurance or indemnity, (ii) under any bond or letter of credit, or (iii) to any insurance or condemnation proceeds or awards;

(L)	all bonds posted by Assignor;

(M)	all of Assignor’s right, title and interest in, to and under the Contribution Agreements, as more fully described in the Purchase and Sale Agreement, as defined herein;

(N)
all obligations to plug, abandon and remove the East Cameron 328 A Platform (together with all obligations to plug, abandon and/or remove all wells, equipment, pipeline segments, subsurface debris and obstructions related thereto, as set forth on Exhibit 1.2(N) of the Purchase and Sale Agreement, the “EC 328 A Platform P&A Obligations”);

(O)
the property described in Exhibit 1.2(O) of the Purchase and Sale Agreement, together with an undivided interest in all easements, rights-of-way, licenses, permits, servitudes, surface leases, surface use agreements, and similar rights, obligations and interests, to the extent they are attributable and allocable to rights and interests so retained by Assignor; and

(P)	the equipment, material and barge currently located at Timbalier Bay and described on Schedule 1.2(P) of the Purchase and Sale Agreement.

4

The Assets are hereby assigned and conveyed by Assignor and accepted by Assignee without warranty of title express, implied, or statutory.

EXCEPT AS EXPRESSLY PROVIDED IN THE PURCHASE AND SALE AGREEMENT AS DEFINED HEREIN, THE ASSETS ARE TO BE HEREBY ASSIGNED “AS IS AND WHERE IS,” “WITH ALL FAULTS” AND WITHOUT WARRANTY OF ANY KIND, WHETHER EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF TITLE, MERCHANTABILITY, CONDITION OR FITNESS FOR A PARTICULAR PURPOSE. ASSIGNEE HEREBY ACCEPTS THE ASSETS “AS IS,” “WHERE IS,” AND “WITH ALL FAULTS” AND IN THEIR PRESENT CONDITION AND STATE OF REPAIR. ASSIGNOR AND ASSIGNEE FURTHER NEGATE ANY RIGHTS OF ASSIGNEE UNDER STATUTES TO CLAIM DIMINUTION OF CONSIDERATION AND ANY CLAIMS BY ASSIGNEE FOR DAMAGES BECAUSE OF REDHIBITORY VICES OR DEFECTS, WHETHER KNOWN OR UNKNOWN.

Notwithstanding the above limitation of warranties, this Assignment is made with rights of substitution and subrogation of Assignee in and to all rights and actions of warranty against previous owners, assignors and grantors, to the extent the same are transferable.

This Assignment is made subject to and is burdened by the terms, covenants and conditions contained in all valid and subsisting product sales contracts, processing contracts, gathering contracts, transportation contracts, farm-in and farm-out contracts, areas of mutual interest, operating agreements, balancing contracts, and other contracts, agreements and instruments relating to or burdening the Assets; and on and after the Effective Time, Assignee agrees to be bound by, assume the obligations arising under, and perform all of the terms, covenants and conditions contained therein.

This Assignment is made subject to all applicable laws, statutes, ordinances, permits, decrees, orders, judgments, rules and regulations that are promulgated, issued or enacted by a governmental entity having jurisdiction, and Assignee agrees to comply with the same on and after the Effective Time.

The terms, covenants and conditions contained in this Assignment are binding upon and inure to the benefit of the Parties and their respective successors and assigns, and such terms, covenants and conditions are covenants running with the land and with each subsequent transfer or assignment of the Assets or any part thereof.

This Assignment is made in accordance with and is subject to the terms, covenants and conditions contained in that certain Purchase and Sale Agreement dated March __, 2011, by and between Assignor, and Assignee (the “Purchase and Sale Agreement”), a copy of which can be obtained from Assignee at the above referenced address. The terms and conditions of the Purchase and Sale Agreement are incorporated herein by reference, and if there is a conflict between the provisions of the Purchase and Sale Agreement and this Assignment, the provisions of the Purchase and Sale Agreement shall control.

This Assignment is intended to assign and convey all the Assets being assigned and conveyed pursuant to the Purchase and Sale Agreement. Some of the Assets assigned by this

5

Assignment may require approval to transfer by a government entity, and as such may require separate assignment instruments made on officially approved forms, or forms acceptable to such government entity, in sufficient multiple originals to satisfy applicable statutory and regulatory requirements. The interests conveyed by such separate assignments are the same, and not in addition to, the interests conveyed in this Assignment.

This Assignment may be executed in multiple counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

6

EXECUTED on the respective dates set forth in the acknowledgments below but effective for all purposes as of the Effective Time.

ASSIGNOR

MARITECH RESOURCES, INC.

By:
      Edgar A. Anderson, President

ASSIGNEE

TANA EXPLORATION COMPANY LLC

By:
      Kevin D. Talley, President

7

EXHIBIT 15.2 (B)

Attached to and made a part of that certain Purchase and Sale Agreement dated April 1, 2011, but effective January 1, 2011, by and between Maritech Resources, Inc. and Tana Exploration Company LLC

Certificate as to Non-Foreign Status

Section 1445 of the Internal Revenue Code of 1986, as amended (the “Code”), provides that a buyer of a U.S. real property interest must withhold tax if the transferor is a “foreign person” as defined in the Code.  For U.S. tax purposes (including section 1445 of the Code), the owner of a disregarded entity (which has legal title to a U.S. real property interest under local law) will be the transferor of the property and not the disregarded entity.  To inform the transferee, Tana Exploration Company LLC, a Delaware limited liability company (“Buyer”), that withholding of tax is not required upon the disposition by Maritech Resources, Inc., a Delaware corporation (“Seller”), of a U.S. real property interest in various offshore Louisiana and Outer Continental Shelf oil and gas leases and related properties, the undersigned hereby certifies the following on behalf of Seller:

1.	Seller is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Code and the Treasury Regulations promulgated thereunder);

2.	Seller is not a disregarded entity as defined in Treasury Regulation §1.1445-2(b)(2)(iii);

3.	Seller’s U.S. employer identification number is ___________________; and

4.	Seller’s office address is:

Maritech Resources, Inc.
24955 Interstate 45 North
The Woodlands, TX 77380

Seller understands that this certification may be disclosed to the Internal Revenue Service by Buyer and that any false statement contained herein could be punished by fine, imprisonment, or both.

Under penalties of perjury I, the undersigned, declare that I have examined this certification and to the best of my knowledge and belief it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of Seller.

Maritech Resources, Inc.

By:
Name:  Edgar A. Anderson
Title:  President

Date: 4/1/2011

TANA EXPLORATION COMPANY, LLC

May 31, 2011
Maritech Resources, Inc.
24955 Interstate 45 North
The Woodlands, TX  77380
Attention: Mr. Edgar Anderson, President

Re:
First Amendment to Purchase and Sale Agreement (“PSA”) dated April 1, 2011 by and between Maritech Resources, Inc. (“Seller”) and Tana Exploration Company LLC (“Buyer”) regarding Employee Related Closing Adjustments

Gentlemen:

Buyer intends for this letter to serve as an amendment to the PSA.  Capitalized terms not defined in this letter agreement shall have the meanings given in the PSA.

Buyer proposes that the following actions be taken at the Closing of the transaction contemplated by the PSA, in addition to those already called for in the PSA:

1)
Seller will credit to Buyer, at Closing as a Purchase Price Adjustment, an amount equal to $80,960.53, being the total of all “Total Closing Statement Adjustments” for all employees shown on Exhibit 1.

2)
Buyer will credit each employee with the amount of personal time off (“PTO”) days for use during the remainder of 2011 that corresponds to the number of days indicated for such employee in the column with the heading “PTO Days to be Transferred to Buyer” on Exhibit 1.

3)
Buyer will credit each employee with or deposit for the benefit of such employee, as applicable, the amount of positive flex spending account (“FSA”) funds indicated for such employee in the column with the heading “FSA Balance to be Transferred to Buyer” on Exhibit 1.  Such credit or deposit in Buyer’s FSA program will be effective immediately upon such employee being eligible for Buyer’s FSA program.

Seller states that it has distributed to all of the employees listed on Exhibit 1 a copy of the Disclosure and PTO Election Form in the form attached as Exhibit 2 to this letter, and all of such forms received by Seller from an employee listed on Exhibit 1 have been delivered to Buyer.

If this correctly reflects Seller’s understanding of Buyer’s and Seller’s agreements regarding the matters covered by this letter agreement, please acknowledge Seller’s agreement to the terms hereof by executing below.

Sincerely,

TANA EXPLORATION COMPANY LLC

By:/s/Kevin Talley

Kevin Talley, President

AGREED:

MARITECH RESOURCES, INC.

By:/s/Edgar A. Anderson

Name: Edgar A. Anderson

Its: President

cc:       TETRA Technologies, Inc.
24955 Interstate 45 North
The Woodlands, TX  77380

TANA EXPLORATION COMPANY LLC

May 31, 2011

Maritech Resources, Inc.
24955 Interstate 45 North
The Woodlands, TX  77380
Attention: Mr. Edgar Anderson, President

Re:
~~Third~~ Second Amendment to Purchase and Sale Agreement (“PSA”) dated April 1, 2011 by and between Maritech Resources, Inc. (“Seller”) and Tana Exploration Company LLC (“Buyer”) regarding Employee Related Closing Adjustments

Gentlemen:

Buyer intends, subject to Seller’s agreement, for this letter to serve as an amendment to the PSA to reflect certain agreements reached regarding the Assets.  Capitalized terms not defined in this letter agreement shall have the meanings given in the PSA.  Buyer proposes that the following amendments to the PSA be made:

1.
The following language shall be added to the end of Section 1.1(I) of the PSA: “, including, without limitation, those listed on Exhibit 1.1(I);”.  Exhibit 1.1(I) attached to this letter agreement is agreed to be Exhibit 1.1(I) to the PSA.

2.	The following language shall be added to the end of Section 3.2 of the PSA:

For purposes of the Closing Adjustment Statement, the estimated amount by which the Purchase Price shall be adjusted downward at Closing pursuant to Section 3.1(B)(i) for the production during the month of May 2011 is $12,994,090.00, and the estimated amount by which the Purchase Price shall be adjusted upward at Closing pursuant to Section 3.1(A)(iii) for costs, expenses or other expenditures related to operations during the month of May 2011 is $3,077,932.62.  To the extent that after Closing and prior to July 15, 2011 Buyer receives proceeds covered by Section 3.1(B)(i) and attributable to production during the month of May 2011, Buyer shall pay such proceeds to Seller on or before July 29, 2011.  To the extent that after Closing and prior to July 15, 2011 Buyer pays for costs, expenses or other expenditures covered by Section 3.1(A)(iii) and attributable to operations during the month of May 2011, Seller shall reimburse Buyer for such costs, expenses and other expenditures on or before July 29, 2011.  Payments due under the two preceding sentences shall be offset to the effect that only one net payment shall be made by the applicable Party for the net amount due.  The adjustments set forth herein are intended to reflect the Parties’ approximation of the May 2011 production revenues and expenses in the Closing Adjustment Statement, but nothing herein shall otherwise affect the procedure set forth in Sections 3.1 and Section 3.3 for purposes of calculating the Post-Closing Adjustment Statement.

3.
Section 18.10 of the PSA shall be amended by replacing “, at a market rate per square foot on a month-to-month basis for up to eighteen (18) months, with such other terms as are standard for commercial office space leases for comparable space in the area” with “on the terms and conditions reflected in the Leases Agreement attached as Exhibit 18.10.”  Exhibit 18.10 attached to this letter agreement is agreed to be Exhibit 18.10 to the PSA.

4.	The existing Exhibits and Schedules to the PSA referenced in Exhibit A to this letter agreement shall be amended as noted in such Exhibit A.

5.
The Parties agree the Seismic Micro-Technology, Inc.’s Software License Assignment Agreement (the “License Assignment”) attached to this letter agreement as a part of Exhibit B shall be executed by the Parties at Closing.  Seller represents and warrants that the Maintenance Fee(s) (as defined in the License Assignment) and any transfer and administrative fees applicable to the License Assignment or the underlying licenses are current and paid in full or will be paid in full within five (5) days after Closing.  Seller further agrees and acknowledges that the total amount due under the “Purchase Letter” attached to this letter agreement as a part of Exhibit B and all amounts due as administrative fees applicable to the License Assignment or the underlying licenses are included in the $133,551.76 paid to Seller by Buyer at Closing, and any portion of such amount due and payable to Seismic Micro-Technology, Inc. shall be paid by Seller within five (5) days after Closing.

If this correctly reflects Seller’s understanding of Buyer’s and Seller’s agreements regarding the matters covered by this letter agreement, please acknowledge Seller’s agreement to the terms hereof by executing below.

Sincerely,

TANA EXPLORATION COMPANY LLC

By:/s/Kevin Talley

Kevin Talley, President

AGREED:

MARITECH RESOURCES, INC.

By:/s/Edgar A. Anderson

Name: Edgar A. Anderson

Its: President

cc:       TETRA Technologies, Inc.
24955 Interstate 45 North
The Woodlands, TX  77380

EXHIBIT A

TO THE ~~THIRD~~ SECOND AMENDMENT TO THE PURCHASE AND SALE AGREEMENT BETWEEN MARITECH RESOURCES, INC. AND TANA EXPLORATION COMPANY LLC

Exhibit 1.1(B) to the PSA is amended to add the following:

1.
Assignment of Lease effective as of May 31, 2011 by and between Maritech Resources, Inc. and Tana Exploration Company LLC covering certain space in the building located at 4023 Ambassador Caffery, Lafayette, Louisiana.

2.	Landlord’s Estoppel Certificate and Consent from Caffery Plaza, L.P. to Maritech Resources, Inc. and Tana Exploration Company LLC.

Exhibit 1.1(D) to the PSA is amended as follows:

1.	The reference to ROW Number 4865 is changed to ROW Number 4864.

2.	Right of Way 4718 is added, with the following information: Area: TBAY, Lease #: 4718, Operator: Maritech, Owner: Maritech; Interest: 100%, Eff Date: ______, and Exp Date: ______.

3.	Segment Number 15842, OCS-G28223, Originating Block EC 328 is deleted.

4.	Segment Number 15843, OCS-G28224, Originating Block EC 328 is deleted.

5.	Segment Number 15844, OCS-G28225, Originating Block EC 328 is deleted.

6.	Segment Number 16195, OCS-G14716, Originating Block EC 328 is deleted.

7.	Segment Number 16196, OCS-G14717, Originating Block EC 328 is deleted.

8.	Segment Number 16292, OCS-G28223, Originating Block EC 328 is deleted.

9.	Segment Number 16293, OCS-G28224, Originating Block EC 328.is deleted.

10.	Segment Number 16294, OCS-G28225, Originating Block EC 328.is deleted.

11.	Segment Number 7943, OCS-G08541, Originating Block EI 342 is deleted.

12.	Segment Number 17406, OCS-G28375, Originating Block MP 108 is deleted.

13.	Segment Number 9433, OCS-G13223, Originating Block MP 181 is deleted.

14.	Segment Number 15289, no ROW number, Originating Block WD 58 is deleted.

15.	Segment Number 13130, no ROW number, Originating Block WD 59 is deleted.

Exhibit 1.1(G) to the PSA is amended to add the following:

__________________________________
EXHIBIT B

TO THE SECOND AMENDMENT TO THE PURCHASE AND SALE AGREEMENT BETWEEN MARITECH RESOURCES, INC. AND TANA EXPLORATION COMPANY LLC

[See Attached]

TANA EXPLORATION COMPANY, LLC

May 31, 2011

Maritech Resources, Inc.
24955 Interstate 45 North
The Woodlands, TX 77380
Attention:  Mr. Edgar Anderson, President

Re:	Third Amendment to Purchase and Sale Agreement (“PSA”) dated April 1, 2011 by and between Maritech Resources, Inc. (”Seller”) and Tana Exploration Company LLC (“Buyer”)

Gentlemen:

Buyer intends for this letter to serve as an amendment to the PSA.  Capitalized terms not defined in this letter agreement shall have the meanings given in the PSA.

Section 20.1(E) of the PSA contemplates that Buyer will substitute the Buyer’s Letter of Credit in place of Seller’s Parent Letter of Credit on or before the Closing, and in such case the Base Purchase Price will be reduced by $2,000,000.  Section 20.1(E) further provides that if the Buyer’s Letter of Credit does not replace Seller’s Parent Letter of Credit on or before the Closing, the Base Purchase Price will be increased by $750,000.

Buyer has not substituted the Buyer’s Letter of Credit, but believes it will be able to do so very soon.  Accordingly the Parties have agreed to close the transaction contemplated by the PSA using a Base Purchase Price reduced by $2,000,000.  The Parties will cooperate with one another in an effort to obtain Chevron’s agreement to accept the substitution of the Buyer’s Letter of Credit; provided, however, that if Seller has not received notification that the Seller’s Parent Letter of Credit has been terminated by Tuesday, June 14, 2011 at 5:00 PM, then upon request by Seller, Buyer shall pay by wire transfer to an account specified by Seller the amount of $2,750,000 by not later than Wednesday, June 15, 2011.  Except as modified herein, Section 20.1(E) of the PSA remains in full force and effect.

If this correctly reflects Seller’s understanding of Buyer’s and Seller’s agreements regarding the matters covered by this letter agreement, please acknowledge Seller’s agreement to the terms hereof by executing below.

Sincerely,

TANA EXPLORATION COMPANY LLC

By:/s/Kevin Talley

Kevin Talley, President

AGREED:

MARITECH RESOURCES, INC.

By:/s/Edgar A. Anderson

Name: Edgar A. Anderson

Its: President

cc:       TETRA Technologies, Inc.
24955 Interstate 45 North
The Woodlands, TX  77380